As filed with the Securities and Exchange Commission on October 24, 2025

File No. 000-56776

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Eagle Point Trinity Senior Secured Lending Company

(Exact name of registrant as specified in charter)

Delaware	99-2899518
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(203) 340-8500

(Registrant’s telephone number, including area code)

with copies to:

Harry S. Pangas, Esq.

Darius I. Ravangard, Esq.

Alexander C. Karampatsos, Esq.

Dechert LLP

1900 K St NW

Washington, DC 20006

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of beneficial interest

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Eagle Point Trinity Senior Secured Lending Company (the “Fund”) is filing this registration statement on Form 10 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit the Fund to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

●	“We,” “us,” “our,” and the “Fund” refer to Eagle Point Trinity Senior Secured Lending Company, a Delaware statutory trust, and its consolidated subsidiaries and predecessor entities;

●	“Adviser” and “Eagle Point Credit Management” refer to Eagle Point Credit Management LLC, our investment adviser;

●	“Sub-Adviser” refers to Trinity Capital Adviser LLC;

●	“Administrator” and our “administrator” refer to Eagle Point Administration LLC, our administrator;

●	“Common Shares” and “Shares” refers to our common shares of beneficial interest, par value $0.001 per share; and

●	“Shareholders” refers to holders of our Shares.

The Fund is an emerging growth company (as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”)) and intends to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, its trustees (“Trustees”), officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

We have elected to be regulated as a BDC under the 1940 Act and as a result we are subject to the 1940 Act requirements applicable to BDCs.

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

●	An investment in our shares is not suitable for you if you might need access to the money you invest in our shares in the foreseeable future.

●	You should not expect to be able to sell your shares regardless of how we perform.

●	If you are unable to sell your shares, you will be unable to reduce your exposure during any market downturn.

●	We do not intend to list our shares on any securities exchange and we do not expect a secondary market in the shares to develop. Therefore, the Fund’s shares constitute illiquid investments.

●	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

●	We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are historically referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

●	We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us. Our indebtedness could adversely affect our business, financial condition or results of operations. Holders of our indebtedness would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases or our total income decreases, leverage will cause our net asset value (“NAV”) or net income, respectively, to decline more sharply than it otherwise would have without leverage.

●	An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

●	The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our shares.

FORWARD-LOOKING STATEMENTS

All statements contained in this Registration Statement, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future operating results, actual and potential conflicts of interest with the Adviser, the Administrator, the Sub-Adviser and their affiliates, and the adequacy of our financing sources and working capital, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. Accordingly, these statements are only predictions and involve known and unknown risks, assumptions, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

●	our future operating results;

●	our business prospects and the prospects of the companies in which we may invest;

●	risks related to investments in growth-oriented companies, other venture capital-backed companies and generally U.S. companies;

●	changes in our investment objectives and strategy;

●	the use of leverage;

●	changes in political, economic, social and/or industry conditions;

●	uncertainty surrounding domestic and/or global financial and/or political stability;

●	changes in interest rates, inflation rates, trade policies and/or the general economy;

●	changes in laws, regulations, policies, tax rates and similar matters;

●	risks related to the uncertainty of the value of our portfolio investments;

●	the impact of market volatility and disruptions;

●	our ability to deploy capital and make and/or exit investments;

●	our ability to raise and access capital;

●	our ability to make distributions and/or repurchase offers;

●	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;

●	our ability to maintain our status as a BDC under the 1940 Act and qualify annually for tax treatment as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Code”); and

●	those factors described in the “Item 1A. Risk Factors” section of this Registration Statement.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We have based forward-looking statements on information available to us on the date of this Registration Statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Registration Statement. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. The forward-looking statements contained in this Registration Statement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

RISK FACTORS SUMMARY

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following summary should be read in conjunction with the complete discussion of risk factors we face, which are set forth below in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Risks Related to Our Business

●	We have a limited operating history.

●	Our investment strategy focuses on growth stage companies, which are subject to many risks, including dependence on the need to raise additional capital, volatility, intense competition, shortened product life cycles, changes in regulatory and governmental programs, periodic downturns and below investment grade ratings, which could cause you to lose all or part of your investment in us.

●	We generally will not control the business operations of our portfolio companies.

●	We are subject to a 150% asset coverage.

●	The equipment financing industry is highly competitive and competitive forces could adversely affect the financing rates and resale prices that we may realize on our equipment financing investment portfolio and the prices that we have to pay to acquire our investments.

●	Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under equipment financings and sell.

●	We are subject to risks inherent in the equipment financing business that may adversely affect our ability to finance our portfolio on terms which will permit us to generate profitable rates of return for investors.

●	Our investments may be geographically concentrated, which may result in a single occurrence in a particular geographic area having a disproportionate negative impact on our investment portfolio.

●	Our investments in portfolio companies may be risky, and you could lose all or part of your investment.

●	Our investments are very risky and highly speculative.

●	We may be subject to risks associated with our investments in covenant-lite loans.

●	If the assets securing the loans that we make decrease in value, then we may lack sufficient collateral to cover losses.

●	Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

●	Our portfolio may have significant exposure to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.

●	We may invest in non-sponsor backed companies, which may subject us to additional risks.

●	Our investments in portfolio companies may expose us to environmental risks.

●	The majority of our portfolio companies will need multiple rounds of additional financing to repay their debts to us and continue operations. Our portfolio companies may not be able to raise additional financing, which could harm our investment returns.

●	If our portfolio companies are unable to commercialize their technologies, products, business concepts or services, the returns on our investments could be adversely affected.

●	If our portfolio companies are unable to protect their intellectual property rights, our business and prospects could be harmed, and if portfolio companies are required to devote significant resources to protecting their intellectual property rights, the value of our investment could be reduced.

●	The lack of liquidity in our investments may adversely affect our business.

●	Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.

●	Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.

●	To the extent original issue discount (“OID”) and payment-in-kind (“PIK”) interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

●	Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

●	Because we will not hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.

●	Loans may become non-performing for a variety of reasons.

●	Defaults by our portfolio companies will harm our operating results.

●	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

●	The disposition of our investments may result in contingent liabilities.

●	We may be subject to additional risks if we invest in foreign securities and/or engage in hedging transactions.

Risks Related to the Adviser and Its Affiliates

●	Our Sub-Adviser may face conflicts of interest in allocating investment opportunities between us and itself and its affiliates.

●	The Adviser, the Sub-Adviser and the Administrator each has the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

●	Our success will depend on the ability of the Adviser and the Sub-Adviser and certain of their affiliates to attract and retain qualified personnel in a competitive environment.

●	Our success will depend on the ability of the Adviser and the Sub-Adviser and certain of their affiliates to attract and retain qualified personnel in a competitive environment.

●	Our base management fee is directly impacted by our leverage.

●	Our incentive fee structure may incentivize the Adviser and the Sub-Adviser to pursue speculative investments, use leverage when it may be unwise to do so, or refrain from de-levering when it would otherwise be appropriate to do so.

●	We may be obligated to pay the Adviser and the Sub-Adviser incentive compensation even if we incur a loss or with respect to investment income that we have accrued but not received.

●	The Adviser’s and the Sub-Adviser’s liability is limited under the Investment Advisory Agreement and the Sub-Advisory Agreement, respectively, and we have agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

●	The Adviser and the Sub-Adviser may not be able to achieve the same or similar returns as those achieved by other portfolios managed by the Adviser’s senior investment professionals and the Sub-Adviser Investment Committee (as defined below).

Risks Related to BDCs

●	Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

●	We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

●	The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a business development company.

●	Failure to maintain our status as a BDC would reduce our operating flexibility.

●	Regulations governing our operation as a BDC and RIC will affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a BDC, the necessity of raising additional capital may expose us to risks, including risks associated with leverage.

Risks Related to an Investment in Our Securities

●	Investing in our Shares will involve a high degree of risk.

●	Our Shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, our Shareholders will have limited liquidity.

●	Our Shareholders will experience dilution in their ownership percentage if they do not participate in our distribution reinvestment plan.

●	Although we have adopted a share repurchase program, we have discretion to not repurchase your Shares, to suspend the program, and to cease repurchases.

●	The timing of our tender offers pursuant to our share repurchase program may be at a time that is disadvantageous to our Shareholders.

●	Our cash distributions to Shareholders may change and a portion of our distributions to Shareholders may be a return of capital.

●	Our Shareholders may receive additional Shares as distributions, which could result in adverse tax consequences to them.

●	If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. Shareholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

●	We are subject to restrictions that may discourage a change of control.

●	Borrowings and preferred stock (if any) may cause the NAV of our Shares to be more volatile.

Risks Related to Our Structure

●	Our investment portfolio will be recorded at fair value in accordance with the 1940 Act. As a result, there will be uncertainty as to the value of our portfolio investments.

●	We may experience fluctuations in our NAV and quarterly operating results.

●	Our Board of Trustees may change our operating policies and strategies without shareholder approval, the effects of which may be adverse.

●	We will be subject to corporate-level income tax if we are unable to obtain and maintain our RIC status for U.S. federal income tax purposes.

●	We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

●	Legislative or regulatory tax changes could adversely affect us, our Shareholders, and our investments.

●	If we are unable to obtain and/or refinance debt capital, our business could be materially adversely affected.

●	We, the Adviser or the Sub-Adviser could be the target of litigation.

●	Significant Shareholders may control the outcome of matters submitted to our Shareholders or adversely impact us and our Shareholders.

●	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

●	We do not currently have comprehensive documentation of our internal controls.

●	We will be an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Shares less attractive to investors.

General Risk Factors

●	A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital and negatively affect our business.

●	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

●	We are subject to risks relating to inflation.

●	Uncertainty about presidential administration initiatives could negatively impact our business, financial condition and results of operations.

●	Terrorist actions, natural disasters, outbreaks or pandemics may disrupt the market and impact our operations.

●	Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

●	We are subject to risks related to cybersecurity and other disruptions to information systems.

●	We are subject to risks associated with artificial intelligence and machine learning technology.

●	Tariffs may adversely affect us or our portfolio companies.

ITEM 1.	BUSINESS

General

We are a recently formed Delaware statutory trust that is a “perpetual-life” (as described below),externally managed, non-diversified closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and to comply with the requirements to qualify annually, as a RIC under Subchapter M of the Code. As a BDC and a RIC, we must comply with certain regulatory requirements. See “Item 1. Business—Regulation as a Business Development Company” and “Item 1. Business —Material U.S. Federal Income Tax Considerations.” We provide debt, including senior secured loans, equipment financings and asset-based lending, to growth-oriented companies, including institutional investor-backed companies.

We were initially formed on May 3, 2024 as a Delaware limited liability company named EPT 16 LLC and operated as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act. On August 28, 2025, we converted into a Delaware statutory trust named Eagle Point Trinity Senior Secured Lending Company in connection with our election to be regulated as a BDC.

Our investment activities are managed by the Adviser and the Sub-Adviser and supervised by our Board of Trustees (the “Board” or “Board of Trustees”), a majority of whom are independent as required by the 1940 Act.

Seed Investment and Portfolio

On June 28, 2024, EPCM Holdings LLC, an affiliate of the Adviser, and Trinity Capital Inc. (“Trinity”) made capital commitments of $50 million and $10 million, respectively, to us. These capital commitments have been called over time to purchase a portfolio of investments from Trinity, fund investment commitments, make new investments and pay certain expenses. On September 19, 2025, EPCM Holdings LLC transferred 100% of its interests in us to an affiliate, EPH Investments LLC. As of June 30, 2025, our investment portfolio had an aggregate fair value of approximately $82.9 million and was comprised of approximately $51.8 million in secured loans, $29.0 million in equipment financings, and $2.1 million in equity and warrants, across 56 portfolio companies. As of June 30, 2025, we had zero portfolio companies that represented 5% or more of our total assets.

Through our wholly owned subsidiary, EPT SPV 16 SUB (US) LLC (“EPT SPV”), we are a party to a credit agreement (as amended, the “KeyBank Credit Agreement”) with Trinity Capital Adviser LLC, as servicer, lenders from time to time party thereto, KeyBank, National Association (“KeyBank”), as the administrative agent and the syndication agent and Computershare Trust Company, N.A., as collateral custodian. The KeyBank Credit Agreement matures on November 12, 2026, unless extended. The aggregate commitment under the KeyBank Credit Agreement is $60 million and allows us, through EPT SPV, to borrow up to $200 million. Borrowings under the KeyBank Credit Agreement bear interest at a rate equal to the Term Secured Overnight Financing Rate plus an applicable spread. As of June 30, 2025, approximately $23.6 million was outstanding under the KeyBank Credit Agreement.

On August 1, 2025, we entered into a note purchase agreement (the “2028 Note Purchase Agreement”), governing the issuance of $25.0 million aggregate principal amount of 7.25% Series A Notes due 2028 (the “2028 Series A Notes”) in a transaction exempt from registration under the Securities Act. The 2028 Series A Notes bear interest at the rate of 7.25% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026, and will mature on August 1, 2028. At our option, the 2028 Series A Notes may be redeemed in whole or in part, at any time or from time to time, prior to their maturity at the then-applicable redemption price (including a customary “make whole” on any amounts redeemed prior to August 1, 2027), plus any accrued and unpaid interest thereon to, but excluding, the redemption date. The 2028 Series A Notes are our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 2028 Series A Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us, rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. The 2028 Note Purchase Agreement contains certain covenants, including those requiring us to maintain a minimum asset coverage ratio (as calculated under the 1940 Act) of 1.5:1. and to provide financial information to the holders of the Notes if we are no longer subject to reporting requirements under the Exchange Act. In addition, on the occurrence of a “Change in Control,” as defined in the 2028 Note Purchase Agreement, we will generally be required to make an offer to prepay the outstanding 2028 Series A Notes at a price equal to 100% of the principal amount of the 2028 Notes being prepaid, plus any accrued and unpaid interest thereon to, but excluding, the repurchase date.

We obtained the approval of our initial Shareholders and Board to permit us to comply with the 150% asset coverage test set forth in the 1940 Act and with respect to the issuance of “senior securities” (as such term is defined in Section 18(g) of the 1940 Act), which generally consist of borrowings under credit facilities or debt securities or preferred shares issued by us (if any). This means that, at the time a “senior security” is issued, the ratio of the value of our total assets, less all liabilities and indebtedness not represented by “senior securities” as compared to the aggregate amount of our “senior securities” equals at least 150% immediately after such issuance (i.e., we can incur $2 of debt for each $1 of equity). The actual amount of leverage we employ will depend on market conditions and other factors at the time of any proposed borrowing.

Investment Objectives and Strategies

Our investment objective is to generate current income and, to a lesser extent, capital appreciation.

We seek to achieve our investment objective by making investments consisting primarily of senior secured term loans, equipment financings and to a lesser extent, asset-based lending, working capital loans, equity and equity-related investments. We make senior secured loans typically to institutionally-backed growth-oriented companies for growth capital. Our equipment financings involve loans for general or specific use, including acquiring equipment, that are secured by the equipment or other assets of the portfolio company and provide the borrower with growth capital. In addition, we may obtain warrants or contingent exit fees at funding from many of our portfolio companies, providing an additional potential source of investment return. The warrants entitle us to purchase preferred or common equity of a portfolio company, and we typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. Contingent exit fees are cash fees payable upon the consummation of certain trigger events, such as a successful change of control or initial public offering of the portfolio company. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing round.

We target investments in growth-oriented companies with institutional investor support, experienced management teams, promising products and offerings, and large expanding markets. We define “growth-oriented companies” as companies that have significant ownership and active participation by sponsors and expected annual revenues of up to $100 million. These companies typically are private companies that have begun to have success selling their products to the market and need additional capital to expand their operations and sales. Despite often achieving growing revenues, these types of companies typically have limited financing options to fund their growth. Equity, being dilutive in nature, is generally the most expensive form of capital available, while traditional bank financing is rarely available, given the lifecycle stage of these companies. Financing from us bridges this financing gap, providing companies with growth capital, which may result in improved profitability, less dilution for all equity investors, and increased enterprise value.

In order to have sufficient liquidity for the quarterly tender offers for the Shares, for cash management and for other purposes, we expect to invest a portion of our assets in U.S. Government securities, registered money market funds, commercial paper, bankers’ acceptances and repurchase agreements.

Our loans generally have initial interest-only periods of up to 24 months, and our equipment financings generally begin amortizing immediately. Our loans and equipment financings generally have a total term of up to 60 months. These investments are typically secured by a blanket first position lien, a specific asset first position lien on mission-critical assets and/or a blanket second position lien. We may also make a limited number of direct equity and equity-related investments in conjunction with our debt investments. We may also make a limited number of direct equity and equity-related investments in conjunction with our debt investments. We target growth-oriented companies that have recently issued equity to raise cash to offset potential cash flow needs related to projected growth, have achieved positive cash flow to cover debt service, or have institutional investors committed to providing additional funding. A loan or equipment financing may be structured to tie the amortization of the loan or equipment financing to the portfolio company’s projected cash balances while cash is still available for operations. As such, the loan or equipment financing may have a reduced risk of default. We believe that the amortizing nature of our investments will mitigate risk and significantly reduce the risk of our investments over a relatively short period. We focus on protecting and recovering principal in each investment and structure our investments to provide downside protection.

Our loans and equipment financings generally range from $5 million to $50 million (collectively with Trinity Capital Inc.), and we generally limit each loan or equipment financing to approximately five percent or less of our total assets. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth-oriented companies.

Under normal market conditions, we expect to invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in senior secured lending instruments (measured at the time of investment). Senior secured lending instruments refers to fixed or floating rate debt instruments which (1) are legally entitled to a priority right of repayment in full prior to the repayment of subordinated indebtedness and/or equity interests and (2) hold a security interest against some or all assets which have been pledged in favor of the persons which have furnished such Senior Secured Lending instruments (or direct or indirect assignees, participants, syndicates or other successors thereto). Our investments in equity or equity-related instruments (or instruments convertible into equity or equity-related instruments) that were “attached” to or otherwise acquired by us in conjunction with an investment in Senior Secured Lending instruments shall count towards the numerator in determining our compliance with this 80% investment policy. In addition, any investments consistent with the foregoing that are held through a subsidiary, special purpose vehicle, joint venture, or other similar structuring vehicle shall count towards the numerator.

The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3).

The following illustrates the lifecycle stage at which we seek to invest in our portfolio companies, although we may, at our discretion, invest in other lifecycle stages:

Market Opportunity

We believe that an attractive market opportunity exists for providing debt and equipment financings to growth-oriented companies for the following reasons:

●	Growth-oriented companies have generally been underserved by traditional lending sources.

●	Unfulfilled demand exists for loans and equipment financings to growth-oriented companies due to the complexity of evaluating risk in these investments.

●	Debt investments with warrants are less dilutive than traditional equity financing and complement equity financing from institutional investors.

●	Equity funding of growth-oriented companies, including venture capital backed companies, has increased steadily over the last ten years, resulting in new lending and equipment financing opportunities.

●	The annual venture debt market in the U.S. surpassed $30 billion for the fourth consecutive year in 2024. We believe that the equipment financing market is even more fragmented, with the majority of equipment financing providers unable to fund investments for more than $10 million. We believe there are significant growth opportunities for us to expand our market share in the venture debt market and become a one-stop shop for loans and equipment financings for growth-oriented companies.

Growth-Oriented Companies are Underserved by Traditional Lenders. We believe many viable growth-oriented companies have been unable to obtain sufficient growth financing from traditional lenders, including financial services companies such as commercial banks and finance companies, because traditional lenders have continued to consolidate and have adopted a more risk-averse approach to lending. More importantly, we believe traditional lenders are typically unable to underwrite the risk associated with these companies effectively. The cash flow characteristics of many growth-oriented companies include significant research and development expenditures and high projected revenue growth, thus often making such companies difficult to evaluate from a credit perspective. In addition, the balance sheets of many of these companies often include a disproportionately large amount of intellectual property assets, which can be difficult to value. Finally, the speed of innovation in technology and rapid shifts in consumer demand and market share add to the difficulty in evaluating these companies. Due to the difficulties described above, we believe traditional lenders generally refrain from lending and/or providing equipment financing to growth-oriented companies, instead preferring the risk-reward profile of traditional fixed asset-based lending. We believe traditional lenders generally do not have flexible product offerings that meet the needs of growth-oriented companies. The financing products offered by traditional lenders typically impose restrictive covenants and conditions on borrowers, including limiting cash outflows and requiring a significant depository relationship to facilitate rapid liquidation.

Unfulfilled Demand for Loans and Equipment Financings to Growth-Oriented Companies.  Private capital in the form of loans and equipment financings from specialty finance companies continues to be an important source of funding for growth-oriented companies. We believe that the level of demand for loans and equipment financings is a function of the level of annual venture equity investment activity and can be as much as 20% to 30% of such investment activity. We believe this market is largely served by a handful of venture banks, with whom our products generally do not compete, and a relative few term lenders and lessors. We believe that demand for loans and equipment financings to growth-oriented companies is currently underserved, given the high level of activity in the venture capital equity market for the growth-oriented companies in which we invest. We believe certain venture lending companies have begun to focus on larger investment opportunities, potentially creating additional opportunities for us in the near term. Our Sub-Adviser’s senior management team has seen a significant increase in the number of potential investment opportunities over the last ten years.

Debt Investments with Warrants Complement Equity Financing from Institutional Investors. We believe that growth-oriented companies and their financial sponsors will continue to view debt, including loans and equipment financings, as an attractive source of capital because it augments the capital provided by venture capital and private equity funds. We believe that our debt investments, including loans and equipment financings, will provide access to growth capital that otherwise may only be available through incremental equity investments by new or existing equity investors. As such, we intend to provide portfolio companies and their financial sponsors with an opportunity to diversify their capital sources. Generally, we believe many growth-oriented companies target a portion of their capital to be debt and equipment financing in an attempt to minimize ownership dilution to existing investors and company founders. In addition, because growth-oriented companies generally reach a more mature stage prior to reaching a liquidity event, we believe our investments could provide the capital needed to grow or recapitalize during the extended growth period sometimes required prior to liquidity events.

Potential Competitive Advantages

We believe that we are one of only a select group of specialty lenders managed by an investment adviser with deep expertise, institutional knowledge, and a strong track record in lending to growth-oriented companies. Further, we are one of an even smaller subset of specialty lenders that offers both loans and equipment financings. Our other potential competitive advantages include:

In-house engineering and operations expertise to evaluate growth-oriented companies’ business products and plans. The Sub-Adviser has a history of employing technology experts, including those with engineering and operations expertise, who have developed proven technology and hold patents in their names, as well as executives and other employees who have experience with the products and business plans of growth-oriented companies. We will benefit from the expertise, knowledge and experience of these individuals, which allows them to understand and evaluate the business plans, products and financing needs of growth-oriented companies, including their related risks.

Direct origination networks that benefit from relationships with institutional investors and entrepreneurs. The Sub-Adviser seeks to be the first contact for venture bankers who focus on growth-oriented companies and who have a portfolio company that would benefit from term debt or equipment financings. The Sub-Adviser has established relationships with the major technology banks over the last 10 years in every major market across the United States and has established standard intercreditor and subordination agreements, which we believe make working with technology banks seamless in most regions across the United States. These banks often will provide revolving credit facilities to growth-oriented companies and we seek to provide term debt and/or equipment financings to their portfolio companies.

We also focus on sourcing deals from the partners of growth-oriented institutional investors, including growth-stage venture capital firms and private equity firms. We focus on building relationships with investors who have raised recent funds and have the ability to provide ongoing support to their portfolio companies.

The Sub-Adviser receives referrals directly to the executive officers of growth-oriented companies from these various stakeholders. Most of these stakeholders have board seats on the portfolio companies referred to the Sub-Adviser, are intimately involved in the business of such portfolio companies and are generally expected to serve as our advocates when term sheets are negotiated. We also receive introductions to companies for potential investment opportunities from executive officers with whom the Sub-Adviser has had business relationships at former portfolio companies.

A dedicated staff of professionals of the Sub-Adviser covering credit origination and underwriting, as well as portfolio management functions. The Sub-Adviser has a broad team of professionals focused on every aspect of the investment lifecycle. The Sub-Adviser has a credit origination and underwriting team that manages and oversees our investment process from identification of investment opportunity through negotiations of final term sheet and investment in a portfolio company. The investment management and oversight activities at the Sub-Adviser are separate from the origination and underwriting activities at the Sub-Adviser. The team members serving in the investment management and oversight functions have significant operating experience and are not associated with the origination function to avoid any biased views of performance. This structure helps the originators at the Sub-Adviser focus on identifying investment opportunities and building relationships with our portfolio companies. The Sub-Adviser or its affiliates receive arrangement, structuring or similar fees from portfolio companies in connection with their origination activities. The Sub-Adviser or its affiliates may receive arrangement, structuring or similar fees from portfolio companies or us in connection with their origination activities to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the 1940 Act.

A proprietary credit rating system and regimented process for evaluating and underwriting prospective portfolio companies. Historically, the Sub-Adviser’s management team has received significant prospective investment opportunities. In order to quickly review investment opportunities and evaluate risks, the Sub-Adviser developed a detailed and consistent credit rating system. This system allows the Sub-Adviser’s analysts to receive a full set of financial statements and projections and quickly fill out a rating sheet for each potential investment, which includes using a series of weighted calculations to provide an initial “pass” or “fail” rating on the potential investment, as well as identifying specific risks for further consideration.

Scalable proprietary software platforms, which support our underwriting processes and loan monitoring functions. The Sub-Adviser has an internally developed pipeline management tool which gives us a detailed look at our performance in real time. We believe historical metrics generally predict our quarterly funding needs based upon the number of prospective investment opportunities we have at varying stages of our origination process.

Advisory structure leverages the respective strength of two specialized credit managers. The Adviser has deep expertise in other specialized credit strategies, including collateralized loan obligations, other asset-backed securities, portfolio debt securities (or fund finance instruments), and a variety of other credit-oriented instruments. Given the firm’s background, the Adviser believes it is well positioned to oversee, monitor, and assist in developing our investment program.

In addition, the Adviser is responsible for sourcing, evaluating and negotiating our financing arrangements and other similar instruments (which may include the issuance of public debt securities in capital markets transactions) to seek to enhance our performance return through the optimal use of leverage. In this regard, the Adviser has a deep understanding of fund capital structures, including those arising under the 1940 Act, in connection with its role as lender under the firm’s proprietary fund finance strategy (which it refers to as the “Defensive Income Strategy”). The Adviser’s familiarity with our competitors, peers, and potential financing sources and arrangers, as well as its understanding of secured financing arrangements, capital markets opportunities and distribution activities of such issuers, is expected to be beneficial to our own operations.

Investment Philosophy, Strategy and Process

We lend money in the form of term loans and equipment financings and, to a lesser extent, working capital loans to growth-oriented companies. Investors in these financings may receive returns from three sources—the loan’s interest payments or equipment financing payments and the associated contractual fees; the final principal payment; and, contingent upon a successful change of control or initial public offering, proceeds from the equity positions or contingent exit fees obtained at loan or equipment financing origination.

We primarily seek to invest in loans and equipment financings to growth-oriented companies that have generally completed product development and are in need of capital to fund revenue growth. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and the Sub-Adviser’s in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans. Leveraging the experience of our investment professionals, we seek to target companies at their growth-stage of development and seek to identify financing opportunities ignored by the traditional direct lending community.

We believe good candidates for loans and equipment financings appear in all business sectors. We are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. We believe in diversification and do not intend to specialize in any one sector. Our portfolio companies are selected from a wide range of industries, technologies and geographic regions. Since we focus on investing in portfolio companies alongside venture capital firms and technology banks, we anticipate that most of our opportunities will come from sectors that those sources finance.

Subject to the requirements under the 1940 Act, which require that we invest at least 70% of our total assets in qualifying assets, we may also engage in other lending activities by investing in assets that are not qualifying assets under the requirements of the 1940 Act, including asset-backed lending, which may constitute up to 30% of our total assets. In order to have sufficient liquidity for the quarterly tender offers for the Shares, for cash management and for other purposes, we expect to invest a portion of our assets in U.S. Government securities, registered money market funds, commercial paper, bankers’ acceptances and repurchase agreements.

Characteristics of Target Portfolio Companies

We seek to invest in a cross-section of growth-oriented companies. In addition to the criteria discussed in this Registration Statement, we may consider other factors such as portfolio company size, industry, historical revenue growth, management’s revenue growth projections, relevant operating margins, competition, management capabilities and geographic concentration. We will evaluate prospective portfolio companies quantitatively and qualitatively, and determine investments based on the key factors, including the following items:

●	Recent, concurrent, or future funding by an institutional investor;

●	Strong, experienced and flexible management team;

●	Successful, market-proven product and/or service with some proprietary characteristics;

●	Application of proven technologies that enable their customers to reduce costs, improve strategic positioning or fundamentally change the competitive nature of their industries;

●	Detailed business plan with multi-year projections that cover the full term of our investment; and

●	A defined exit strategy with identified potential acquirers.

Investment Structure

We seek to structure portfolio investments to mitigate risk and provide attractive risk-adjusted returns for our investors while meeting portfolio companies financing needs. As of the date hereof, our loans, equipment financings and equity and equity-related investments are expected to take one of the following forms:

●	Term Debt and Working Capital Loans. Term debt and working capital loans typically have initial interest-only periods of up to 24 months and may then fully amortize over a total term of up to 60 months. The annual stated interest rate on these loans is generally expected to range from 8% to 16%.

●	Equipment Financings. Typically, an equipment financing is structured as fully amortizing over a period of up to 60 months. The specific terms of each equipment financing depend on the creditworthiness of the portfolio company and the projected value of the financed assets. Occasionally, we will offer an initial period at a lower finance factor to companies with stronger creditworthiness, which is analogous to an interest-only period on a term loan. Annual interest rates on equipment financings are generally expected to range from 7% to 16%.

●	Additional Deal Considerations. Additional deal considerations will typically include upfront fees of up to 2% of the invested principal, upfront structuring fees of approximately one-half month of finance payments for equipment financings, an upfront deposit of up to three months for equipment financings, and final payments of up to 15% of invested principal.

●	Equity and Equity-Related Securities. We may also seek to obtain warrants entitling us to purchase preferred or common equity of a portfolio company. We will typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. We will also attempt to structure such warrants so that the exercise price of the warrants will either be the price paid by venture capital investors in the most recent financing round or a current option price set by the portfolio company. Our typical exercise period for warrants is expected to be seven to 10 years. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing rounds.

Concentration Limits; Security

We endeavor to maintain reasonable limits of concentration to specific industries, technologies and geographic regions. By their nature, these limits are subjective and are applied solely at the discretion of management.

In all our loans, we seek to take a security position in all of the assets of the portfolio company, including intellectual property, if available. From time to time, we may agree to take a security position in less than the total amount of assets. In the case of equipment financings, for instance, the security interest may extend only to the asset(s) financed.

In addition, we seek to enter into standard intercreditor agreements with the major technology banks that we anticipate engaging with, making workout situations easier and less contentious. Where and when possible, we will execute deposit account control agreements with our portfolio companies for purposes of ensuring access to our collateral in a default. In all cases, we seek to put in place Uniform Commercial Code filings to perfect our security position, and to update these filings as necessary to reflect changes in our collateral.

Investment Process

Investment Originations; New Deals Referred

The Sub-Adviser has a multi-channel sourcing strategy for directly originated investments focused primarily on growth-stage venture capital firms, private equity firms, technology banks and, to a lesser extent, brokers who focus on our business. The Sub-Adviser has established relationships with the major technology banks and have established standard intercreditor and subordination agreements, which make working with technology banks seamless in most regions across United States.

The Sub-Adviser continues to expand its originations team internally in order to continue to focus on building relationships with individuals at top-tier venture capital firms as well as building out connections to a nationwide network of technology bankers. The Sub-Adviser has developed proprietary internal systems and technology to give its originations and marketing team real time information about the broader market and our investment pipeline, which the Sub-Adviser has leveraged to attempt to become and maintain its relationship as the first call for our referral sources.

Initial Rating

The initial rating of every opportunity is primarily based on six factors, as well as other items that are deemed to be relevant by the due diligence team:

●	Investor Syndicate: the portfolio company’s investors, specifically their ability and likelihood to provide ongoing financial support as needed;

●	Management Team: the experience and strength of the portfolio company’s management team and board of directors;

●	Product and Industry: the portfolio company’s products or services and the market needs that they fulfill;

●	Financial Performance: the portfolio company’s historical and projected financial performance, including revenue potential, growth, gross margins and other metrics;

●	Debt and Debt Structure: capital structure and cash life; and

●	Collateral and Security: type and value of collateral (e.g., mission-critical assets), liens and other forms of security.

Investment opportunities that score an acceptable initial rating are moved on for further consideration.

Preliminary Due Diligence and Executive Summary

The next phase of the due diligence process for directly originated investments involves a structured call with the management team of the prospective portfolio company. Following the management call, if the opportunity still appears to be worthy of consideration, an executive summary memorandum is prepared by the due diligence team for consideration and voting by the Sub-Adviser Investment Committee (as defined below). The executive summary memorandum is distributed to the Sub-Adviser Investment Committee, and the deal terms for the investment are defined.

Confirmatory Due Diligence and On-Site Meeting

If the term sheet is accepted by the prospective portfolio company, the process of obtaining additional confirmatory due diligence begins. The confirmatory due diligence process typically includes calls with the venture capital partners responsible for the equity financing of the portfolio company, as well as key customers, suppliers, partners, or other stakeholders as may be deemed relevant by the due diligence team. Additional financial analysis is performed, in order to confirm the cash life assumptions that were made prior to term sheet issuance. In the case of an equipment financing, or term loan in which fixed assets make up a significant portion of our collateral, the due diligence team completes an analysis of the equipment or fixed assets being financed, which may include calls to the original manufacturer and/or any dealers, resellers, or refurbishing companies, to evaluate the value of the equipment at inception, as well as the useful life and anticipated value throughout the life of our holding period. Occasionally, we may engage the assistance of an appraiser to assist in valuations.

The final step in the confirmatory diligence process generally involves an on-site meeting, at which members of the Sub-Adviser’s due diligence team meet with the management team of the prospective portfolio company for a final review of the portfolio company’s financial performance and forward-looking plans. This meeting is typically held at the business offices of the portfolio company; however, occasionally the meeting will be held via video teleconference if travel to the portfolio company is not possible. One or more members of the Sub-Adviser Investment Committee will attend the on-site meeting if possible.

Underwriting Report and Investment Committee Vote

Assuming that the confirmatory due diligence process reveals no issues that would cause the due diligence team to recommend against the proposed investment, the due diligence team prepares an Investment Underwriting Report (“IUR”), which is distributed to the Sub-Adviser Investment Committee. The Sub-Adviser Investment Committee then meets to discuss and review the deal terms and IUR regarding the proposed investment and a vote takes place. A majority of the Sub-Adviser Investment Committee is required to approve the transaction.

Investment Management and Oversight

The Sub-Advisers’ investment management and oversight activities are separate from origination and underwriting activities. In particular, the Sub-Adviser’s team members performing investment management and oversight functions have significant operating experience and are not associated with origination functions to avoid any biased views of performance. Beyond the dedicated portfolio management team, all of the Sub-Adviser’s management team members and investment professionals are typically involved at various times with our portfolio companies and investments. The Sub-Adviser’s portfolio management team reviews our portfolio companies’ monthly or quarterly financial statements and compares actual results to the portfolio companies’ projections. Additionally, the portfolio management team may initiate periodic calls with the portfolio company’s venture capital partners and its management team and may obtain observer rights on the portfolio company’s board of directors. The Sub-Adviser’s management team and investment professionals anticipate potential problems by monitoring reporting requirements and having frequent calls with the management teams of our portfolio companies.

Investment Risk Rating System

The Sub-Adviser’s portfolio management team uses an ongoing investment risk rating system to characterize and monitor our outstanding loans and equipment financings. The portfolio management team monitors and, when appropriate, recommends changes to the investment risk ratings. The Sub-Adviser reviews the recommendations and/or changes to the investment risk ratings, which are submitted on a quarterly basis to the audit committee of our Board of Trustees.

From time to time, we will identify investments that require closer monitoring or become workout assets. We will develop a workout strategy for workout assets and the Sub-Adviser will monitor the progress against the strategy. We may incur losses from our investing activities; however, we work with our troubled portfolio companies in order to recover as much of our investments as is practicable, including possibly taking control of the portfolio company. The risk rating system allows for early detection of issues and escalation to avoid credit losses.

For our investment risk rating system, we review seven different criteria and, based on our review of such criteria, we assign a risk rating on a scale of 1 to 5, as set forth in the following illustration.

As of June 30, 2025, our debt investment portfolio had a weighted average risk rating score of 2.9.

Competition

Our prospective markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. Competitors vary and may include captive and independent finance companies, other BDCs, registered investment companies, equity and debt focused public and private funds, commercial banks and thrift institutions, industrial banks, community banks, leasing companies, hedge funds, insurance companies, mortgage companies, manufacturers and vendors, and other financing providers. There has been substantial competition for attractive investment opportunities in the venture capital business, in particular.

These lenders will typically offer lower finance rates than non-bank finance companies (including us), but will require cash depository relationships, blanket liens and will often have certain performance and cash covenants, all of which make their lending program less flexible and, we believe, less attractive to borrowers. We compete, in part, on the basis of pricing, terms and structure. For additional information concerning the competitive risks we face, refer to “Item 1A. Risk Factors – Risks Related to Our Structure – We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.”

Co-Investment

We and certain affiliates have received an exemptive relief order (the “Order”) from the SEC that permits us to participate in certain negotiated co-investments alongside certain affiliates, including Trinity or other fund or accounts managed by the Sub-Adviser (or any future investment adviser that controls, is controlled by or is under common control with the Sub-Adviser), in a manner consistent with our investment objective, positions, policies, strategies, and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with the Order. The Order contains certain conditions and requires the Board to maintain oversight of our participation in the co-investment program. The Order also requires a “required majority” (as defined in Section 57(o) of the 1940 Act) of our eligible Trustees to make certain conclusions pursuant to Section 57(f) of the 1940 Act in connection with certain co-investment transactions, including co-investment transactions in which our affiliate is an existing investor in the portfolio company, non-pro rata follow on investments and non-pro rata dispositions of investments.

We may co-invest on a concurrent basis with other accounts managed by certain of affiliates of the Adviser and/or Sub-Adviser, subject to compliance with applicable regulations and regulatory guidance.

The Adviser or Sub-Adviser may determine not to allocate certain potential co-investment opportunities to us after taking into account regulatory requirements or other considerations. See “Item 7. Certain Relationships and Related Party Transactions, and Director Independence—Allocation of Investment Opportunities” for additional information.

The Adviser

We are externally managed by the Adviser pursuant to an investment advisory agreement (the “Investment Advisory Agreement”) between us and the Adviser.

The Adviser was established in 2012 by Thomas P. Majewski and Stone Point Capital LLC (“Stone Point”), as investment manager of the Trident private equity funds and related investment vehicles (“Trident Funds”). Stone Point, an investment adviser registered with the SEC, is a specialized private equity firm focused on the financial services industry.

The Adviser, a Delaware limited liability company, is an investment adviser registered with the SEC with its principal office located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830. As of August 31, 2025, the Adviser and its affiliates had over $13 billion of total assets under management and over 100 professionals.

The Adviser also manages registered investment companies, private investment vehicles and separate accounts, and may also manage additional separate accounts and other investment vehicles from time to time. See “Item 1A. Risk Factors” and “Item 7. Certain Relationships and Related Party Transactions, and Director Independence” for a discussion of conflicts of interest raised by the Adviser’s and its affiliates’ other business activities.

The Adviser has the ultimate responsibility, subject to oversight by our Board of Trustees, to oversee the Sub-Adviser, including the Sub-Adviser’s investment program. The Adviser’s senior investment personnel consist of Mr. Majewski, Managing Partner of the Adviser; Daniel W. Ko, Senior Principal and Portfolio Manager of the Adviser; and Daniel M. Spinner, Senior Principal and Portfolio Manager of the Adviser.

The Sub-Adviser

Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) among us, the Adviser and Sub-Adviser, the Sub-Adviser will act as our investment sub-adviser to identify, evaluate, negotiate and structure prospective investments, make investment and portfolio management decisions, monitor and service our investment portfolio and provide certain ongoing administrative services to the Adviser and Administrator. The Sub-Adviser will consult with the Adviser regarding material portfolio matters, including materials modifications to portfolio investments.

The Sub-Adviser, a Delaware limited liability company and wholly owned subsidiary of Trinity, a Maryland corporation that has elected to be regulated as a BDC, is an investment adviser registered with the SEC with its principal office located at 1 N. 1st Street, Suite 302, Phoenix, Arizona 85004. As of June 30, 2025, Trinity’s investment portfolio had an aggregate fair value of approximately $2.0 billion and was comprised of approximately $1.5 billion in secured loans, $342.6 million in equipment financings, and $143.9 million in equity and warrants, across 163 portfolio companies. Trinity has a 17+ year track record, has made over $4.7 billion in investment fundings to over 400 portfolio companies, exited nearly 250 portfolio companies, and has over $2.3 billion in total assets under management as of June 30, 2025.

Trinity has obtained certain relief from the SEC allowing it to wholly own a registered investment adviser. The investment professional and principals of the Sub-Adviser are also the investment professionals and principals of Trinity. Trinity’s common stock trades on the Nasdaq Global Select Market under the symbol “TRIN.”

All investment decisions at the Sub-Adviser are made by its investment committee (the “Sub-Adviser Investment Committee”), whose members consist of Steven L. Brown, Gerald Harder, Kyle Brown, Ron Kundich and a vertical market leader (on a rotating basis throughout the year).

The Investment Advisory Agreement and the Sub-Advisory Agreement

The Adviser provides its services under the Investment Advisory Agreement, and the Sub-Adviser provides its services under the Sub-Advisory Agreement. The activities of both of the Adviser and the Sub-Adviser are subject to the supervision and oversight of the Board of Trustees.

The Adviser oversees the provision of investment advisory and portfolio management services to the Fund. The Adviser’s responsibilities include:

●	Developing and overseeing our overall investment program;

●	Evaluating investment and portfolio risks on an ongoing basis, including establishing investment parameters; evaluating and approving new instruments; and consulting with the Sub-Adviser on certain investment decisions and modifications; and

●	Evaluating, structuring and negotiating our financing arrangements and other leveraging instruments.

Under the terms of the Sub-Advisory Agreement, as permitted by the Investment Advisory Agreement, the Adviser has delegated certain of its responsibilities to the Sub-Adviser including, among others, the following:

●	determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

●	identifying, evaluating and negotiating the structure of the investments we make (including performing due diligence on our prospective investments);

●	executing, closing, servicing and monitoring the investments we make;

●	determining the securities and other assets that we purchase, retain or sell;

●	make ongoing portfolio management decisions, provided that the Sub-Adviser shall consult with the Adviser regarding material portfolio matters, including material modifications to portfolio investments; and

●	providing us with such other investment advisory, research and related services as we may from time to time reasonably require for the investment of funds.

In addition, the Sub-Adviser will provide us the following administrative services: (i) serving as administrative agent with respect to the Fund’s investments; (ii) assisting the Adviser in performing fair valuation of our investment portfolio pursuant to valuation policies and procedures approved by the Board of Trustees; (iii) assisting in the preparation and review of draft financial statements, regulatory filings and other notices and written materials prepared for or on behalf of us and our investors; (iv) as reasonably required by the Board of Trustees, attending meetings of, and participate in presentations to, the Board; (v) assisting the Adviser in using commercially reasonable efforts to arrange for debt financing on our behalf, subject to oversight and approval of the Board of Trustees; (vi) providing significant managerial assistance to portfolio companies to which the Fund is required to provide such assistance under the 1940 Act; (vii) permitting and providing any of the Sub-Adviser’s or its affiliates’ directors, officers or employee to serve as trustees or officers of the Fund; and (viii) providing the Adviser and us with such other administrative services as we, the Adviser and the Sub-Adviser may from time to time mutually agree upon. We will reimburse the Sub-Adviser for, or otherwise pay, all costs and expenses related to the Sub-Adviser’s provision of its administrative services under the Sub-Advisory Agreement to the same extent as the Administrator is entitled to reimbursement or payment by us for costs and expenses related to the Administrator’s provisions of its administrative services to us under the Administration Agreement.

The advisory services under the Investment Advisory Agreement and the Sub-Advisory Agreement are not exclusive, and each of the Adviser and the Sub-Adviser is free to furnish similar services to other entities so long as their services to us are not impaired.

As a BDC, we are required to offer and provide significant managerial assistance to our portfolio companies. This assistance could involve monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. It is expected that the Sub-Adviser will make available such managerial assistance, on our behalf, to our portfolio companies. The Sub-Adviser’s business experience makes it qualified to provide such managerial assistance. We may receive fees for these services and will reimburse the Sub-Adviser, or any third-party administrator, for their allocated costs in providing such assistance, subject to review and approval by our Board of Trustees.

Advisory Fees

Pursuant to the Investment Advisory Agreement, we pay the Adviser a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee. Pursuant to the Sub-Advisory Agreement, the Sub-Adviser receives 50% of all fees received by the Adviser under the Investment Advisory Agreement net of any payments, reimbursements or waivers under the Expense Limitation Agreement.

Base management fee. The base management fee is calculated monthly and payable quarterly in arrears and equals an annual rate of 1.75% of our Managed Assets; provided, that, if we calculate our NAV more or less frequently than monthly, the base management fee shall be calculated on the same frequency as the NAV is calculated. The base management fee is calculated based on our Managed Assets at the end of the most recently completed calendar month, and adjusted for any Share issuances or repurchases during the relevant calendar month. In addition, the base management fee for any partial month is pro-rated (based on the number of days actually elapsed at the end of such calculation period relative to the total number of days in such calculation period). “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

Incentive fee.  The incentive fee consists of two parts. Under the Investment Advisory Agreement, the first part of the incentive fee, which is referred to as the incentive fee on income, is calculated and payable quarterly in arrears based upon our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the incentive fee on income is subject to payment of a preferred return to Shareholders each quarter (i.e., a “hurdle rate”), expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, of 2.00%, subject to a “catch up” feature.

For this purpose, “Pre-Incentive Fee Net Investment Income” means (a) interest income, dividend income and any other income (including any other fees, such as commitment, exit/success, origination, structuring, diligence and consulting fees, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus (b) our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement to the Administrator, any interest expense and/or dividends paid on any issued and outstanding debt or preferred shares, but excluding organizational and offering expenses, the incentive fee and any distribution and/or shareholder servicing fee) after giving application to the Expense Limitation Agreement. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as OID, debt instruments PIK interest and zero-coupon securities), accrued income that we have not yet received in cash. The Adviser is not obligated to return the Incentive Fee based on income it receives on deferred interest that is later determined to be uncollectible in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle rate of 2.00% (8.00% annualized) of our net assets at the end of such quarter and subject to a “catch-up” feature as described below. For such purposes, our quarterly rate of return is determined by dividing our Pre-Incentive Fee Net Investment Income by our net assets at the end of such quarter.

The incentive fee in each calendar quarter is paid to the Adviser as follows:

●	no incentive fee in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 2.00% (8.00% annualized) of our net assets at the end of the immediately preceding calendar quarter;

●	100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.50% (10.00% annualized) of our net assets at the end of the immediately preceding calendar quarter. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than 2.50% (10.00% annualized) of our net assets at the end of the immediately preceding calendar quarter) as the “catch-up.” The “catch-up” is meant to provide the Adviser with 10.00% of our Pre-Incentive Fee Net Investment Income as if a hurdle did not apply; and

●	20% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.50% (10.00% annualized) of our net asset at the end of the immediately preceding calendar quarter is payable to the Adviser (that is, once the hurdle rate is reached and the catch-up is achieved, 20% of all Pre-Incentive Fee Net Investment Income thereafter is paid to the Adviser).

You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

The second part of the incentive fee, which is referred to as the capital gains incentive fee, will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Investment Advisory Agreement) in an amount equal to 20.0% of cumulative realized capital gains, if any, determined on a cumulative basis from the date of our election to be regulated as a BDC (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the date of our election to be regulated as a BDC (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), less the aggregate amount of any previously paid capital gains incentive fees.

We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain.

The fees that will be payable under the Investment Advisory Agreement shall be appropriately adjusted for any Share issuances or repurchases during the calendar quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) and except as described above, exclude capital gains, realized loss and unrealized capital appreciation or depreciation.

Term

Each of the Investment Advisory Agreement and the Sub-Advisory Agreement will remain in effect for an initial period of two years from its effective date and continue on an annual basis thereafter so long as such continuance is approved annually by the Board of Trustees or by vote of a majority of our outstanding voting securities; provided that in either event, the continuance is also approved by a majority of the Independent Trustees by vote cast at a meeting called for the purpose of voting on such approval. Each of the Investment Advisory Agreement and the Sub-Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of our outstanding voting securities; or by the Adviser or Sub-Adviser, as applicable. Each of the Investment Advisory Agreement and the Sub-Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

Board Approval

Our Board of Trustees, including the Independent Trustees, unanimously approved each of the Investment Advisory Agreement and the Sub-Advisory Agreement on March 25, 2025. In reaching a decision to approve each of the Investment Advisory Agreement and the Sub-Advisory Agreement, the Board  requested and received a significant amount of information and considered all the factors the Board believed relevant, including, among other things, the following: (1) the nature, extent and quality of services to be provided by each of the Adviser and the Sub-Adviser; (2) information regarding the fees and other expenses to be paid by the Fund, including the cost of services to be provided by each of Adviser, the Sub-Adviser and their affiliates; (3) the proposed profitability to each of the Adviser and the Sub-Adviser of its relationship with the Fund, including certain ancillary and other benefits received by each of the Adviser and the Sub-Adviser; (4) comparative information on fees and expenses borne by other externally managed BDCs that engage in similar investing activities, as well as registered investment companies and certain other accounts advised by the Adviser; (5) the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of the Fund’s investors; and (6) various other factors.

The Board’s decision to approve each of the Investment Advisory Agreement and the Sub-Advisory Agreement was not based on any single factor but rather was based on a comprehensive consideration of the information provided to the Board. The Board did not assign relative weights to the factors considered by it as the Board conducted an overall analysis of these factors.

Limitation of Liability

Each of the Investment Advisory Agreement and the Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the applicable agreement, the Adviser or Sub-Adviser, as applicable, is not liable for any loss we sustain for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

Fund Expenses

The investment teams of the Adviser and Sub-Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser or Sub-Adviser, respectively. We bear all other costs and expenses of our operations and transactions, including those relating to:

●	our organizational expenses;

●	calculating our NAV (including the cost and expenses of any independent valuation firm);

●	debt service and other costs of borrowings or other financing arrangements;

●	dividends on preferred shares, if any;

●	fees and expenses, including legal, consulting or other third-party professional fees and expenses and travel expenses, incurred by the Adviser or Sub-Adviser or payable to third parties in performing due diligence on prospective investments and, if necessary, enforcing our rights;

●	amounts payable to third parties relating to, or associated with, evaluating, monitoring, making and disposing of investments;

●	brokerage fees and commissions;

●	federal and state registration fees;

●	any applicable exchange listing fees;

●	federal, state and local taxes;

●	costs of offerings or repurchases of our Shares and other securities (including preferred shares and indebtedness), including costs related to the use of one or more dealer managers and/or underwriters;

●	the base management fee and any incentive fee;

●	distributions on our Shares or other securities;

●	administration fees payable to the Administrator under the Administration Agreement;

●	any reimbursement of costs or expenses of a sub-adviser for providing administrative services pursuant to a sub-advisory agreement;

●	allocable out-of-pocket costs incurred in providing managerial assistance to those companies that request it;

●	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administrative functions;

●	any fees and expenses relating to transfer agent, custodial and escrow agent services;

●	Independent Trustee fees and expenses;

●	the costs of any reports, proxy statements or other notices to our Shareholders, including printing costs;

●	costs of holding shareholder meetings;

●	litigation, indemnification and other non-recurring or extraordinary expenses;

●	fees and expenses associated with marketing, distribution, training and investor relations efforts, including any costs incurred by our Dealer Manager relating to distributing Shares;

●	any applicable distribution and/or shareholder servicing fees;

●	dues, fees and charges of any trade association of which we are a member;

●	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administration functions;

●	fees and expenses associated with independent audits and outside legal costs;

●	our fidelity bond;

●	Trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

●	costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and

●	all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead and other expenses incurred by the Adviser or Sub-Adviser on our behalf and allocable to us under the Investment Advisory Agreement or Sub-Advisory Agreement, as applicable, or incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Chief Operating Officer and their respective support staff.

Expense Limitation and Reimbursement Agreement

We have entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Adviser. Through the Expense Limitation Agreement, the Adviser or an affiliate may provide expense support to us in order to reduce operating expenses borne by Shareholders. Expense support payments can be made in the form of paying expenses directly, reimbursing us for expenses incurred and paid, or waiving a portion of or all fees due by us to the Adviser, the Sub-Adviser or an affiliate thereof during each quarterly calculation period.

For so long as the Expense Limitation Agreement remains in effect, the Adviser or any affiliate of the Adviser may provide expense support to us in order to reduce the operating expenses borne by the Shareholders (each, an “Expense” and any payment of an Expense an “Expense Support Payment” or “Reimbursement”). Expense Support Payments can be made in the form of paying Expenses directly, reimbursing us for Expenses incurred and paid, or waiving a portion of or all fees due by us to the Adviser or an affiliate during each quarterly calculation period.

Any Expense Limitation Payment or waiver is subject to Reimbursement by us for three years after the date on which such Expense Limitation Payment or waiver was made.

Organizational and Offering Expense Support and Reimbursement Agreement

We have entered into an Organizational and Offering Expense Support and Reimbursement Agreement (the “O&O Expense Agreement”) with the Adviser.

Pursuant to the O&O Expense Agreement, we may pay for organizational and permissible offering (“O&O”) expenses up to a limit of 1.50% of gross equity contributions (including the value of the initial seed portfolio). The Adviser, the Administrator or their affiliates will bear any O&O expenses in excess of the 1.50% limit. We may pay O&O expenses in the form of direct payments to third-party vendors. We may also pay O&O expenses to our affiliates and affiliates of the Adviser or the Administrator in the form of reimbursement (“Affiliate O&O Expense Reimbursement”). Affiliate O&O Expense Reimbursement will not be included in the calculation of operating expenses under the Expense Limitation Agreement.

Administrator

Pursuant to an administration agreement (the “Administration Agreement”) between us and the Administrator, the Eagle Point Administration LLC serves as our administrator. Eagle Point Administration LLC has its principal office at 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

Pursuant to the Administration Agreement, the Administrator furnishes us with office facilities, equipment and clerical, bookkeeping and record-keeping services at such facilities. Under the Administration Agreement, the Administrator performs, or arranges for the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our Shareholders. In addition, the Administrator provides us with accounting services; assists us in determining and publishing our NAV; oversees the preparation and filing of our tax returns; monitors our compliance with tax laws and regulations; and prepares, and assists us with any audits by an independent public accounting firm of, our financial statements. The Administrator is also responsible for the printing and dissemination of reports to our Shareholders and the maintenance of our website (if any); provides support for our investor relations; generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others; and provides such other administrative services as we may from time to time designate. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our Chief Financial Officer and Chief Compliance Officer and our allocable portion of the compensation of any administrative support staff. Our allocable portion of such total compensation is based on an allocation of the time spent on us relative to other matters. To the extent the Administrator outsources any of its functions, we pay the fees on a direct basis, without profit to the Administrator. The Administrator has the ability to delegate responsibilities to sub-administrators. Certain accounting and other services have been delegated by the Administrator to a third-party provider (“Sub-Administrator”) for an asset-based fee. The Administration Agreement may be terminated by us without penalty upon not less than 60 days’ written notice to the Administrator and by the Administrator upon not less than 60 days’ written notice to us. The Administration Agreement will remain in effect if approved by the Board of Trustees, including by a majority of our Independent Trustees, on an annual basis.

Custodian

Our portfolio securities are held pursuant to a custodian agreement between us and Computershare Trust Company, N.A. The principal business address of Computershare Trust Company, N.A. is 9062 Old Annapolis Road, Columbia, Maryland 21045.

Transfer Agent

Computershare Trust Company, N.A. serves as our transfer agent, registrar, distribution disbursement agent and shareholder servicing agent, as well as agent for our distribution reinvestment plan. The principal business address of Computershare Trust Company, N.A. is 9062 Old Annapolis Road, Columbia, Maryland 21045.

License Agreements

EP License Agreement

We entered into a license agreement (the “EP License Agreement”) with the Adviser pursuant to which the Adviser has granted us a personal, non-exclusive, royalty-free right and license to use the “Eagle Point” name and logo. Under this agreement, we have the right to use the “Eagle Point” name and logo for so long as the Adviser or one of its affiliates serves as an investment adviser to us. The EP License Agreement is terminable by either party at any time in its sole discretion upon 60 days’ prior written notice and is also terminable by the Adviser in the case of certain events, including certain events of non-compliance. Other than with respect to this license, we have no legal right to the “Eagle Point” name and logo.

TRIN License Agreement

We entered into a license agreement (the “TRIN License Agreement”) with the Sub-Adviser pursuant to which the Sub-Adviser has granted us a personal, non-exclusive, royalty-free right and license to use the “Trinity” name and logo. Under this agreement, we have the right to use the “Trinity” name and logo for so long as the Sub-Adviser or one of its affiliates serves as an investment adviser or sub-adviser to us. The TRIN License Agreement is terminable by either party at any time in its sole discretion upon 60 days’ prior written notice and is also terminable by the Sub-Adviser in the case of certain events, including certain events of non-compliance. Other than with respect to this license, we have no legal right to the “Trinity” name and logo.

Non-Exchange Traded, Perpetual-Life BDC

We are a perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. The term “perpetual-life BDC” is used to describe an investment vehicle of indefinite duration that does not intend to complete a Liquidity Event and whose shares are intended to be sold by the BDC on a continuous basis at a price equal to the BDC’s per share NAV. A “Liquidity Event” may include an initial public offering or other listing of the Shares on a national securities exchange, a sale of all or substantially all of our assets or a transaction or series of transactions, including by way of merger, consolidation recapitalization, reorganization, or sale of stock, in each case for consideration of either cash and/or publicly listed securities of the acquirer).

In this perpetual-life structure, subject to approval by the Board of Trustees, we may offer Shareholders an opportunity to have their Shares repurchased on a quarterly basis at NAV, but we are not obligated to offer to repurchase any Shares in any particular quarter. See “Item 1. Business —Share Repurchase Program.” Aside from the potential for limited liquidity offered by quarterly Share repurchases, Shareholders generally should not expect to be able to sell their Shares regardless of how well we perform.

While we may consider a Liquidity Event at any time in the future, we currently do not intend to undertake a Liquidity Event, and we are not obligated to effect a Liquidity Event at any time.

Private Offering

Purchase Terms

We intend to conduct a continuous private offering of our Shares to investors in reliance on exemptions from the registration requirements of the Securities Act,  including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D and Regulation S promulgated thereunder (the “Private Offering”). We plan to offer and sell our Shares to (i) persons who are “accredited investors” within the meaning of Regulation D under the Securities Act and (ii) non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

Except as otherwise altered by the Board, the Fund intends to accept initial and additional purchases of Shares as of the first day of each calendar month (the “Acceptance Date”). The minimum initial investment in Shares by an investor is $2,500. Additional investments must be made in a minimum amount of $500. The minimum initial and additional investments may be reduced or waived by us in our sole discretion.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due (i) three business days prior to the Acceptance Date, where funds are remitted by wire transfer, or (ii) four business days prior to the Acceptance Date, where funds are remitted by check. A prospective investor must also submit completed subscription documents (including investor certifications) at least four business days before the Acceptance Date. We reserve the right, in our sole discretion, to accept or reject any subscription to purchase Shares at any time. Subscriptions will be accepted or rejected within 45 days of receipt by us and, if rejected, all funds shall be promptly returned to subscribers within such timeframe without deduction for any expenses.

Although we may, in our sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become our shareholder until cleared funds have been received. In the event that cleared funds and/or properly completed subscription documents (including investor certifications) are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, we may hold the relevant funds and subscription documents for processing in the next Acceptance Date.

Pending any closing, funds received from prospective investors will be placed in an account with the escrow agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in us on behalf of such investor.

Despite having to meet the earlier application and funding deadlines described above, we do not issue the Shares purchased (and an investor does not become our shareholder with respect to such Shares) until the applicable purchase date, i.e., the first day of the relevant calendar month. Consequently, purchase proceeds do not represent our capital and do not become our assets until such date.

Any funds received in advance of the initial or subsequent purchases of Shares are placed in an account with the escrow agent (which may or may not bear interest) prior to their investment in the Shares, in accordance with Rule 15c2-4 under the Exchange Act. We reserve the right to reject any purchase of Shares for any reason (including when we have reason to believe that a purchase of Shares would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by us will be returned to the prospective investor.

Dealer Manager and Sales Load

We may, from time to time, engage broker dealers and other financial intermediaries and incur placement or distribution fees or sales commissions in connection with the Private Offering, and/or sell the Shares directly to investors that do not transact through a broker-dealer pursuant to Rule 3a4-1 under the Exchange Act. Eagle Point Securities LLC (“Dealer Manager”), an affiliate of the Adviser, will serve as a distributor of the Shares on a best-efforts basis pursuant to a dealer manager agreement (the “Dealer Manager Agreement”) with us. Pursuant to the Dealer Manager Agreement, the Dealer Manager will offer and sell the Shares at NAV plus a sales load of up to 6.75%, which is comprised of a selling commission of up to 6.00% and a dealer manager fee of up to 0.75%.

We and the Dealer Manager may also enter into agreements with various brokers-dealers and other financial intermediaries (“Selling Agents”) for the sale and servicing of the Shares in connection with the Private Offering. The Dealer Manager may reallow a portion or all of the sales load to Selling Agents for selling Shares to their customers. The Dealer Manager and/or a Selling Agent may, at its discretion, waive all or a portion of the sales load for the purchase of Shares.

The Dealer Manager is not required to sell any specific number or dollar amount of the Shares but will use its best efforts to solicit orders for the purchase of the Shares. There is currently no plan to list the Shares on any national securities exchange, and the Dealer Manager is not expected to act as a market maker in the Shares. Under the Dealer Manager Agreement, the Dealer Manager will also provide certain marketing and wholesale services in consideration of its receipt of a dealer manager fee. Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager will seek to market and otherwise promote our Shares through various distribution channels, including regional and independent retail broker-dealers and registered investment advisors; provided that the Dealer Manager shall not undertake any form of “general solicitation” or “general advertising” (within the meaning of Regulation D under the Securities Act) or “directed selling efforts” (within the meaning of Regulation S under the Securities Act.

We have agreed to indemnify the Dealer Manager against certain liabilities, including liabilities under the Securities Act and the 1940 Act, or to contribute to payments the Dealer Manager may be required to make because of any of those liabilities, subject to the limitations of the 1940 Act. Such agreement does not include indemnification of the Dealer Manager against liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Dealer Manager in the performance of its duties or from reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

The principal business address of the Dealer Manager is 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

Share Repurchase Program

No Shareholder has the right to require us to redeem Shares. No public market for Shares exists, and none is expected to develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by us.

Subject to the Board of Trustee’s discretion, we intend to offer to repurchase Shares from Shareholders in each quarter in an amount up to 5% of our Shares outstanding, calculated as of the prior calendar quarter end. At the discretion of the Board of Trustees, we may extend multiple offers to repurchase Shares in a quarter in an aggregate amount of 5% of our Shares outstanding. The Fund’s Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in the Fund’s best interest and the best interest of the Shareholders. As a result, share repurchases may not be available each quarter. We intend to conduct repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act.

Distributions and Distribution Reinvestment Plan

Subject to the Board of Trustees’ discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a quarterly basis and pay such distributions on a monthly basis.

We have adopted an “opt out” distribution reinvestment plan (the “DRIP”) pursuant to which we will reinvest cash distributions on behalf of those Shareholders that do not elect to receive their distributions in cash. As a result, if the Board of Trustees (or its delegate) authorizes, and we declare, a cash distribution, then Shareholders who are participants in the DRIP will have their cash distributions automatically reinvested in additional Shares. Shareholders can elect to “opt out” of the DRIP in their subscription documents or by notifying us or our designee in writing within a reasonable time as specified in the DRIP, which is filed as an exhibit to this Registration Statement.

Shares will be issued pursuant to the DRIP at a price equal to 95% of their most recently determined NAV as of the payment date (generally the last business day of each calendar month). There is no sales load or other charge for distribution reinvestment. The plan administrator’s fees will be paid by us. Participants in the DRIP may receive fractional Shares so that 100% of the distributions are used to acquire Shares. We reserve the right to amend or terminate the DRIP upon written notice to each participant at least 30 days before the record date for the payment of any dividend or distribution by us.

Shareholders who receive distributions in the form of additional Shares are generally subject to the same U.S. federal, state and local tax consequences as are Shareholders who elect to receive their distributions in cash. Since a participating Shareholder’s cash distributions (net of applicable withholding tax) will be reinvested, however, such Shareholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a distribution from us will generally be equal to the total dollar amount of the distribution payable to the Shareholder. Any Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

Regulation as a Business Development Company

We have elected to be regulated as a BDC under the 1940 Act. The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:

1.	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

a. does not have any class of securities that is traded on a national securities exchange;

b. has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

c. is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a trustee of the eligible portfolio company; or

d. is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.	Securities of any eligible portfolio company controlled by us.

3.	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

5.	Securities received in exchange for or distributed on or with respect to securities described in (i) through (iv) above, or pursuant to the exercise of warrants or rights relating to such securities.

6.	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (i), (ii) or (iii) above.

Control, as defined by the 1940 Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company, but may exist in other circumstances based on the facts and circumstances.

The regulations defining qualifying assets may change over time. We may adjust our investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions.

Managerial Assistance to Portfolio Companies

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, our investments could consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be qualifying assets. We may invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. Consequently, repurchase agreements are functionally similar to loans. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, the 1940 Act and certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require us, once a BDC, to limit the amounts we invest with any one counterparty. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which we may enter into repurchase agreement transactions.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. Under the 1940 Act, as a BDC we will generally only be able to offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) Shareholders authorize the proposal to issue such warrants, and the Board of Trustees approves such issuance on the basis that the issuance is in our and the Shareholder’s best interests and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed.

Senior Securities; Asset Coverage Ratio

As a BDC, we will generally be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of beneficial interest senior to the Shares if its asset coverage, as defined in the 1940 Act, would at least equal to 200% immediately after each such issuance. However, a BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. Our initial Shareholders and Board approved a proposal allowing us to reduce our asset coverage ratio to 150%. If our asset coverage ratio falls below 150%, our ability to make distributions to Shareholders may be significantly restricted or we may not be able to make any such distributions at all. The actual amount of leverage employed by us will depend on market conditions and other factors at the time of any proposed borrowing or issuance of debt or preferred shares.

In addition, while any senior securities remain outstanding, we generally are required to make provisions to prohibit the declaration of any cash dividend or distribution to our Shareholders or the repurchase of our Shares unless we meet the applicable asset coverage ratios at the time of such declaration or repurchase (after giving effect thereto). We would also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

Code of Ethics

We, the Adviser and the Sub-Adviser will each adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), if applicable, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to such codes are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Affiliated Transactions

The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters without prior approval of the trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the BDC, and in some cases, the prior approval of the SEC. We expect to rely on exemptive relief that has been granted by the SEC to allow us to co-invest with other funds and accounts managed by the Sub-Adviser or its affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Any such co-investments will be subject to the applicable conditions of such exemptive relief. Under the terms of the exemptive relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the independent members of the Board of Trustees must reach certain conclusions, including that (i) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our Shareholders and do not involve overreaching by us or our Shareholders on the part of any person concerned and (ii) the transaction is consistent with the interests of our Shareholders and is consistent with our investment objective and strategies, in connection with certain co-investment transactions, including co-investment transactions in which an affiliate is an existing investor in the portfolio company, non-pro rata follow on investments and non-pro rata dispositions of investments. The Board of Trustees is also required to maintain oversight of our participation in the co-investment program. The Sub-Adviser’s allocation policy incorporates the conditions of the exemptive relief. As a result of exemptive relief, there could be significant overlap in our investment portfolio and the investment portfolios of Trinity and any accounts managed by the Sub-Adviser that could avail themselves of the requested exemptive relief.

In addition to co-investment pursuant to the exemptive relief described above, we may co-invest with affiliates in syndicated deals, secondary loan market purchases and other transactions where price is the only negotiated point.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Sub-Adviser. The expected proxy voting policies and procedures of the Sub-Adviser are set out below. The guidelines will be reviewed periodically by the Sub-Adviser and our Independent Trustees, and, accordingly, are subject to change.

Proxy Policies

The Sub-Adviser intends to vote all proxies relating to our portfolio securities in the best interest of our Shareholders. The Sub-Adviser will review on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on the portfolio securities held by us. Although the Sub-Adviser intends to generally vote against proposals that may have a negative impact on our portfolio securities, the Sub-Adviser may vote for such a proposal if there exists compelling long-term reasons to do so. The Sub-Adviser will abstain from voting only in unusual circumstances and where there is a compelling reason to do so.

The Sub-Adviser’s proxy voting decisions will be made by members of the Sub-Adviser Investment Committee who will be responsible for monitoring each of our investments. To ensure that votes are not the product of a conflict of interest, the Sub-Adviser will require that: (i) anyone involved in the decision making process disclose to the Sub-Adviser’s Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) officers and employees involved in the decision-making process or vote administration are prohibited from revealing how the Sub-Adviser’s intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information about how the Sub-Adviser voted proxies by making a written request for proxy voting information to: Trinity Capital Adviser LLC, Attention: Chief Compliance Officer, 1 N. 1st Street, Suite 302, Phoenix, AZ 85004.

Investment Restrictions

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under such limits, except for registered money market funds, we generally cannot acquire more than 3% of the voting stock of any registered investment company (which may be increased to 25% in certain circumstances under certain fund of funds arrangements), invest more than 5% of the value of our total assets in the securities of one registered investment company or invest more than 10% of the value of our total assets in the securities of registered investment companies in the aggregate. The portion of our portfolio invested in equity securities issued by investment companies ordinarily will subject shareholders to additional indirect expenses. None of the policies described above is fundamental and each such policy may be changed without Shareholder approval, subject to any limitations imposed by the 1940 Act.

Other

The 1940 Act requires that a majority of our Trustees be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by a vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

We are not generally able to issue and sell our Shares at a price below NAV per share. We may, however, sell Shares, warrants, options or rights to acquire Shares, at a price below the current NAV of the Shares if our Board of Trustees determines that such sale is in our best interests and that of our Shareholders, and our Shareholders approve such sale. We may from time to time seek such approval so that we have the flexibility to issue up to 25% of our then outstanding Shares at a price below the current NAV per share. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our Board of Trustees closely approximates the market value of such securities (less any distributing commission or discount). We may also make rights offerings to our Shareholders at prices per share less than the NAV per share, subject to applicable requirements of the 1940 Act.

We are subject to periodic examination by the SEC for compliance with the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to us or our Shareholders rising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We, the Adviser and the Sub-Adviser are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Reporting Obligations

We will make available to our Shareholders annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of our Form 10, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act. Shareholders and the public may view the documents we file with the SEC, through its EDGAR page at http://www.sec.gov.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on public companies and their insiders. Many of these requirements will affect us. For example:

●	pursuant to Rule 13a-14 of the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

●	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports will be required to disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Emerging Growth Company

We will be an emerging growth company as defined in the JOBS Act and will be eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies”, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Although we have not made a determination whether to take advantage of any or all of these exemptions, we will remain an emerging growth company until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of an initial public offering, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common equity held by non-affiliates exceeds $700 million as of the end of the prior second fiscal quarter, and (b) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and to an investment in our Shares. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this Registration Statement does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Shares as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in us in connection with the performance of services, and financial institutions. Such persons are urged to consult with their tax advisors as to the U.S. federal income tax consequences of an investment in us, which may differ substantially from those described herein. This summary assumes that Shareholders hold the Shares as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury Regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding our private offering of Shares. Prospective investors should be aware that, although we intend to adopt positions that we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with our tax positions and that, if challenged by the IRS, such tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;

●	a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Shareholder” is a beneficial owner of Shares that is not a U.S. Shareholder or a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares is urged to consult its tax advisors with respect to the purchase, ownership and disposition of such shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in the Shares will depend on the facts of his, her or its particular situation.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF SHARES.

Taxation as a Regulated Investment Company

We intend to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes, effective on the date of the BDC election, which shall be prior to the initial Closing, and to be treated and qualify as a RIC effective for our first taxable year as a corporation and each year thereafter. As a RIC, we generally will not have to pay corporate-level U.S. federal or state income taxes on any ordinary income or capital gains that we timely distribute to the Shareholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must distribute to our Shareholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (such requirement, the “Annual Distribution Requirement”).

Our qualification and taxation as a RIC depends upon our ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that we will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

If we:

●	qualify as a RIC; and

●	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income that we distribute (or are deemed to distribute) to Shareholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our Shareholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income for each calendar year, (ii) 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year (or December 31 if we so elect) and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). We may be liable for the excise tax only on the amount by which we do not meet the foregoing Excise Tax Avoidance Requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

●	qualify as a BDC under the 1940 Act at all times during each taxable year;

●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

●	diversify our holdings so that at the end of each quarter of the taxable year:

o	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

o	no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (collectively, the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any OID or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our Shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term will depend on how long we held a particular warrant. Upon the exercise of a warrant acquired by us, our tax basis in the stock purchased under the warrant will equal the sum of the amount paid for the warrant plus the strike price paid on the exercise of the warrant.

We may make equity investments in entities treated as partnerships or disregarded entities for U.S. federal income tax purposes. An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether we satisfy the 90% Income Test and the Diversification Tests, the character of our distributive share of items of income, gain, losses, deductions and credits derived through any equity investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from us for U.S. federal income tax purposes, generally will be determined as if we realized these tax items directly. In order to meet the 90% Income Test, we may structure our equity investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, we may be required to hold such equity investments through a subsidiary that is treated as a corporation for U.S. federal income tax purposes. In such a case, any income from such investments is generally not expected to adversely affect our ability to meet the 90% Income Test, although such income generally would be subject to U.S. corporate federal income tax (and possibly state and local taxes), which we would indirectly bear through our ownership of such subsidiary.

We may not be able to deduct certain expenses that we have incurred or the timing of when certain expenses can be deducted may be different than how they are treated under U.S. GAAP. For example, if we incur expenses related to start-up or organizational activities, these expenses are amortized over 180 months under the Code. Because our investment taxable income may be impacted by such expenses, we may be required to make a distribution to our Shareholders in order to satisfy the Annual Distribution Requirement, even though we have accrued expenses under U.S. GAAP.

We are authorized to borrow funds, to sell assets and to make taxable distributions of our equity and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, we will not be permitted to make distributions to our Shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long- term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our Shareholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a Shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 30% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its Shareholders.

Certain distributions reported by us as Code Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code Section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Code Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

If we purchase shares in a “passive foreign investment company,” or “PFIC,” we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our Shareholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (“QEF”) in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent we do not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.

Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our Shareholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury Regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.

Tax Consequences of a Period Prior to RIC Qualification; Failure to Qualify as a RIC

While we intend to elect to be treated as a RIC effective for our first taxable year as a corporation and taxable years thereafter, it is possible that we do not qualify as a RIC for one or more tax years. In that case, we will be subject to U.S. federal income tax on our net taxable income as an ordinary corporation. We would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our Shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings and profits attributable to any period prior to our becoming a RIC by the end of the first year that we intend to qualify as a RIC. To the extent that we have any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that we qualify as a RIC, we would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, we may elect to recognize such built-in gains immediately prior to our qualification as a RIC.

If we have previously qualified as a RIC, but are subsequently unable to qualify for treatment as a RIC, and certain relief provisions are not applicable, we would be subject to tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to Shareholders, nor would they be required to be made. If we fail to requalify as a RIC for a period greater than two taxable years and then seek to requalify as a RIC, we may be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless we make a special election to recognize gain to the extent of any unrealized appreciation in our assets at the time of requalification.

Our qualification and taxation as a RIC depends upon our ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that we will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable. Although we expect to operate in a manner so as to qualify continuously as a RIC, we or our Adviser may decide in the future that we should be taxed as a C corporation, even if we would otherwise qualify as a RIC, if we determine that treatment as a C corporation for a particular year would be in our best interest.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Shareholders

The following summary generally describes certain U.S. federal income tax consequences of an investment in Shares beneficially owned by U.S. Shareholders. If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in Shares is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares by a U.S. Shareholder may have adverse tax consequences. U.S. Shareholders are urged to consult their tax advisors about the U.S. tax consequences of investing in us.

Taxation of Distributions

Our distributions generally will be taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long- term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by us to Shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long- term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of Shareholders taxed at individual rates, regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of our earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit on a U.S. federal income tax return equal to his, her or its allocable share of the U.S. federal income tax we paid thereon. Because we expect to pay U.S. federal income tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. Shareholders taxed at individual rates on long-term capital gains, the amount of U.S. federal income tax that individual U.S. Shareholders will be treated as having paid will exceed the U.S. federal income tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s cost basis for his, her or its Shares. In order to utilize the deemed distribution approach, we must provide written notice to our Shareholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend we declare in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Shareholders on December 31 of the year in which the dividend was declared.

Under our reinvestment of dividends policy, if a U.S. Shareholder owns Shares registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless the U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. Shareholder’s account.

If an investor purchases Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution. However, the Shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.

Sale or Other Disposition of Shares

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. Shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long- term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in our Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable Treasury Regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.

U.S. Shareholders are urged to consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Income From Repurchase of Shares

General

A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of his, her or its Shares or as receiving a distribution from us with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).

Sale or Exchange Treatment

In general, the tender and repurchase of our Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

●	results in a “complete termination” of such U.S. Shareholder’s ownership of Shares;

●	results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or

●	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders are urged to consult their tax advisors regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by us generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of our Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of our Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution are urged to consult their tax advisors.

A sale of Shares pursuant to a repurchase of Shares by us will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A sale of Shares pursuant to a repurchase of Shares by us will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in us. A sale of Shares that actually reduces the percentage of our outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Shareholder’s relative interest in our Shares is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of our corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.

Distribution Treatment

If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether we have sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of our current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder’s remaining Shares. The tax treatment of any amount treated as a dividend is described above under “Taxation of Distributions.”

Provided certain holding period and other requirements are satisfied, certain non-corporate U.S. Shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend. Such a dividend will be taxed in its entirety, without reduction for the U.S. Shareholder’s tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. Shareholder’s Shares is treated as the receipt by the U.S. Shareholder of a dividend, the U.S. Shareholder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. Shareholder.

To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. Shareholder, (i) it may be eligible for a dividends-received deduction to the extent attributable to dividends received by us from domestic corporations, and (ii) it may be subject to the “extraordinary dividend” provisions of the Code. Corporate U.S. Shareholders are urged to consult their tax advisors concerning the availability of the dividends-received deduction and the application of the “extraordinary dividend” provisions of the Code in their particular circumstances. No portion of any dividend is expected to be eligible for the dividends received deduction.

If the sale of Shares pursuant to a repurchase of Shares by us is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable stock distribution if such Shareholder’s interest in us increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in us will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury Regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by us.

Information Reporting

We (or the applicable withholding agent) will send to each of our U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us will generally not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

Taxation of Expenses

For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. Shareholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose Shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. As of the date of our BDC election, we do not expect to be a “publicly offered regulated investment company,” and no assurances can be provided that we would qualify as a “publicly offered regulated investment company” in any year in the future. If we are not a “publicly offered regulated investment company” for any year, a non-corporate U.S. Shareholder will be treated as having received a dividend from us in the amount of such U.S. Shareholder’s allocable share of the base management fee and incentive fee paid to the Adviser and certain of our other expenses for the taxable year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. Miscellaneous itemized deductions of a non-corporate U.S. Shareholder are not deductible by such U.S. Shareholder.

Taxation of Tax-Exempt Shareholders

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). A tax-exempt U.S. Shareholder’s income from the us should consist principally of dividends and capital gain from corporate stock – types of income that (subject to the discussion of debt-financing below) are expressly excluded from UBTI. The direct conduct by a tax-exempt U.S. Shareholder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally are not attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally should not be subject to U.S. taxation solely as a result of the Shareholder’s ownership of Shares and receipt of dividends with respect to such Shares. Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in our Shares if the tax-exempt Shareholder borrows to acquire its Shares.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders are urged to consult their tax advisors before investing in the Shares. The following discussion does not apply to Non-U.S. Shareholders that are engaged in a U.S. trade or business or hold their Shares in connection with a U.S. trade or business. Such Non-U.S. Shareholders are urged to consult their tax advisors to determine the consequences to them of investing in our Shares.

Distributions of our “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.)

Actual or deemed distributions of our net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of Shares, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder.

Under our reinvestment of dividends policy, if a Non-U.S. Shareholder owns Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless it opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See “ Item 1. Business—Distributions and Distribution Reinvestment Plan.” If the distribution is a distribution of our investment company taxable income, and is not reported by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in Shares. The Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount reinvested (less any applicable withholding tax). The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account.

The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

We will generally be required to report to our Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established.

A Non-U.S. Shareholder who participates in a repurchase of Shares will, depending on such Non-U.S. Shareholder’s particular circumstances be treated as either recognizing gain or loss from the disposition of its Shares or as receiving a distribution from us with respect to its Shares. Non-U.S. Shareholders participating in a repurchase of Shares should review the disclosure under “Item 1. Business—Taxation of U.S. Shareholders—Income from Repurchase of Shares” for information regarding the characterization of any proceeds received on a repurchase of Shares.

Backup Withholding

Under U.S. federal income tax law, interest, dividends and other reportable payments to U.S. Shareholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect, may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of Shares, provided the Non-U.S. Shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Information Reporting Regimes

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Shareholders are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

Certain ERISA Considerations

The Fund intends to conduct affairs so that its assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, until such time, if any, as the Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund intends to limit investment in the Shares by “benefit plan investors” to less than 25% of the total value of the Shares, within the meaning of the Plan Asset Regulations.

Each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, for example, an individual retirement account and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), must independently determine that the Shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws, and the facts and circumstances of each investing Plan.

ITEM 1A.	RISK FACTORS

Investing in our Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this registration statement, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, NAV of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history.

We were formed in May 2024 and have a limited operating history, and we have limited financial information on which a prospective investor can evaluate an investment in our Shares or our prior performance. As a result, we are subject to all of the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a Shareholder’s investment could decline substantially or become worthless.

Additionally, the results of any other funds and accounts managed by the Adviser, the Sub-Adviser or their respective affiliates will not be indicative of the results that we may achieve.

Our investment strategy focuses on growth stage companies, which are subject to many risks, including dependence on the need to raise additional capital, volatility, intense competition, shortened product life cycles, changes in regulatory and governmental programs, periodic downturns and below investment grade ratings, which could cause you to lose all or part of your investment in us.

We intend to invest primarily in growth stage companies, many of which may have narrow product lines and small market shares, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as to general economic downturns, compared to more mature companies. The revenues, income (or losses), and projected financial performance and valuations of growth stage companies can and often do fluctuate suddenly and dramatically. For these reasons, investments in our portfolio companies, if rated by one or more ratings agency, would typically be rated below “investment grade.” Our target growth stage companies may be geographically concentrated which may result in them being highly susceptible to materially negative local, political, natural and economic events. In addition, high growth industries are generally characterized by abrupt business cycles and intense competition. Overcapacity in high growth industries, together with cyclical economic downturns, may result in substantial decreases in the value of many growth stage companies and/or their ability to meet their current and projected financial performance to service our debt. Furthermore, growth stage companies also typically rely on venture capital and private equity investors, or initial public offerings, or sales for additional capital.

Venture capital firms in turn rely on their limited partners to pay in capital over time in order to fund their ongoing and future investment activities. To the extent that venture capital firms’ limited partners are unable or choose not to fulfill their ongoing funding obligations, the venture capital firms may be unable to continue operationally and/or financially supporting the ongoing operations of our portfolio companies which could materially and adversely impact our financing arrangement with the portfolio company.

These companies, their industries, their products and customer demand and the outlook and competitive landscape for their industries are all subject to change which could adversely impact their ability to execute their business plans and generate cash flow or raise additional capital that would serve as the basis for repayment of our loans. Therefore, our growth stage companies may face considerably more risk of loss than do companies at other stages of development.

We generally will not control the business operations of our portfolio companies.

We anticipate that we will acquire a significant percentage of our portfolio company investments from privately held companies in directly negotiated transactions. We do not expect to control most of our portfolio companies, although we may have board representation or board observation rights, and our debt agreements may impose certain restrictive covenants on our borrowers. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as a debt investor and could decrease the value of our portfolio holdings.

We are subject to a minimum 150% asset coverage requirement.

A BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. Because our initial Shareholders approved a proposal to reduce the asset coverage ratio to 150%, the ratio applicable to our senior securities is 150% following our election to be regulated as a BDC.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we may use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the NAV attributable to our Shares to increase more sharply than it would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions or pay dividends on our Shares, make scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.

The equipment financing industry is highly competitive and competitive forces could adversely affect the financing rates and resale prices that we may realize on our equipment financing investment portfolio and the prices that we have to pay to acquire our investments.

As part of our investment strategy, we engage in equipment financing, through which we finance equipment to growth stage companies. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the type of financing, the lease or loan term and type of equipment. In seeking equipment financing transactions, we will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than us. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive terms. Furthermore, many of our competitors are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC.

Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under equipment financings and sell.

The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on our ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment. For example, certain types of equipment are subject to extensive safety and operating regulations imposed by government and/or industry self- regulatory organizations which may make these types of equipment more costly to acquire, own, maintain under equipment financings and sell. These agencies or organizations may require changes or improvements to equipment, and we may have to spend our own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of equipment financings may provide for payment reductions if the equipment must remain out of service for an extended period or is removed from service. We may then have reduced operating revenues from equipment financings for these items of equipment. If we did not have the capital to make a required change, we might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, we could suffer a loss on our investment and might lose future revenues, and we might also have adverse tax consequences.

We are subject to risks inherent in the equipment financing business that may adversely affect our ability to finance our portfolio on terms which will permit us to generate profitable rates of return for investors.

A number of economic conditions and market factors, many of which we cannot control, could threaten our ability to operate profitably. These include changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates; the timing of purchases and the ability to forecast technological advances for equipment; technological and economic obsolescence; and increases in our expenses.

Demand for equipment fluctuates and periods of weak demand could adversely affect the equipment financing rates and resale prices that we may realize on our investment portfolio while periods of high demand could adversely affect the prices that we have to pay to acquire our investments. Such fluctuations in demand could therefore adversely affect the ability of a leasing program to invest its capital in a timely and profitable manner.

Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. An economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and equipment financing rates due to excess inventory. Periods of low interest rates exert downward pressure on equipment financing rates and may result in less demand for equipment financing. Furthermore, a decline in corporate expansion or demand for capital goods could delay investment of our capital and its production of financing revenues. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and other asset-based financing in particular.

Our investments may be geographically concentrated, which may result in a single occurrence in a particular geographic area having a disproportionate negative impact on our investment portfolio.

Investments in a particular geographic region may be particularly susceptible to economic conditions and regulatory requirements. To the extent our investments are concentrated in a particular region or group of regions, our investment portfolio may be more volatile than a more geographically investment portfolio. Any deterioration in the economy, or adverse events in a region, may increase the rate of delinquency and default experience (and as a consequence, losses) with respect to our investments in such region. As a result, we may be more susceptible to being adversely affected by any single occurrence in those regions.

For example, portfolio companies in California may be particularly susceptible to certain types of hazards, such as earthquakes, floods, mudslides, wildfires and other national disasters, which could have a negative impact on their business and negatively impacting such company’s ability to meet their obligations under their debt securities that we hold. Additionally, adverse economic conditions or other factors particularly affecting a specific region could increase the risk of loss on our investments.

Our investments in portfolio companies may be risky, and you could lose all or part of your investment.

The companies in which we invest may be highly leveraged companies, which involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, any junior secured loans will generally be subordinated to senior loans. As such, to the extent we hold junior secured loans, other creditors may rank senior to us in the event of an insolvency, bankruptcy or liquidation.

In addition, investing in small, fast-growing, private companies involves a number of significant risks, including the following:

●     these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. This failure to meet obligations may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

●     they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions, market conditions and general economic downturns;

●     they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

●     they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion, or maintain their competitive position;

●     In addition, our executive officers, and Trustees may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

●     they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding debt upon maturity.

Our investments are very risky and highly speculative.

We intend to invest primarily in secured loans and select equity and equity-related investments issued by, and provide equipment financing to, small, fast-growing private companies. We intend to invest primarily in secured loans made to companies whose debt has generally not been rated by any rating agency, although we would expect such debt, if rated, to fall below investment grade. Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated above investment grade.

Generally, little public information exists about these companies, and we are required to rely on the ability of our senior management team and investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. These factors could adversely affect our investment returns as compared to companies investing primarily in the securities of public companies.

Senior Secured Loans. There is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our liens on the collateral securing our loans could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we be compelled to enforce our remedies.

Second Lien Secured Loans. In structuring our loans, we may subordinate our security interest in certain assets of a borrower to another lender, usually a bank. In these situations, all of the risks identified above in Senior Secured Loans would be true and additional risks inherent in holding a junior security position would also be present.

Equity and Equity-Related Investments. When we invest in secured loans, we may acquire equity and equity-related securities as well. In addition, we may invest directly in the equity and equity-related securities of portfolio companies. The equity and equity-related interests we receive may not appreciate in value and may in fact decline in value. Accordingly, we may not be able to realize gains from our equity and equity-related interests, and any gains that we do realize on the disposition of any equity and equity-related interests may not be sufficient to offset any other losses we experience.

We may be subject to risks associated with our investments in covenant-lite loans.

We may invest in or obtain significant exposure to covenant-lite loans, which means the obligations contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the financial performance of the borrower, including financial ratios, and declare a default if certain financial criteria are breached. While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is generally required under a covenant-heavy loan agreement. Generally, covenant-lite loans provide borrowers more freedom to negatively impact lenders because their covenants, if any, tend to be incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Our investment in or exposure to a covenant-lite loan may potentially hinder our ability to reprice credit risk associated with the issuer and reduce our ability to restructure a problematic loan and mitigate potential loss. As a result, our exposure to losses may be increased, which could result in an adverse impact on our revenues, net income and NAV.

If the assets securing the loans that we make decrease in value, then we may lack sufficient collateral to cover losses.

There is a risk that the collateral securing the secured loans we may make may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, may be liquidated at a price lower than what we consider to be fair value and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of a borrower to raise additional capital, which could materially and adversely affect our ability to recover our investment.

In addition, a substantial portion of the assets securing our investment may be in the form of intellectual property, inventory and equipment and, to a lesser extent, cash and accounts receivable. Intellectual property, if any, that is securing our loan could lose value if, among other things, the borrower’s rights to the intellectual property are challenged or if the borrower’s license to the intellectual property is revoked or expires. Inventory may not be adequate to secure our loan if our valuation of the inventory at the time that we made the loan was not accurate or if there is a reduction in the demand for the inventory.

Similarly, any equipment securing our loan may not provide us with the anticipated security if there are changes in technology or advances in new equipment that render the particular equipment obsolete or of limited value, or if the borrower fails to adequately maintain or repair the equipment. The residual value of the equipment at the time we would take possession may not be sufficient to satisfy the outstanding debt and we could experience a loss on the disposition of the equipment. Any one or more of the preceding factors could materially impair our ability to recover our investment in a foreclosure.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

Although our investments will primarily be secured, some investments may be unsecured and subordinated to substantive amounts of senior indebtedness. The portfolio companies in which we invest will usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After paying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:

●	the ability to cause the commencement of enforcement proceedings against the collateral;

●	the ability to control the conduct of such proceedings;

●	the approval of amendments to collateral documents;

●	releases of liens on the collateral; and

●	waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.

We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

We may also make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high loan-to-value ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

Our portfolio may have significant exposure to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.

Our portfolio may have significant exposure to one or more specific industries. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

We may invest in non-sponsor backed companies, which may subject us to additional risks.

We may invest in technology-related companies that do not have venture capital or private equity firms as equity investors, and these companies may entail a higher risk of loss than do companies with institutional equity investors, which could increase the risk of loss of our investment.

Our portfolio companies may require substantial additional equity financing to satisfy their continuing working capital and other cash requirements and, in most instances, to service the interest and principal payments on our investment. Portfolio companies that do not have venture capital or private equity investors may be unable to raise any additional capital to satisfy their obligations or to raise sufficient additional capital to reach the next stage of development. Portfolio companies that do not have venture capital or private equity investors may be less financially sophisticated and may not have access to independent members to serve on their boards, which means that they may be less successful than portfolio companies sponsored by venture capital or private equity firms. Accordingly, financing these types of companies may entail a higher risk of loss than would financing companies that are sponsored by venture capital or private equity firms.

Our investments in portfolio companies may expose us to environmental risks.

We may invest in portfolio companies that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements and environmental costs that could place increasing financial burdens on such portfolio entities. Required expenditures for environmental compliance may adversely impact investment returns on portfolio companies. The imposition of new environmental and other laws, regulations and initiatives could adversely affect the business operations and financial stability of such portfolio companies.

There can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on our portfolio companies. Compliance with such current or future environmental requirements does not ensure that the operations of the portfolio companies will not cause injury to the environment or to people under all circumstances or that the portfolio companies will not be required to incur additional unforeseen environmental expenditures. Moreover, failure to comply with any such requirements could have a material adverse effect on a portfolio company, and we can offer no assurance that any such portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements.

The majority of our portfolio companies will need multiple rounds of additional financing to repay their debts to us and continue operations. Our portfolio companies may not be able to raise additional financing, which could harm our investment returns.

The majority of our portfolio companies will often require substantial additional equity financing to satisfy their continuing working capital and other cash requirements and, in most instances, to service the interest and principal payments on our investment. Each round of venture financing is typically intended to provide a company with only enough capital to reach the next stage of development. We cannot predict the circumstances or market conditions under which our portfolio companies will seek additional capital. It is possible that one or more of our portfolio companies will not be able to raise additional financing or may be able to do so only at a price or on terms unfavorable to us, either of which would negatively impact our investment returns. Some of these companies may be unable to obtain sufficient financing from private investors, public capital markets or traditional lenders. This may have a significant impact if the companies are unable to obtain certain federal, state or foreign agency approval for their products or the marketing thereof, of if regulatory review processes extend longer than anticipated, and the companies need continued funding for their operations during these times. Accordingly, financing these types of companies may entail a higher risk of loss than would financing companies that are able to utilize traditional credit sources.

If our portfolio companies are unable to commercialize their technologies, products, business concepts or services, the returns on our investments could be adversely affected.

The value of our investments in our portfolio companies may decline if they are not able to commercialize their technology, products, business concepts or services. Additionally, although some of our portfolio companies may already have a commercially successful product or product line at the time of our investment, information technology, e-commerce, life science, and energy technology-related products and services often have a more limited market or life span than products in other industries. Thus, the ultimate success of these companies often depends on their ability to continually innovate in increasingly competitive markets. If they are unable to do so, our investment returns could be adversely affected and their ability to service their debt obligations to us over the term of the loan could be impaired. Our portfolio companies may be unable to acquire or develop any new products successfully, and the intellectual property they currently hold may not remain viable. Even if our portfolio companies are able to develop commercially viable products, the market for new products and services is highly competitive and rapidly changing. Neither we nor our portfolio companies will have any control over the pace of technology development. Commercial success is difficult to predict, and the marketing efforts of our portfolio companies may not be successful.

If our portfolio companies are unable to protect their intellectual property rights, our business and prospects could be harmed, and if portfolio companies are required to devote significant resources to protecting their intellectual property rights, the value of our investment could be reduced.

Our future success and competitive position will depend in part upon the ability of our portfolio companies to obtain, maintain and protect proprietary technology used in their products and services. Our portfolio companies will rely, in part, on patent, trade secret, and trademark law to protect that technology, but competitors may misappropriate their intellectual property, and disputes as to ownership of intellectual property may arise. Portfolio companies may, from time to time, be required to institute litigation to enforce their patents, copyrights, or other intellectual property rights; protect their trade secrets; determine the validity and scope of the proprietary rights of others; or defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources. Similarly, if a portfolio company is found to infringe or misappropriate a third-party’s patent or other proprietary rights, it could be required to pay damages to the third-party, alter its products or processes, obtain a license from the third-party, and/or cease activities utilizing the proprietary rights, including making or selling products utilizing the proprietary rights. Any of the foregoing events could negatively affect both the portfolio company’s ability to service our debt investment and the value of any related debt and equity securities that we own, as well as any collateral securing our investment.

The lack of liquidity in our investments may adversely affect our business.

All or substantially all of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to pay distributions to our Shareholders and to maintain our election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we have material nonpublic information regarding such portfolio company or we become subject to trading restrictions under the internal trading policies of those companies as a result of applicable law or regulations.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith in accordance with Rule 2a-5 under the 1940 Act. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We will record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.

The loans that underlie our portfolio may be callable at any time, and many of them can be repaid with no premium to par. Whether a loan is called will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each portfolio company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields, especially during periods of declining interest rates in the broader market.

To the extent original issue discount OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include OID and PIK instruments. To the extent OID and PIK constitutes a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

●   We must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID, PIK or other amounts accrued will be included in investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy our annual distribution requirements, even though we will not have received any corresponding cash amount. As a result, we may have to sell some of our investments at times or at prices that would not be advantageous to us, raise additional debt or equity capital or forgo new investment opportunities.

●   The higher yield of OID and PIK instruments reflects the payment deferral and credit risk associated with these instruments.

●   Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

●   OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.

●   OID and PIK instruments generally represent a significantly higher credit risk than cash coupon loans.

●   OID and PIK income received by us may create uncertainty about the source of our cash distributions to Shareholders. For accounting purposes, any cash distributions to Shareholders representing OID, PIK or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID, PIK or market discount interest comes from the cash invested by the Shareholders, Section 19(a) of the 1940 Act does not require that Shareholders be given notice of this fact by reporting it as a return of capital.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments in order to attempt to preserve or enhance the value of our initial investment. We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status.

Because we will not hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.

We do not expect to hold controlling equity positions in the majority of our portfolio companies. Our debt investments may provide limited control features such as restrictions on the ability of a portfolio company to assume additional debt or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a portfolio company, we may be subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or shareholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity and equity-related investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

Loans may become non-performing for a variety of reasons.

A loan or debt obligation may become non-performing for a variety of reasons. Any non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.

Defaults by our portfolio companies will harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, we have, and may in the future, invest in or obtain significant exposure to “covenant-lite” loans. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, because we invest in and have exposure to covenant-lite loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

Further, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and impact their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.

The disposition of our investments may result in contingent liabilities.

A significant portion of our investments may involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us. We may not realize gains from our equity and equity-related investments. We may make investments that include warrants or other equity or equity-related securities. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity and equity-related interests. However, the equity and equity-related interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity and equity-related interests, and any gains that we do realize on the disposition of any equity and equity-related interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We will seek puts or similar rights to give us the right to sell our equity and equity-related securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.

We may be subject to additional risks if we invest in foreign securities and/or engage in hedging transactions.

The 1940 Act generally requires that 70% of our investments be in issuers each of whom, in addition to other requirements, is organized under the laws of, and has its principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the United States. As a result of these requirements, our investment strategy does not contemplate a significant number of investments in securities of non-U.S. companies. We expect that investments in non-U.S. companies would focus on the same investments that we intend to make in U.S. growth stage companies and, accordingly, would be complementary to our overall strategy and enhance the diversity of our holdings.

Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although we expect that all or substantially all of our investments will be U.S. dollar denominated, any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. As discussed below, we may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

To the extent that these investments are denominated in a foreign currency, we may engage in hedging transactions. Engaging in either hedging transactions or investing in foreign securities would entail additional risks to our Shareholders. We may, for example, use instruments such as interest rate swaps, caps, collars and floors, forward contracts or currency options or borrow under a credit facility in foreign currencies to minimize our foreign currency exposure. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price.

While we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.

Risks Related to our Advisers and their Affiliates

Our Sub-Adviser may face conflicts of interest in allocating investment opportunities between us and itself and its affiliates.

The investment professionals utilized by our Sub-Adviser will also be the investment professionals responsible for investing and managing Trinity and other Trinity affiliated funds’ securities portfolios. These professionals will be responsible for allocating investment opportunities between us and other Trinity affiliated funds. Our exemptive relief imposes on our Sub-Adviser the obligation to evaluate whether each investment opportunity its investment professionals review for Trinity and other Trinity affiliated funds is also appropriate for us and to propose an allocation of such opportunity to us if it deems such opportunity to be appropriate. If our Sub-Adviser arbitrarily determines that certain investment opportunities are appropriate for Trinity and other Trinity affiliated funds but not appropriate for us, or if our Sub-Adviser proposes an allocation of an investment opportunity to us that is disproportionately small relative to the proposed allocation to other Trinity affiliated funds and our ability to fund the investment, our operating results could be adversely affected.

The Adviser, the Sub-Adviser and the Administrator each has the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Adviser, the Sub-Adviser and the Administrator each has the right, under the Investment Advisory Agreement, Sub-Advisory Agreement and Administration Agreement, respectively, to resign upon 60 days’ notice, whether we have found a replacement or not. If the Adviser, the Sub-Adviser or the Administrator resigns, we may not be able to find a new investment adviser or hire internal management, or find a new administrator, as the case may be, with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to make distributions to our Shareholders and other payments to securityholders, are likely to be adversely affected. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser, the Sub-Adviser and the Administrator and their affiliates. Even if we are able to retain comparable management and administration, whether internal or external, the integration of such management and their lack of familiarity with our investment objectives and operations would likely result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Our success will depend on the ability of the Adviser and the Sub-Adviser and certain of their affiliates to attract and retain qualified personnel in a competitive environment.

Our growth will require that the Adviser, the Sub-Adviser and certain of their affiliates attract and retain new investment and administrative personnel in a competitive market. Their ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including their ability to offer competitive compensation, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds, mezzanine funds and business development companies) and traditional financial services companies, with which the Adviser and Sub-Adviser will compete for experienced personnel have greater resources than the Adviser and the Sub-Adviser have. Our ability to achieve our investment objective will be highly dependent on the skills of the Adviser, the Sub-Adviser and certain of their affiliates to analyze, acquire, originate and manage our assets. As a result, we are dependent on the experience and expertise of certain individuals associated with the Adviser and the Sub-Adviser, any of whom may cease to be associated with the Adviser or the Sub-Adviser at any point. The loss of one or more of these individuals could have a material adverse effect on our ability to achieve our investment objective.

There are significant actual and potential conflicts of interest which could impact our investment returns.

Our executive officers and interested Trustees, and the Adviser, the Sub-Adviser and certain of their respective affiliates and their officers and employees, including the Adviser’s senior investment professionals and members of the Sub-Adviser Investment Committee, have several conflicts of interest as a result of the other activities in which they engage. For example, the members of the Adviser’s and Sub-Adviser’s investment teams are and may in the future become affiliated with entities engaged in business activities similar to ours and may have conflicts of interest in allocating their time. Moreover, each of the Adviser’s senior investment professionals and members of the Sub-Adviser Investment Committee are engaged in other business activities which divert their time and attention. The professional staff of the Adviser and the Sub-Adviser devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement and Sub-Advisory Agreement, as applicable. However, such persons may be committed to providing investment advisory and other services for other clients, and engage in other business ventures in which we have no interest. As a result of these separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among us, other advisory clients and other business ventures.

Our base management fee is directly impacted by our leverage.

Leverage will directly impact the base management fee which is calculated based off our Managed Assets. Therefore, any increase in leverage will increase the base management fee. In addition, the fact that the base management fee is payable based upon our Managed Assets, which would include any borrowings for investment purposes, creates an incentive for the Adviser to cause us to use leverage to make additional investments, including when it may not be appropriate to do so.

Our incentive fee structure may incentivize the Adviser and the Sub-Adviser to pursue speculative investments, use leverage when it may be unwise to do so, or refrain from de-levering when it would otherwise be appropriate to do so.

The incentive fee payable by us to the Adviser and the Sub-Adviser may create an incentive for the Adviser and the Sub-Adviser to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. The incentive fee payable to the Adviser and Sub-Adviser is based on our Pre-Incentive Fee Net Investment Income, as calculated in accordance with our Investment Advisory Agreement. This may encourage the Adviser to use leverage to increase the return on our investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our securities.

We may be obligated to pay the Adviser and the Sub-Adviser incentive compensation even if we incur a loss or with respect to investment income that we have accrued but not received.

The Adviser and the Sub-Adviser are entitled to incentive compensation for each fiscal quarter based on our Pre-Incentive Fee Net Investment Income, if any, for the immediately preceding calendar quarter above a performance threshold for that quarter. Accordingly, since the performance threshold is based on a percentage of our NAV, decreases in our NAV make it easier to achieve the performance threshold. Our Pre-Incentive Fee Net Investment Income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that we may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay the Adviser and the Sub-Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. In addition, Pre-Incentive Fee Net Investment Income includes accrued income that we have not yet received in cash. The Adviser and the Sub-Adviser are not obligated to return the Incentive Fee based on accrued income that is later determined to be uncollectible in cash.

Any incentive fee payable by us that relates to our Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued, but not yet received, including OID, which may arise if we receive fees in connection with the origination of a loan or possibly in other circumstances, or contractual PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. To the extent we do not distribute accrued PIK interest, the deferral of PIK interest has the simultaneous effects of increasing the assets under management and increasing the base management fee at a compounding rate, while generating investment income and increasing the incentive fee at a compounding rate. In addition, the deferral of PIK interest would also increase the loan-to-value ratio at a compounding rate if the issuer’s assets do not increase in value, and investments with a deferred interest feature, such as PIK interest, may represent a higher credit risk than loans on which interest must be paid in full in cash on a regular basis.

For example, if an entity defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. Neither the Adviser nor the Sub-Adviser is under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in us paying an incentive fee on income that we never received.

The Adviser’s and the Sub-Adviser’s liability is limited under the Investment Advisory Agreement and the Sub-Advisory Agreement, respectively, and we have agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement and the Sub-Advisory Agreement, the Adviser and Sub-Adviser, respectively, do not assume any responsibility to us other than to render the services called for under the agreement, and they are not responsible for any action of our Board of Trustees in following or declining to follow the Adviser’s advice or recommendations. The Adviser and the Sub-Advisory maintain a contractual and fiduciary relationship with us. Under the terms of the Investment Advisory Agreement and the Sub-Advisory Agreement, the Adviser and Sub-Adviser, respectively, their respective officers, managers, members, agents, employees and other affiliates are not liable to us for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement and Sub-Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s or Sub-Adviser’s duties under the applicable agreement. In addition, we have agreed to indemnify the Adviser and Sub-Adviser and each of their respective officers, managers, members, agents, employees and other affiliates from and against all damages, liabilities, costs and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser or Sub-Adviser of its obligations under the Investment Advisory Agreement or Sub-Advisory Agreement, as applicable, except where attributable to willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s or Sub-Adviser’s duties under the applicable agreement. These protections may lead the Adviser and Sub-Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The Adviser and the Sub-Adviser may not be able to achieve the same or similar returns as those achieved by other portfolios managed by the Adviser’s senior investment professionals and the Sub-Adviser Investment Committee.

Although the Adviser’s senior investment professionals and members of the Sub-Adviser Investment Committee manage other investment portfolios, including accounts using investment objectives, investment strategies and investment policies similar to ours, we cannot assure you that we will be able to achieve the results realized by such portfolios.

Risks Related to BDCs

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to laws and regulations at the local, state, and federal levels. Changes to the laws and regulations governing our permitted investments may require a change to our investment strategy. Such changes could differ materially from our strategies and plans as set forth in this Registration Statement and may shift our investment focus from the areas of expertise of our Advisers. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment in us.

We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

We expect to be classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. In particular, because our portfolio of investments may lack diversification among the issuers of securities and related investments, we are susceptible to a risk of significant loss if one or more of these issuers and related investments experience a high level of defaults on the collateral that they hold.

The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a business development company.

As a BDC, the 1940 Act will prohibit us from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. In addition, in order to qualify as a RIC for U.S. federal income tax purposes, we will be required to satisfy certain source-of-income, diversification and distribution requirements. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets, or if necessary to maintain or status as a RIC. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the then-current value of such investments.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions and correspondingly decrease our operating flexibility. Furthermore, any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, any such failure could cause an event of default under our future outstanding indebtedness, which could have a material adverse effect on our business, financial condition or results of operations.

Regulations governing our operation as a BDC and RIC will affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a BDC, the necessity of raising additional capital may expose us to risks, including risks associated with leverage.

In order to obtain RIC tax benefits, we must distribute to our Shareholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”). As a result of the Annual Distribution Requirement to qualify for tax treatment as a RIC, we may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. Following our election to be regulated as a BDC, under the 1940 Act, we may issue “senior securities,” including borrowing money from banks or other financial institutions only in amounts such that the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred shares, if any, equals at least 150% after such incurrence or issuance. If we issue senior securities, we will be exposed to risks associated with leverage, including an increased risk of loss. Our ability to issue different types of securities is also limited. Compliance with RIC distribution requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. Therefore, we intend to seek to continuously issue equity securities, which may lead to Shareholder dilution.

For U.S. federal income tax purposes, we will be required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to qualify for or maintain our status as a RIC. Under such circumstances, we may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

We borrow to fund investments. If the value of our assets declines, we may be unable to satisfy the asset coverage test that we will be required to comply as a BDC under the 1940 Act, which would prohibit us from paying distributions and could prevent us from qualifying for tax treatment as a RIC, which would generally result in a corporate-level U.S. federal income tax on any income and net gains. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

In addition, we anticipate that as market conditions permit, we may securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses.

Under the 1940 Act, we will generally be prohibited from issuing or selling our Shares at a price per share, after deducting selling commissions and dealer manager fees, that is below our NAV per share, which may be a disadvantage as compared with other public companies. We may, however, sell our shares, or warrants, options or rights to acquire our Shares, at a price below the current NAV per share if our Board, including our Independent Trustees, determine that such sale is in our best interests and the best interests of our Shareholders, and our Shareholders, as well as those Shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities.

Risks Related to an Investment in Our Securities

Investing in our Shares will involve a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options, including volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Shares may not be suitable for someone with lower risk tolerance.

Our Shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, our Shareholders will have limited liquidity.

Our Shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. Our Shares are not registered under the Securities Act, or any state securities law and will be restricted as to transfer by law. Shareholders generally may not sell, assign or transfer their Shares unless such Transfer is made in accordance with applicable securities laws. Except in limited circumstances for legal or regulatory purposes, Shareholders are not entitled to redeem their Shares. Shareholders must be prepared to bear the economic risk of an investment in us for an indefinite period of time.

Our Shareholders will experience dilution in their ownership percentage if they do not participate in our distribution reinvestment plan.

All distributions declared in cash payable to Shareholders that are participants in our distribution reinvestment plan are reinvested in Shares. As a result, our Shareholders that do not participate in our distribution reinvestment plan will experience dilution in their ownership percentage of our Shares over time.

Although we have adopted a share repurchase program, we have discretion to not repurchase your Shares, to suspend the program, and to cease repurchases.

Although we have adopted a share repurchase program, we may amend, suspend or terminate the share repurchase program at any time in the discretion of our Board of Trustees. You may not be able to sell your Shares at all in the event our Board of Trustees amends, suspends or terminates the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Shares being repurchased without regard to class. The share repurchase program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.

The timing of our tender offers pursuant to our share repurchase program may be at a time that is disadvantageous to our Shareholders.

In the event you choose to participate in our share repurchase program, you will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the Shares being repurchased will be on the applicable repurchase date (the “Repurchase Date”). Although Shareholders will have the ability to withdraw their repurchase request prior to the Repurchase Date, to the extent a Shareholder seeks to sell Shares to us as part of our periodic share repurchase program, the Shareholder will be required to do so without knowledge of what the repurchase price of our Shares will be on the Repurchase Date.

Our cash distributions to Shareholders may change and a portion of our distributions to Shareholders may be a return of capital.

The amount of our cash distributions may increase or decrease at the discretion of the Board of Trustee, based upon its assessment of the amount of income generated, the amount of cash available to us for this purpose and other factors. Unless we are able to generate sufficient cash through the successful implementation of our investment strategy, we may not be able to sustain a given level of distributions and may need to reduce the level of our cash distributions in the future. Further, to the extent that the portion of the cash generated from our investments that is recorded as interest income for financial reporting purposes is less than the amount of our distributions, all or a portion of one or more of our future distributions, if declared, may comprise a return of capital. Accordingly, Shareholders should not assume that the sole source of any of our distributions is net investment income.

Our Shareholders may receive additional Shares as distributions, which could result in adverse tax consequences to them.

In order to satisfy certain annual distribution requirements to maintain RIC tax treatment under Subchapter M of the Code, we may, if we have the ability to, declare a large portion of a distribution in additional Shares instead of in cash even if a Shareholder has opted out of participation in the DRIP. If we were to be treated as a publicly offered RIC, then consistent with IRS guidance applicable to publicly offered RICs, as long as at least 20% (or such lower percentage as may be approved by the IRS from time to time) of such distribution is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a shareholder generally would be subject to tax on 100% of the fair market value of the distribution on the date the distribution is received by the shareholder in the same manner as a cash distribution, even though most of the distribution was paid in Shares.

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. Shareholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

As of the date we elect to be regulated as a BDC under the 1940 Act, we do not expect to be a “publicly offered regulated investment company,” as defined in the Code, and no assurances can be provided that we would qualify as a “publicly offered regulated investment company” in any year in the future. If we are not a “publicly offered regulated investment company” for any taxable year, each U.S. Shareholder that is an individual, trust or estate (a “non-corporate U.S. Shareholder”) will be treated as having received a dividend from us in the amount of such U.S. Shareholder’s allocable share of the base management fee and incentive fee paid to the Adviser and certain of our other expenses for the taxable year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. Miscellaneous itemized deductions of a non-corporate U.S. Shareholder are not deductible by such U.S. Shareholder. In addition, if we are not treated as a “publicly offered regulated investment company” we will be subject to limitations on the deductibility of certain “preferential dividends” that may be distributed to Shareholders on a non-pro-rata basis. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

We are subject to restrictions that may discourage a change of control.

The Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of us. The Trustees are elected for indefinite terms and do not stand for reelection on a regular basis, although they may stand for reelection in connection with the election of another Trustee. Trustee may be removed from office for cause only, and not without cause, by action taken by a majority of the remaining Trustees or by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. The anti-takeover provisions in the Declaration of Trust promote stability in our governance and limit the risk that we will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders. However, these anti-takeover provisions may also inhibit certain changes of control that could benefit shareholders, such as by leading to improvements in our operations, by leading to increased returns of capital to shareholders or through other means. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Board.

Borrowings and preferred stock (if any) may cause the NAV of our Shares to be more volatile.

Leverage magnifies the potential for loss on invested equity capital. We have borrowed under the KeyBank Credit Agreement (via our wholly-owned financing subsidiary, EPT SPV) and issued the 2028 Series A Notes, and may in the future issue additional debt securities or preferred stock. Such leverage may cause the NAV of our Shares to become more volatile. If the dividend rate on our outstanding preferred shares or interest rate payable on indebtedness were to approach the net rate of return on our investment portfolio, the benefit of leverage to the common Shareholders would be reduced. If the dividend rate on the preferred shares or interest rate payable on indebtedness were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the Shareholders than if we had not issued preferred shares. Any decline in the NAV of our investments would be borne entirely by Shareholders. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to Shareholders than if we were not leveraged through the issuance of preferred shares and debt securities. We might be in danger of failing to maintain the required asset coverage of the preferred shares or indebtedness or of losing our ratings, if any, on the preferred shares or indebtedness or, in an extreme case, our current investment income might not be sufficient to meet the dividend requirements on the preferred shares or interest rate payable on indebtedness. In order to counteract such an event, we might need to liquidate investments in order to fund a redemption of some or all of the preferred shares or debt. In addition, we would pay (and Shareholders would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares or indebtedness, including higher advisory fees if our total return exceeds the dividend rate on the preferred shares.

Risks Related to Our Structure

Our investment portfolio will be recorded at fair value in accordance with the 1940 Act. As a result, there will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser in accordance with written valuation policies and procedures, subject to oversight by our Board of Trustees, in accordance with Rule 2a-5 under the 1940 Act. Typically, there is no public market for the type of investments we target. We expect a majority of our investments to be categorized as Level 3 assets. We value these securities based on relevant information compiled by the Adviser and third-party valuation firms, and with the oversight of our Board of Trustees.

The determination of fair value and, consequently, the amount of unrealized gains and losses in our portfolio, are to a certain degree subjective and dependent on a valuation process approved and overseen by our Board of Trustees. Certain factors that may be considered in determining the fair value of our investments include the value attributable to the security from the enterprise value of the portfolio company or the proceeds that would most likely be received in a liquidation analysis. Valuation of certain investments is also based, in part, upon third-party valuation models which take into account various market inputs. Investors should be aware that the models, information and/or underlying assumptions utilized by the Adviser or such models will not always correctly capture the fair value of an asset. Because such valuations, and particularly valuations of securities that are not publicly traded like those we hold, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The Adviser’s determinations of fair value may differ materially from the values that would have been used if an active public market for these securities existed. The Adviser’s determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we may ultimately realize on one or more of our investments. See “Item 2. Financial Information—Critical Accounting Estimates and Policies—Valuation of Investments.”

We may experience fluctuations in our NAV and quarterly operating results.

We could experience fluctuations in our NAV due to a number of factors, including the timing of distributions to our Shareholders, fluctuations in the value of the securities that we hold, our ability or inability to make investments that meet our investment criteria, the interest and other income earned on our investments, the level of our expenses (including any interest or dividend rate payable on the debt securities or preferred shares we may issue), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, our NAV and results for any period should not be relied upon as being indicative of our NAV and results in future periods.

Our Board of Trustees may change our operating policies and strategies without shareholder approval, the effects of which may be adverse.

Our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies, other than those that we have deemed to be fundamental, without prior Shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our securities. However, the effects of any such changes could adversely impact our ability to pay distributions and cause you to lose all or part of your investment.

We will be subject to corporate-level income tax if we are unable to obtain and maintain our RIC status for U.S. federal income tax purposes.

We can offer no assurance that we will be able to obtain and maintain RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet certain annual distribution, income source and asset diversification requirements.

The annual distribution requirement for a RIC will be satisfied if we distribute distributions to our Shareholders each tax year of an amount generally at least equal to 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we use debt financing, we will be subject to certain asset coverage requirements under the 1940 Act and may be subject to financial covenants that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

The income source requirement will be satisfied if we obtain at least 90% of our income for each tax year from dividends, interest, gains from the sale of our securities or similar sources.

The asset diversification requirement will be satisfied if we meet certain asset composition requirements at the end of each quarter of our tax year. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are expected to be in securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason and remain or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as OID, PIK or market discount, which may arise if we acquire a debt security at a significant discount to par, or payment-in-kind interest, which represents contractual interest added to the principal amount of a debt security and due at the maturity of the debt security. We also may be required to include in income certain other amounts that we have not yet, and may not ever, receive in cash. Our investments in payment-in-kind interest may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the issuer of the security could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Since, in certain cases, we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. In addition, since our incentive fee is payable on our income recognized, rather than cash received, we may be required to pay advisory fees on income before or without receiving cash representing such income. The use of PIK and OID securities may provide certain benefits to the Adviser and the Sub-Adviser, including increasing management fees and incentive fee compensation.

Accordingly, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash. Further, the interest rates on PIK loans may be higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Legislative or regulatory tax changes could adversely affect us, our Shareholders, and our investments.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our Shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

If we are unable to obtain and/or refinance debt capital, our business could be materially adversely affected.

We obtain debt financing in order to obtain funds to make additional investments and grow our portfolio of investments. Such debt capital may take the form of a term credit facility with a fixed maturity date or other fixed term instruments, and we may be unable to extend, refinance or replace such debt financings prior to their maturity. If we are unable to obtain or refinance debt capital on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow our business. In addition, Shareholders would not benefit from the potential for increased returns on equity that incurring leverage creates. Any such limitations on our ability to grow and take advantage of leverage may decrease our earnings, if any, and distributions to Shareholders. In addition, in such event, we may need to liquidate certain of our investments, which may be difficult to sell if required, meaning that we may realize significantly less than the value at which we have recorded our investments. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we may receive smaller allocations, if any, on new investment opportunities under the Sub-Adviser’s allocation policy.

Debt capital that is available to us in the future, if any, including upon the refinancing of then-existing debt prior to its maturity, may be at a higher cost and on less favorable terms and conditions than costs and other terms and conditions at which we can currently obtain debt capital. In addition, if we are unable to repay amounts outstanding under any such debt financings and are declared in default or are unable to renew or refinance these debt financings, we may not be able to make new investments or operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as lack of access to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third parties or us, and could materially damage our business.

We, the Adviser or the Sub-Adviser could be the target of litigation.

We, our Adviser or the Sub-Adviser could become the target of securities class action litigation or other similar claims. The outcome of any such proceedings could materially adversely affect our business, financial condition, and/or operating results and could continue without resolution for long periods of time. Any litigation or other similar claims could consume substantial amounts of our management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on our financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, we could incur expenses associated with defending ourselves against litigation and other similar claims, and these expenses could be material to our earnings in future periods.

Significant Shareholders may control the outcome of matters submitted to our Shareholders or adversely impact us and our Shareholders.

To the extent any shareholder, individually or acting together with other Shareholders, controls a significant number of our voting securities (as defined in the 1940 Act) or any class of voting securities, they may have the ability to control the outcome of matters submitted to our Shareholders for approval, including the election of Trustees and any merger, consolidation or sale of all or substantially all of our assets, and may cause actions to be taken that you may not agree with or that are not in your interests or those of other securityholders. Prior to the initial closing, the Adviser and the Sub-Adviser, or affiliates thereof, will be our sole initial Shareholders.

The Adviser may enter into business arrangements with certain of our Shareholders, including granting indirect ownership in limited liability company interests in the Adviser. In such cases, such shareholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account (subject to any contractual voting restrictions or other similar arrangements).

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

Our competitors include both existing and newly formed equity and debt focused public and private funds, other BDCs, investment banks, venture-oriented commercial banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors will be substantially larger and have considerably greater financial, technical and marketing resources than us. For example, some competitors may have a lower cost of capital and access to funding sources (including deposits) that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. Furthermore, many of our competitors may not be subject to the regulatory restrictions that the 1940 Act will impose on us as a BDC or to the distribution and other requirements we will be required to satisfy to maintain our ability to be subject to tax as a RIC. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to offer.

The competitive pressures we will face may have a material adverse effect on our financial condition, results of operations and cash flows. We believe that some competitors may make loans with rates that will be comparable or lower than our rates. We may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

In addition, we believe a significant part of our competitive advantage will stem from the fact that the market for investments in small, fast-growing, private companies is underserved by traditional commercial banks and other financing sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.

We do not currently have comprehensive documentation of our internal controls.

We will not be required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of building out our internal controls over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities of ours.

Additionally, we will begin the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC, and result in a breach of the covenants under the agreements governing any of its financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting.

Our internal controls over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

We will be an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Shares less attractive to investors.

We intend to be, and will seek to remain, an “emerging growth company” as defined in the JOBS Act until the earlier of (1) the last day of our fiscal year in which the fifth anniversary of an initial public offering, if any, of our Shares, (2) the last day of the fiscal year in which our annual gross revenue first exceeds $1.235 billion, (3) the last day of a fiscal year in which we (a) have an aggregate worldwide market value of Shares held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (b) have been a reporting company under the Exchange Act, for at least one year (and filed at least one annual report under the Exchange Act) and (4) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition periods.

We cannot predict if investors will find our Shares less attractive because we will rely on some or all of these exemptions. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

General Risk Factors

A disruption or downturn in the capital markets and the credit markets or another government shutdown could impair our ability to raise capital and negatively affect our business.

We may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we invest or operate, including conditions affecting interest rates and the availability of credit. Unexpected volatility, illiquidity, governmental action, including a prolonged government shutdown, currency devaluation or other events in the global markets in which we directly or indirectly hold positions could impair our ability to carry out our business and could cause us to incur substantial losses. These factors are outside our control and could adversely affect the liquidity and value of our investments, and may reduce our ability to make attractive new investments.

In particular, economic and financial market conditions significantly deteriorated for a significant part of the past decade as compared to prior periods. Global financial markets experienced considerable declines in the valuations of equity and debt securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. Although certain financial markets have improved, to the extent economic conditions experienced during the past decade recur, they may adversely impact our investments. Signs of deteriorating sovereign debt conditions in Europe and elsewhere and uncertainty regarding the U.S. economy more generally could lead to further disruption in the global markets. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by our Advisers will prove correct, and actual events and circumstances may vary significantly.

We may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact in the conduct of our business.

U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to us and issuers in which we invest. For example, if a bank in which we or an issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by us or an issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to us or an issuer fails, we or the issuer could be unable to draw funds under their credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by us and issuers in which we invest remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to us and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on us and issuers in which we invest.

We also may be subject to risk arising from a broad sell off or other shift in the credit markets, which may adversely impact our income and NAV. In addition, if the value of our assets declines substantially, we may fail to maintain the minimum asset coverage imposed upon us by the 1940 Act. Any such failure would affect our ability to issue preferred shares, debt securities and other senior securities, including borrowings, and may affect our ability to pay distributions on our equity, which could materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets or to obtain additional debt financing. For example, we cannot be certain that we would be able to obtain debt financing on commercially reasonable terms, if at all. In previous market cycles, many lenders and institutional investors have previously reduced or ceased lending to borrowers. In the event of such type of market turmoil and tightening of credit, increased market volatility and widespread reduction of business activity could occur, thereby limiting our investment opportunities. Moreover, we are unable to predict when economic and market conditions may be favorable in future periods. Even if market conditions are broadly favorable over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Some of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during periods of economic recession or downturn. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest.

In an economic downturn, we may have non-performing assets or non-performing assets may increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our loans. A severe recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

The occurrence of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our investments, and our ongoing operations, costs and profitability. Any such unfavorable economic conditions, including rising interest rates, may also increase our funding costs, limit our access to capital markets or negatively impact our ability to obtain financing, particularly from the debt markets. In addition, any future financial market uncertainty could lead to financial market disruptions and could further impact our ability to obtain financing. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results and financial condition.

We are subject to risks relating to inflation.

Inflation and rapid fluctuations in inflation rates, as has recently occurred in the U.S., have had in the past, and may in the future have, negative effects on economies and financial markets. Wage and price controls have been imposed at times in certain countries in an attempt to control inflation, which could significantly affect the operation of the issuers of securities or other investments in which we invest. Governmental efforts to curb inflation often have negative effects on the level of economic activity. As such, inflation and rapid fluctuations in inflation rates can adversely affect our financial performance. In addition, the market value of our investments may decline in times of higher inflation rates given that the most commonly used methodologies for valuing investments (e.g., discounted cash flow analysis) are sensitive to rising inflation and real interest rates. There can be no assurance that inflation will not continue to be a serious problem and have an adverse impact on our performance and our investments. Were significant inflation to return, the effect on our investment ’strategy could be materially adverse.

Uncertainty about presidential administration initiatives could negatively impact our business, financial condition and results of operations.

There is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels, which have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. The presidential administration’s changes to U.S. policy may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, taxes, healthcare, the U.S. regulatory environment, inflation and other areas. We cannot predict the impact, if any, of these changes to our business, and they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.

Terrorist actions, natural disasters, outbreaks or pandemics may disrupt the market and impact our operations.

Terrorist acts, acts of war, natural disasters, outbreaks or pandemics may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. For example, many countries have experienced outbreaks of infectious illnesses in recent decades.

Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. The responses to viral illnesses outbreaks have varied as has their impact on human health, local economies and the global economy, and it is impossible at the outset of any such outbreak to estimate accurately what the ultimate impact of any such outbreak will be. Protective measures taken by governments and the private sector to mitigate the spread of such illness, including travel restrictions and outright bans, quarantines, and work-at-home arrangements, and the spread of any such illness within our offices and the offices of our service providers, could seriously impair our operational capabilities, potentially harming our business and our operating results.

Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

Social, political, economic and other conditions and events, such as natural disasters, epidemics and pandemics, terrorism, conflicts, including the conflicts in Russia and Ukraine and the Middle East, and social unrest, create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

In addition, disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

●	Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments.

●	Significant changes in the capital markets may adversely affect the pace of our investment activity and economic activity generally.

●	The illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments.

In addition, current market conditions may make it difficult to extend obtain indebtedness on favorable terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we would otherwise expect, including being at a higher cost in rising interest rate environments. If we are unable to raise debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make or fund commitments to our portfolio companies and, in turn, could have a material adverse impact on our business, operating results and financial condition.

We are subject to risks related to cybersecurity and other disruptions to information systems.

We are highly dependent on the communications and information systems of the Adviser, the Sub-Adviser, the Administrator and their affiliates as well as certain other third-party service providers. We, and our service providers, are susceptible to operational and information security risks. While we, the Adviser, the Sub-Adviser and the Administrator have procedures in place with respect to information security, technologies may become the target of cyber-attacks or information security breaches that could result in the unauthorized gathering, monitoring, release, misuse, loss or destruction of our and/or our Shareholders’ confidential and other information, or otherwise disrupt our operations or those of our service providers. Disruptions or failures in the physical infrastructure or operating systems and cyber-attacks or security breaches of the networks, systems or devices that we and our service providers use to service our operations, or disruption or failures in the movement of information between service providers could disrupt and impact the service providers’ and our operations, potentially resulting in financial losses, the inability of our Shareholders to transact business and of us to process transactions, inability to calculate our NAV, misstated or unreliable financial data, violations of applicable privacy and other laws, regulatory fines, penalties, litigation costs, increased insurance premiums, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Our service providers’ policies and procedures with respect to information security have been established to seek to identify and mitigate the types of risk to which we and our service providers are subject. As with any risk management system, there are inherent limitations to these policies and procedures as there may exist, or develop in the future, risks that have not been anticipated or identified. There can be no assurance that we or our service providers will not suffer losses relating to information security breaches (including cyber-attacks) or other disruptions to information systems in the future.

We are subject to risks associated with artificial intelligence and machine learning technology.

Artificial intelligence, including machine learning and similar tools and technologies that collect, aggregate, analyze or generate data or other materials, or collectively, AI, and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve. Recent technological advances in AI pose risks to us and our portfolio companies. We and our portfolio companies could also be exposed to the risks of AI if third-party service providers or any counterparties, whether or not known to us, also use AI in their business activities. We and our portfolio companies may not be in a position to control the use of AI technology in third-party products or services. Use of AI could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming partly accessible by other third-party AI applications and users. While we do not currently use AI to make investment recommendations, the use of AI could also exacerbate or create new and unpredictable risks to our business and the business of our portfolio companies, including by potentially significantly disrupting the markets in which we and our portfolio companies operate or subjecting us and our portfolio companies to increased competition and regulation, which could materially and adversely affect business, financial condition or results of operations of us and our portfolio companies. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by us and our portfolio companies. Independent of its context of use, AI technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error—potentially materially so—and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI technology. To the extent that we or our portfolio investments are exposed to the risks of AI use, any such inaccuracies or errors could have adverse impacts on us or our investments. AI technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

Tariffs may adversely affect us or our portfolio companies.

Existing or new tariffs imposed on foreign goods imported by the United States or on U.S. goods imported by foreign countries could subject us or our portfolio companies to additional risks. Among other effects, tariffs may increase the cost of production for certain of our portfolio companies or reduce demand for their products, which could affect their results of operations. We cannot predict whether, or to what extent, any tariff or other trade protections may affect us or our portfolio companies.

There have been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs, creating significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that more of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

ITEM 2.	FINANCIAL INFORMATION

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Discussion of Management’s Operating Plans

Overview

We are a recently formed “perpetual-life”, externally managed, non-diversified closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We were initially formed as a Delaware limited liability company on May 3, 2024, commenced operations as a private fund exempt from the definition of “investment company” under Section 3(c)(7) of the 1940 Act on June 28, 2024, and converted into a Delaware statutory trust on August 28, 2025 in connection with our election to be regulated as a BDC.

Our investment objective is to generate current income and, to a lesser extent, capital appreciation.

We seek to achieve our investment objective by making investments consisting primarily of senior secured term loans, equipment financings and to a lesser extent, asset-based lending, working capital loans, equity and equity-related investments. We make senior secured loans typically to institutionally-backed growth-oriented companies for growth capital. Our equipment financings involve loans for general or specific use, including acquiring equipment, that are secured by the equipment or other assets of the portfolio company and provide the borrower with growth capital. In addition, we may obtain warrants or contingent exit fees at funding from many of our portfolio companies, providing an additional potential source of investment return. The warrants entitle us to purchase preferred or common equity of a portfolio company, and we typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. Contingent exit fees are cash fees payable upon the consummation of certain trigger events, such as a successful change of control or initial public offering of the portfolio company. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing round.

We target investments in growth-oriented companies with institutional investor support, experienced management teams, promising products and offerings, and large expanding markets. We define “growth-oriented companies” as companies that have significant ownership and active participation by sponsors and expected annual revenues of up to $100 million. These companies typically are private companies that have begun to have success selling their products to the market and need additional capital to expand their operations and sales. Despite often achieving growing revenues, these types of companies typically have limited financing options to fund their growth. Equity, being dilutive in nature, is generally the most expensive form of capital available, while traditional bank financing is rarely available, given the lifecycle stage of these companies. Financing from us bridges this financing gap, providing companies with growth capital, which may result in improved profitability, less dilution for all equity investors, and increased enterprise value.

Under normal market conditions, we expect to invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in senior secured lending instruments (measured at the time of investment). Senior Secured Lending instruments refers to fixed or floating rate debt instruments which (1) are legally entitled to a priority right of repayment in full prior to the repayment of subordinated indebtedness and/or equity interests and (2) hold a security interest against some or all assets which have been pledged in favor of the persons which have furnished such Senior Secured Lending instruments (or direct or indirect assignees, participants, syndicates or other successors thereto). Our investments in equity or equity-related instruments (or instruments convertible into equity or equity-related instruments) that were “attached” to or otherwise acquired by us in conjunction with an investment in Senior Secured Lending instruments shall count towards the numerator in determining our compliance with this 80% investment policy. In addition, any investments consistent with the foregoing that are held through a subsidiary, special purpose vehicle, joint venture, or other similar structuring vehicle shall count towards the numerator.

Critical Accounting Estimates and Policies

The preparation of our financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. Our critical accounting estimates, including those relating to valuation of investments and income recognition, are described below. Please refer to “Note 2 – Significant Accounting Policies” in the notes to the consolidated financial statements included in this Registration Statement for a discussion of our significant accounting policies.

Valuation of Investments

The most significant estimate inherent in the preparation of our consolidated financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board of Trustees has designated the Adviser to serve as the “valuation designee” to perform fair value determinations in respect of our portfolio investments that do not have readily available market quotations.

We account for our investments in accordance with U.S. GAAP, and fair value our investment portfolio in accordance with the provisions of the FASB ASC Topic 820, Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

In determining the value of publicly-traded securities, such securities are generally valued utilizing the official closing price from the applicable exchange at the measurement date. Public non-traded securities are typically valued based on recent market transactions involving the same security on or around the measurement date. If observable transactions are limited (or if there are none), the Adviser will consider utilizing broker quotations or an independent valuation agent. Privately placed investments are generally fair valued utilizing valuations provided by an independent valuation agent as an input. In addition to the techniques described above, the Adviser may from time to time use other valuation techniques and methodologies when determining fair value measurements. A third-party valuation firm’s advice is only one factor considered in the valuation of an investment, and the Adviser does not rely on such advice in determining the fair value of our investments in accordance with the 1940 Act.

Our investment portfolio is valued no less frequently than monthly. Fair valuations are ultimately determined by the Adviser’s valuation committee, which is comprised of a majority of non-investment personnel, in accordance with the Adviser’s valuation policies and procedures. Our Board of Trustees oversees the valuation designee and the process that it uses to determine the fair value of our assets. In this regard, the Board of Trustees receives periodic and, as applicable, prompt reporting regarding certain material valuation matters, as required by Rule 2a-5 under the 1940 Act. We have the sole right to change the frequency of determination of NAV at the Board of Trustees’ discretion.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material. Fair value estimates are made at discrete points in time based on relevant information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The carrying amounts of our financial instruments, consisting of cash, investments, receivables, payables and other liabilities approximate the fair values of such items due to the short-term nature of these instruments.

Income Recognition

We recognize interest income on an accrual basis and recognizes it as earned in accordance with the contractual terms of the loan agreement to the extent that such amounts are expected to be collected. Original issue discount (“OID”) initially includes the estimated fair value of detachable warrants obtained in conjunction with the origination of debt securities, and is accreted into interest income over the term of the loan as a yield enhancement based on the effective yield method. Interest income from payment-in-kind (“PIK”) represents contractually deferred interest added to the loan balance recorded on an accrual basis to the extent such amounts are expected to be collected.

In addition, we may also be entitled to an end-of-term (“EOT”) payment. EOT payments to be paid at the termination of the debt agreement are accreted into interest income over the contractual life of the debt based on the effective yield method. When a portfolio company pre-pays their indebtedness prior to the scheduled maturity date, the acceleration of the unaccreted OID and EOT is recognized as interest income.

Income related to application or origination payments, including facility commitment fees, net of related expenses and generally collected in advance, are accreted into interest income over the contractual life of the loan. We recognize nonrecurring fees and additional OID and EOT received in consideration for contract modifications commencing in the quarter relating to the specific modification.

We recognize one-time fee income, including, but not limited to, structuring fees, prepayment penalties, and exit fees related to a change in ownership of the portfolio company, as other income when earned. These fees are generally earned when the portfolio company enters into an equipment financing arrangement or pays off their outstanding indebtedness prior to the scheduled maturity.

Portfolio Composition and Investment Activity

Portfolio Composition

As of June 30, 2025, our investment portfolio had an aggregate fair value of approximately $82.9 million and was comprised of approximately $51.8 million in secured loans, $28.9 million in equipment financings, and $2.1 million in equity and warrants, across 56 portfolio companies. As of December 31, 2024, our investment portfolio had an aggregate fair value of approximately $66.9 million and was comprised of approximately $37.9 million in secured loans, $28.0 million in equipment financings, and $1.1 million in equity and warrants, across 42 portfolio companies.

A summary of the composition of our investment portfolio at cost and fair value as a percentage of total investments are shown in the following table as of June 30, 2025 and December 31, 2024:

	June 30, 2025		December 31, 2024
Type	Cost	Fair Value	Cost	Fair Value
Secured Loans	62.6%	62.6%	56.5%	56.6%
Equipment Financings	35.3%	34.9%	41.9%	41.8%
Equity	0.4%	0.5%	0.2%	0.1%
Warrants	1.7%	2.0%	1.4%	1.4%
Total	100.0%	100.0%	100.0%	100.0%

The following table shows the composition of our investment portfolio by geographic region at cost and fair value as a percentage of total investments as of June 30, 2025 and December 31, 2024. The geographic composition is determined by the location of the corporate headquarters of the portfolio company.

	June 30, 2025		December 31, 2024
	Cost	Fair Value	Cost	Fair Value
Geographic Region	%	%	%	%
United States:
West	31.9%	31.9%	34.5%	34.5%
Northeast	34.2%	34.1%	38.9%	38.7%
South	10.5%	10.5%	5.3%	5.4%
Southeast	6.0%	6.1%	6.8%	6.8%
Mountain	5.8%	5.7%	6.6%	6.7%
Midwest	5.7%	5.7%	5.3%	5.2%
International:
Western Europe	3.7%	3.8%	2.7%	2.7%
Canada	2.2%	2.2%	0.0%	0.0%
Total	100.0%	100.0%	100.0%	100.0%

Set forth below is a table showing the industry composition of our investment portfolio at cost and fair value as a percentage of total investments as of June 30, 2025 and December 31, 2024:

	June 30, 2025		December 31, 2024
	Cost	Fair Value	Cost	Fair Value
Industry	%	%	%	%
Finance and Insurance	13.9%	13.7%	13.2%	13.3%
Other Healthcare Services	7.3%	7.3%	8.4%	8.5%
Medical Devices	12.4%	12.4%	11.4%	11.4%
SaaS	13.4%	13.5%	12.9%	12.9%
Space Technology	14.3%	14.5%	14.4%	14.4%
Green Technology	12.2%	12.0%	17.9%	17.7%
Artificial Intelligence & Automation	8.5%	8.5%	10.9%	11.0%
Healthcare Technology	3.6%	3.5%	2.4%	2.3%
Marketing, Media, and Entertainment	6.6%	6.6%	3.5%	3.4%
Connectivity	5.1%	5.1%	1.8%	1.8%
Transportation Technology	0.4%	0.4%	0.0%	0.0%
Consumer Products & Services	1.2%	1.4%	1.5%	1.6%
Food and Agriculture Technologies	1.1%	1.1%	1.7%	1.7%
Total	100.0%	100.0%	100.0%	100.0%

As of June 30, 2025 and December 31, 2024, the debt, including loans and equipment financings, in our portfolio had a weighted average time to maturity of approximately 3.6 years and 3.7 years, respectively. Additional information regarding our portfolio is set forth in the Consolidated Schedule of Investments and the related notes thereto included with this Registration Statement.

Concentrations of Credit Risk

Credit risk is the risk of default or non-performance by portfolio companies, equivalent to the investment’s carrying amount. Industry and sector concentrations will vary from period to period based on portfolio activity.

As of June 30, 2025 and December 31, 2024, the Company’s ten largest portfolio companies represented approximately 37.9% and 36.0%, respectively, of the total fair value of the Company’s investments in portfolio companies. As of both June 30, 2025 and December 31, 2024, the Company had six and five portfolio companies that represented 5% or more of the Company’s net assets, respectively.

Investment Activity

During the six months ended June 30, 2025, we invested approximately $14.6 million in 14 new portfolio companies and approximately $6.9 million in 12 existing portfolio companies, excluding deferred fees. During the six months ended June 30, 2025, we received an aggregate of $8.3 million in proceeds from repayments and sales of our investments, including proceeds of approximately $3.4 million from early repayments on our debt investments, and $4.9 million from scheduled/amortizing debt payments.

During the year ended December 31, 2024, we invested approximately $48.0 million in 43 new portfolio companies and approximately $26.0 million in 22 existing portfolio companies, excluding deferred fees. During the year ended December 31, 2024, we received an aggregate of $8.8 million in proceeds from repayments and sales of our investments, including proceeds of approximately $6.6 million from early repayments on our debt investments, $0.0 million from warrant and equity exits, and $2.2 million from scheduled/amortizing debt payments.

The following table provides a summary of the changes in the investment portfolio for the six months ended June 30, 2025 and the year ended December 31, 2024 (in thousands):

		For the period
		from June 28,
		2024
		(commencement
	Six Months	of operations) to
	Ended	December 31,
	June 30, 2025	2024
Beginning Portfolio, at fair value	$66,886	$—
Purchases, net of deferred fees	23,115	74,626
Proceeds received from sales and paydowns	(8,355)	(8,895)
Accretion of OID, EOT, and PIK payments	613	424
Net realized gain/(loss)	290	318
Net change in unrealized appreciation/(depreciation)	319	413
Ending Portfolio, at fair value	$82,868	$66,886

The level of our investment activity can vary substantially from period to period depending on many factors, including the amount of debt, including loans and equipment financings, and equity capital required by growth-oriented companies, the general economic environment and market conditions and the competitive environment for the types of investments we make.

Portfolio Asset Quality

The Sub-Adviser’s portfolio management team uses an ongoing investment risk rating system to characterize and monitor our outstanding loans and equipment financings. The portfolio management team monitors and, when appropriate, recommends changes to the investment risk ratings. The Sub-Adviser reviews the recommendations and/or changes to the investment risk ratings, which are submitted on a quarterly basis to the audit committee of our Board of Trustees.

For our investment risk rating system, we review seven different criteria and, based on our review of such criteria, we assign a risk rating on a scale of 1 to 5, as set forth in the following illustration.

The following table shows the distribution of our secured loan and equipment financing investments on the 1 to 5 investment risk rating scale range at fair value as of June 30, 2025 and December 31, 2024 (dollars in thousands):

		June 30, 2025		December 31, 2024
Investment Risk Rating		Investments at	Percentage of	Investments at	Percentage of
Scale Range	Designation	Fair Value	Total Portfolio	Fair Value	Total Portfolio
4.0 - 5.0	Very Strong Performance	$1,292	1.6%	$1,299	2.0%
3.0 - 3.9	Strong Performance	29,963	37.1%	33,158	50.4%
2.0 - 2.9	Performing	49,516	61.3%	31,377	47.7%
1.6 - 1.9	Watch	—	0.0%	—	0.0%
1.0 - 1.5	Default/Workout	—	0.0%	—	0.0%
Total Debt Investments		$80,771	100%	$65,834	100%

As of June 30, 2025 and December 31, 2024, our debt investments had a weighted average risk rating score of 2.9 and 3.1, respectively.

Debt Investments on Non-Accrual Status

When a debt security becomes 90 days or more past due, or if our management otherwise does not expect that principal, interest, and other obligations due will be collected in full, we will generally place the debt security on non-accrual status and cease recognizing interest income on that debt security until all principal and interest due has been paid or we believe the borrower has demonstrated the ability to repay its current and future contractual obligations. Any uncollected interest is reversed from income in the period that collection of the interest receivable is determined to be doubtful. However, we may make exceptions to this policy if the investment has sufficient collateral value and is in the process of collection.

As of June 30, 2025 and December 31, 2024, no loans or equipment financings loans were on non-accrual status.

Results of Operations

The following discussion and analysis of our results of operations encompasses our consolidated results for the three and six months ended June 30, 2025 and year ended December 31, 2024.

Investment Income

The following tables sets forth the components of investment income (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Stated interest income	$2,354	$4,646
Amortization of OID and EOT	382	576
Prepayment penalty and related fees	—	—
Other fee income	5	12
Total investment income	$2,741	$5,234

Year Ended
December 31, 2024
Stated interest income	$2,283
Amortization of OID and EOT	349
Prepayment penalty and related fees	74
Other fee income	5
Total investment income	$2,711

For the three and six months ended June 30, 2025, total investment income was approximately $2.7 million and $5.2 million, respectively, which represents an approximate effective yield of 14.7% and 14.0%, respectively, on the average investments during the year.

For the year ended December 31, 2024, total investment income was approximately $2.7 million, which represents an approximate effective yield of 8.3% on the average investments during the year.

Net Operating Expenses and Excise Taxes

Our operating expenses are comprised of interest and fees on our borrowings, management fees and incentive fees, professional fees, general and administrative expenses, and excise taxes. Our operating expenses totaled approximately $1.7 million and $3.0 million, respectively, for the three and six months ended June 30, 2025.

Our operating expenses totaled approximately $2.4 million for the year ended December 31, 2024.

Interest Expense and Other Debt Financing Costs

Our interest expense and other debt financing costs are primarily comprised of interest and fees related to secured borrowings under the KeyBank Credit Agreement. Interest expense and other debt financing costs on our borrowings totaled approximately $0.5 million and $0.9 million, respectively, for the three and six months ended June 30, 2025. Our weighted average effective interest rate, comprised of interest and amortization of fees and discount, was approximately 11.68% and 12.18%, respectively, for the three and six months ended June 30, 2025.

Interest expense and other debt financing costs on our borrowings totaled approximately $0.2 million for the year ended December 31, 2024. Our weighted average effective interest rate, comprised of interest and amortization of fees and discount, was approximately 14.98% for the year ended December 31, 2024. The increase in interest expense for the three and six months ended June 30, 2025 as compared to the year ended December 31, 2024, was primarily due to the increased borrowings under our credit facility.

Management Fees and Incentive Fees

Base management fees for the three and six months ended June 30, 2025 totaled approximately $0.3 million and $0.6 million, respectively. Incentive fees for the three and six months ended June 30, 2025 totaled approximately $0.3 million and $0.6 million, respectively.

Base management fees for the year ended December 31, 2024 totaled approximately $0.3 million. Incentive fees for the year ended December 31, 2024 totaled approximately $0.3 million.

Professional Fees and Expenses

Professional fees expenses, consisting of legal fees, accounting fees and third-party valuation fees, totaled approximately $0.2 million and $0.2 million, respectively, for the three and six months ended June 30, 2025.

Professional fees expenses, consisting of legal fees, accounting fees and third-party valuation fees, totaled approximately $0.1 million for the year ended December 31, 2024. The increase in professional fees was driven by legal, administrative, audit and tax expenses.

Administrative Services Expenses and General and Administrative Expenses

Administrative services expenses primarily consists of administrative fees and general and administrative expenses include insurance premiums, rent, state taxes and various other expenses related to our ongoing operations. Our administrative services expenses and general and administrative expenses totaled approximately $0.5 million and $0.6 million for the three and six months ended June 30, 2025, respectively.

Our administrative services expenses and general and administrative expenses totaled approximately $1.4 million for the year ended December 31, 2024.

Excise Taxes

Our excise taxes for the three and six months ended June 30, 2025, and the year ended December 31, 2024 was $0 for each period.

Net Investment Income

For the three months ended June 30, 2025, we recognized approximately $2.7 million in total investment income as compared to approximately $1.7 million in total expenses, including excise tax expense, resulting in net investment income of approximately $1.0 million. For the six months ended June 30, 2025, we recognized approximately $5.2 million in total investment income as compared to approximately $3.0 million in total expenses, including excise tax expense, resulting in net investment income of approximately $2.3 million.

For the year ended December 31, 2024, we recognized approximately $2.7 million in total investment income as compared to approximately $2.4 million in total expenses, including excise tax expense, resulting in net investment income of approximately $0.3 million.

Net Realized Gains and Losses

Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written off during the period.

The net realized gains (losses) from the sales, repayments, or exits of investments for the three and six months ended June 30, 2025 were comprised of the following (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Net realized gain/(loss) on investments:
Gross realized gains	$290	290
Gross realized losses	—	—
Total net realized gains/(losses) on investments	$290	$290

The net realized gains (losses) from the sales, repayments, or exits of investments for the year ended December 31, 2024 were comprised of the following (in thousands):

Year Ended December 31, 2024
Net realized gain/(loss) on investments:
Gross realized gains	$318
Gross realized losses	—
Total net realized gains/(losses) on investments	$318

Net Change in Unrealized Appreciation / (Depreciation) from Investments

Net change in unrealized appreciation/(depreciation) from investments primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.

Net unrealized appreciation and depreciation on investments for the three and six months ended June 30, 2025 is comprised of the following (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Gross unrealized appreciation	$537	$785
Gross unrealized depreciation	(250)	(437)
Net unrealized appreciation/(depreciation) reclassified related to net realized gains or losses	(29)	(29)
Total net unrealized gains/(losses) on investments	$258	$319

During the three months ended June 30, 2025, our net unrealized appreciation totaled less than $0.3 million, which included net unrealized appreciation of $0.3 million from our warrant investments, net unrealized appreciation of $0.1 million from our equity investments and net unrealized depreciation of $0.1 million from our debt investments.

During the six months ended June 30, 2025, our net unrealized appreciation totaled approximately $0.3 million, which included net unrealized appreciation of $0.3 million from our warrant investments, net unrealized appreciation of $0.1 million from our equity investments and net unrealized depreciation of $0.1 million from our debt investments.

Net unrealized appreciation and depreciation on investments for the year ended December 31, 2024 is comprised of the following (in thousands):

Year Ended
December 31, 2024
Gross unrealized appreciation	$285
Gross unrealized depreciation	(190)
Net unrealized appreciation/(depreciation) reclassified related to net realized gains or losses	318
Total net unrealized gains/(losses) on investments	$413

During the year ended December 31, 2024, our net unrealized appreciation totaled approximately $0.3 million, which included net unrealized appreciation of $- million from our warrant investments, net unrealized appreciation of $- million from our equity investments and net unrealized appreciation of $0.3 million from our debt investments.

Net Increase (Decrease) in Net Assets Resulting from Operations

Net increase in net assets resulting from operations during the three and six months ended June 30, 2025, totaled approximately $1.6 million and $2.9 million, respectively.

Net increase in net assets resulting from operations during the year ended December 31, 2024, totaled approximately $1.0 million.

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources are generated primarily from the net proceeds of offerings of our securities and borrowings under the KeyBank Credit Agreement, as well as cash flows from our operations, including investment sales and repayments and income earned on investments and cash equivalents. Our primary use of our funds includes investments in portfolio companies, payments of interest on our outstanding debt, and payments of fees and other operating expenses we incur. We also expect to use our funds to pay distributions to our shareholders and, to the extent applicable, repurchase our shares of common equity pursuant to periodic tender offers. We have used, and expect to continue to use, our borrowings, including under the KeyBank Credit Agreement or any future credit facility, as well as proceeds from the turnover of our portfolio, to finance our investment objectives and activities.

From time to time, we may enter into additional credit facilities, increase the size of our existing KeyBank Credit Agreement, or issue additional securities in private or public offerings. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions, and other factors.

During the six months ended June 30, 2025, we experienced a net decrease in cash and cash equivalents in the amount of $1.4 million, which is the net result of $11.2 million of cash provided by financing activities, offset by $12.6 million of cash used in operating activities.

During the year ended December 31, 2024, we experienced a net increase in cash and cash equivalents in the amount of $2.2 million, which is the net result of $66.8 million of cash provided by financing activities, offset by $64.6 million of cash provided by operating activities.

As of June 30, 2025 and December 31, 2024, we had cash and cash equivalents of $0.8 million and $2.2 million, respectively. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit and therefore is subject to credit risk. All of the Fund’s cash deposits are held at large established high credit quality financial institutions, and management believes that the risk of loss associated with any uninsured balances is remote.

As of June 30, 2025 and December 31, 2024, we had approximately $36.4 million and $47.6 million, respectively, of available borrowings under the KeyBank Credit Agreement, subject to its terms and regulatory requirements. Cash and cash equivalents, taken together with available borrowings under the KeyBank Credit Agreement, as of June 30, 2025, are expected to be sufficient for our investing activities and to conduct our operations in the near term and long term.

Commitments and Off-Balance Sheet Arrangements

Our commitments and contingencies consist primarily of unfunded commitments to extend credit in the form of loans to our portfolio companies. A portion of these unfunded contractual commitments as of June 30, 2025 and December 31, 2024 are dependent upon the portfolio company reaching certain milestones before the debt commitment becomes available. Furthermore, our credit agreements with our portfolio companies generally contain customary lending provisions that allow us relief from funding obligations for previously made commitments in instances where the underlying portfolio company experiences materially adverse events that affect the financial condition or business outlook for the company. Since a portion of these commitments may expire without being drawn, unfunded contractual commitments do not necessarily represent future cash requirements. As such, our disclosure of unfunded contractual commitments includes only those which are available at the request of the portfolio company and unencumbered by milestones. We will fund future unfunded commitments from the same sources we use to fund our investment commitments that are funded at the time they are made (which are typically through existing cash and cash equivalents and borrowings under the KeyBank Credit Agreement).

In the normal course of business, we enter into contracts that provide a variety of representations and warranties, and general indemnifications. Such contracts include those with certain service providers, brokers and trading counterparties. Any exposure to us under these arrangements is unknown as it would involve future claims that may be made against us; however, based on our experience, the risk of loss is remote and no such claims are expected to occur. As such, we have not accrued any liability in connection with such indemnifications.

Contractual Obligations

A summary of our contractual payment obligations as of June 30, 2025, is as follows (in thousands):

	Payments Due by Period
	Less than 1
	year	1 - 3 years	4 - 5 years	After 5 years	Total
KeyBank Credit Facility	$—	$—	$23,600		$23,600
Total Contractual Obligations	$—	$—	$23,600	$—	$23,600

Recent Developments

On August 1, 2025, we entered into 2028 Note Purchase Agreement, governing the issuance of $25.0 million aggregate principal amount of the 2028 Series A Notes in a transaction exempt from registration under the Securities Act. The 2028 Series A Notes bear interest at the rate of 7.25% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026, and will mature on August 1, 2028. At our option, the 2028 Series A Notes may be redeemed in whole or in part, at any time or from time to time, prior to their maturity at the then-applicable redemption price (including a customary “make whole” on any amounts redeemed prior to August 1, 2027), plus any accrued and unpaid interest thereon to, but excluding, the redemption date. The 2028 Series A Notes are our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 2028 Series A Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us, rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. The 2028 Note Purchase Agreement contains certain covenants, including those requiring us to maintain a minimum asset coverage ratio (as calculated under the 1940 Act) of 1.5:1. and to provide financial information to the holders of the Notes if we are no longer subject to reporting requirements under the Exchange Act. In addition, on the occurrence of a “Change in Control,” as defined in the 2028 Note Purchase Agreement, we will generally be required to make an offer to prepay the outstanding 2028 Series A Notes at a price equal to 100% of the principal amount of the 2028 Notes being prepaid, plus any accrued and unpaid interest thereon to, but excluding, the repurchase date.

Co-Investment Exemptive Relief Order

On July 8, 2025, we and certain of our affiliates were granted the Order from the SEC, which permits us to enter into certain negotiated co-investment transactions alongside certain of our affiliates in a manner consistent with our investment objective, positions, policies, strategies, and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with the Order. The Order contains certain conditions and requires the Board to maintain oversight of our participation in the co-investment program. The Order also requires a “required majority” (as defined in Section 57(o) of the 1940 Act) of our eligible directors to make certain conclusions pursuant to Section 57(f) of the 1940 Act in connection with certain co-investment transactions, including co-investment transactions in which our affiliate is an existing investor in the portfolio company, non-pro rata follow on investments and non-pro rata dispositions of investments.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including valuation risk and interest rate risk. Uncertainty with respect to the economic effects of the overall market conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks, including those listed below.

Valuation Risk

Our investments may not have readily available market quotations (as such term is defined in Rule 2a-5), and those investments which do not have readily available market quotations are valued at fair value as determined in good faith by the Adviser, as our valuation designee, in accordance with its valuation policies and procedures. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and it is possible that the difference could be material.

In accordance with Rule 2a-5, our Adviser, as our valuation designee, periodically assesses and manages material risks associated with the determination of the fair value of our investments.

Interest Rate Risk

Interest rate sensitivity and risk refer to the change in earnings that may result from changes in the level of interest rates. To the extent that we borrow money to make investments, including under the KeyBank Credit Agreement or any future financing arrangement, our net investment income will be affected by the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of rising interest rates, our cost of borrowing funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates, including as a result of inflation, will not have a material adverse effect on our net investment income. Inflation is likely to continue in the near to medium-term, particularly in the United States and Europe, with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect our portfolio companies’ profit margins.

As of June 30, 2025, approximately 62.2% of our debt investments based on outstanding principal balance represented floating-rate investments based on U.S. Prime Rate (“Prime”), Secured Overnight Financing Rate (“SOFR”) or Canadian Overnight Repo Rate Average (“CORRA”), and approximately 37.8% of our debt investments based on outstanding principal balance represented fixed rate investments. In addition, borrowings under the KeyBank Credit Agreement bear interest at a rate equal to SOFR plus an applicable spread.

Based on our Consolidated Statements of Operations as of June 30, 2025, the following table shows the annualized impact on net income of hypothetical base rate changes in the Prime Rate on our debt investments (considering interest rate floors for floating-rate instruments) and the hypothetical base rate changes in the SOFR on our KeyBank Credit Agreement, assuming that there are no changes in our investment and borrowing structure (in thousands):

	Interest	Interest	Net
	Income	Expense	Income/(Loss)
Up 300 basis points	$1,561	$708	$853
Up 200 basis points	1,041	472	569
Up 100 basis points	520	236	284
own 100 basis points	(141)	(236)	95
Down 200 basis points	(264)	(472)	208
Down 300 basis points	(283)	(708)	425

Currency Risk

Any investments we make that are denominated in a foreign currency will be subject to risks associated with changes in currency exchange rates. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. As of June 30, 2025, we had 3 foreign domiciled portfolio companies. Our exposure to currency risk related to these debt investments is minimal as payments from such portfolio companies are primarily received in U.S. dollars. No other investments as of June 30, 2025 were subject to currency risk.

Hedging

We may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates. We may also borrow funds in local currency as a way to hedge our non-U.S. denominated investments.

ITEM 3.	Properties.

Our headquarters are located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	Security Ownership Of Certain Beneficial Owners And Management

As of October 24, 2025, there were 6,013,222 Shares outstanding. The following table sets forth information with respect to the expected beneficial ownership of our Shares as of the date of this Registration Statement, by:

●	each person known to us to be expected to beneficially own more than 5% of the outstanding shares of our Shares;

●	each of our Trustees and executive officers; and

●	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement.

Name and address	Shares Beneficially Owned
	Number	Percentage
5% Owners
EPH Investments LLC(1)	5,011,018	83%
Trinity Capital Inc.(2)	1,002,204	17%
Interested Trustees(3)
Kyle Brown	–	–
Thomas P. Majewski	–	–
Independent Trustees(3)
Scott W. Appleby	–	–
Lockwood Holmes	–	–
Bryan Pereboom	–	–
Paul E. Tramontano	–	–
Executive Officers who are not Trustees(1)
Michael Testa	–	–
Kenneth P. Onorio	–	–
Courtney B. Fandrick	–	–
Joshua M. Katz	–	–
Gerald Harder	–	–
Ron Kundich	–	–
Sarah Stanton	–	–
All officers and Trustees as a group (13 persons)	–	–

(1)	The address of EPH Investments LLC is 600 Steamboat Road, Suite 202, Greenwich, CT 06830.
(2)	The address of Trinity Capital Inc. is 1 N. 1st Street, Suite 302, Phoenix, AZ 85004.
(3)	The address for each Trustee and executive officer is c/o Eagle Point Trinity Senior Secured Lending Company, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

ITEM 5.	Trustees And Executive Officers

Board of Trustees

General

The Board of Trustees is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. The Board of Trustees currently consists of six members, four of whom are not “interested persons” (as defined in the 1940 Act) of us. We refer to these Trustees as our “Independent Trustees.” The Trustees may appoint officers who assist in managing our day-to-day affairs. The Board of Trustees generally meets quarterly.

Duties of Trustees; Meetings and Committees

The Board of Trustees has appointed Thomas P. Majewski as Chair (the “Chair”). The Chair presides at meetings of the Board of Trustees and may call meetings of the Board and any committee whenever he deems necessary. The Chair participates in the preparation of the agenda for meetings of the Board of Trustees and the identification of information to be presented to the Board of Trustees with respect to matters to be acted upon by the Trustees. The Chair also acts as a liaison with our management, officers and attorneys and the other Trustees generally between meetings. The Chair may perform such other functions as may be requested by the Board of Trustees from time to time. Except for any duties specified pursuant to the Declaration of Trust or the Bylaws, or as assigned by the Board of Trustees, the designation of a Trustee as Chair does not impose on that Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other Trustee, generally.

The Board of Trustees believes that this leadership structure is appropriate because it allows the Board of Trustees to exercise informed judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of Trustees and the full Board of Trustees in a manner that enhances effective oversight. The Board of Trustees also believes that having a majority of Independent Trustees is appropriate and in the best interest of our Shareholders. Nevertheless, the Board of Trustees also believes that having interested persons serve on the Board of Trustees brings corporate and financial viewpoints that are, in the Board of Trustees’ view, crucial elements in its decision-making process. In addition, the Board of Trustees believes that Mr. Majewski provides the Board of Trustees with the Adviser’s and Mr. K. Brown provides the Board of Trustees with the Sub-Adviser’s perspective in managing and sponsoring us. The leadership structure of the Board of Trustees may be changed, at any time and in the discretion of the Board of Trustees, including in response to changes in circumstances or our characteristics. A Trustee may be removed from office for cause only, and not without cause, by action taken by a majority of the remaining Trustees or by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal.

Committees

The Board of Trustees has established two standing committees: the audit committee and the nominating committee. The current membership of each committee is set forth below. Interested trustees are generally able to attend and participate in any committee meeting, as appropriate.

Audit Committee	Nominating Committee
Scott W. Appleby (Chair)	Paul E. Tramontano (Chair)
Lockwood Holmes	Scott W. Appleby
Bryan Pereboom	Lockwood Holmes
Paul E. Tramontano	Bryan Pereboom

Audit Committee

All of the members of the audit committee are Independent Trustees, and each member is financially literate with at least one having accounting or financial management expertise. The Board of Trustees has adopted a written charter for the audit committee. The audit committee recommends to the full Board of Trustees our independent registered public accounting firm, oversees the work of the independent registered public accounting firm in connection with our audit, communicates with the independent registered public accounting firm on a regular basis and provides a forum for the independent registered public accounting firm to report and discuss any matters it deems appropriate at any time. Scott W. Appleby serves as Chair of the audit committee and is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K).

The audit committee also functions as our qualified legal compliance committee and is responsible for the confidential receipt, retention and consideration of any report of evidence of (1) a material violation of applicable federal or state securities law, (2) a material breach of fiduciary duty arising under federal or state law or (3) a similar material violation of any federal or state law by us or any of our officers, Trustees, employees or agents that has occurred, is ongoing or is about to occur.

Nominating Committee

The nominating committee is comprised of all of the Independent Trustees. The nominating committee periodically reviews the committee structure, conducts an annual self-assessment of the Board of Trustees and makes the final selection and nomination of candidates to serve as Independent Trustees. In addition, the nominating committee makes recommendations regarding the compensation of our Independent Trustees for approval by the Board of Trustees as we do not have a separate compensation committee. The Board of Trustees nominates and selects our Interested Trustees and the officers. Paul E. Tramontano serves as Chair of the nominating committee.

In reviewing a potential nominee, the nominating committee will generally apply the following criteria: (1) the nominee’s reputation for integrity, honesty and adherence to high ethical standards; (2) the nominee’s business acumen, experience and ability to exercise sound judgment; (3) a commitment to understand our business and the responsibilities of a trustee of an investment company; (4) a commitment to regularly attend and participate in meetings of the Board of Trustees and its committees; (5) the ability to understand potential conflicts of interest involving our management and to act in the interests of all Shareholders; and (6) the absence of a real or apparent conflict of interest that would impair the nominee’s ability to represent the interests of all the Shareholders and to fulfill the responsibilities of an Independent Trustee. The nominating committee does not necessarily place the same emphasis on each criteria and each nominee may not have each of these qualities.

As long as an existing Independent Trustee continues to serve on the Board, in the opinion of the nominating committee, to satisfy these criteria, we anticipate that the nominating committee would favor the re-nomination of an existing Independent Trustee rather than nominate a new candidate. Consequently, while the nominating committee will consider nominees recommended by Shareholders to serve as Independent Trustee, the nominating committee may only act upon such recommendations if there is a vacancy on the Board of Trustees or a committee and it determines that the selection of a new or additional Independent Trustee is in our best interests. In the event that a vacancy arises or a change in membership is determined to be advisable, the nominating committee will, in addition to any Shareholder recommendations, consider candidates identified by other means, including candidates proposed by members of the nominating committee. The nominating committee may retain a consultant to assist it in a search for a qualified candidate. The nominating committee has adopted procedures for the selection of Independent Trustees.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the nominating committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The nominating committee generally conceptualizes diversity expansively to include concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skills and other qualities that contribute to the Board, when identifying and recommending trustee nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the goal of creating a Board of Trustees that best serves our needs and the interests of the Shareholders. The nominating committee will consider any factors that it may deem are in our, and the Shareholders, best interests, which may include the individual’s professional experience, education, skills and other individual qualities or attributes.

In filling Board vacancies, the nominating committee will consider nominees properly recommended by our shareholders. Nominee recommendations should be submitted to us at our mailing address stated below and should be directed to the attention of the nominating committee.

Communications

Shareholders may communicate with the Trustees as a group or individually. Any such communication should be sent to the Board of Trustees or an individual Trustee c/o the Secretary of Eagle Point Trinity Senior Secured Lending Company at the following address: 600 Steamboat Road, Suite 202, Greenwich, CT 06830. The Secretary may determine not to forward any letter to Trustees that do not relate to our business.

Risk Oversight

As a BDC we are subject to a variety of risks, including investment risks, financial risks, compliance risks and operational risks. As part of its overall activities, the Board of Trustees oversees the management of our risk management structure by various departments of the Adviser and the Administrator, as well as by our Chief Compliance Officer. The responsibility to manage our risk management structure on a day-to-day basis is subsumed within the Adviser’s overall investment management responsibilities. The Adviser has its own, independent interest in risk management.

The Board of Trustees recognizes that it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board of Trustees discharges risk oversight as part of its overall activities. In addressing issues regarding our risk management between meetings, appropriate representatives of the Adviser communicate with the Chair of the Board of Trustees, the relevant committee chair or our Chief Compliance Officer, who is directly accountable to the Board of Trustees. As appropriate, the Chair of the Board of Trustees and the committee chairs confer among themselves, with our Chief Compliance Officer, the Adviser, other service providers and external fund counsel to identify and review risk management issues that may be placed on the Board of Trustees’ agenda and/or that of an appropriate committee for review and discussion with management.

Compliance Policies and Procedures.

We have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The Chief Compliance Officer is responsible for administering the policies and procedures.

Trustees

Our Trustees are divided into two groups – Interested Trustees and Independent Trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a trustee who is not an “interested person.”

Information regarding the Trustees is as follows:

Name	Age	Position	Trustee Since
Interested Trustee:
Kyle Brown	41	Trustee and Co-Chief Executive Officer	2025
Thomas P. Majewski	51	Chairperson; Co-Chief Executive Officer	2025
Independent Trustee:
Scott W. Appleby	61	Trustee	2025
Lockwood Holmes	43	Trustee	2025
Bryan Pereboom	41	Trustee	2025
Paul E. Tramontano	63	Trustee	2025

Each Trustee will hold office until his or her death, resignation or removal. The address for each of our Trustees is c/o Eagle Point Trinity Senior Secured Lending Company, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

Interested Trustees

Thomas P. Majewski. Mr. Majewski is the Chairperson of the Board of Trustees and is our Co-Chief Executive Officer. He is the Founder and Managing Partner of the Adviser. Mr. Majewski manages the Adviser and its affiliates (“Eagle Point”) and oversees all of Eagle Point’s investment offerings and is the lead Portfolio Manager for Eagle Point’s multi-credit strategies. He is Chairman of the firm’s Investment Committee.

Mr. Majewski has 30 years of experience in credit and structured finance. He led the creation of some of the earliest refinancing CLOs, pioneering techniques that are now commonplace in the market. Prior to founding Eagle Point in 2012, Mr. Majewski held leadership positions within the fixed income divisions at J.P. Morgan, Merrill Lynch, Bear Stearns and Royal Bank of Scotland. He was the US Country Head at AMP Capital/AE Capital, where he oversaw a diverse portfolio of credit and other private investments on behalf of Australian investors. Mr. Majewski began his career in the securitization group at Arthur Andersen.

Mr. Majewski also serves as a director and Chief Executive Officer of Eagle Point Credit Company; director, Chairman and Chief Executive Officer of Eagle Point Income Company; and trustee, Chairman, Chief Executive Officer and Principal Executive of each of Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Kyle Brown. Mr.  K. Brown is our Co-Chief Executive Officer. He has served as the Sub-Adviser’s Chief Executive Officer since March 2023, Trinity’s Chief Executive Officer since January 2024, its President and Chief Investment Officer since August 2019 and as a member of Trinity’s Board since September 2019. Mr. K. Brown is also a member of the Sub-Adviser Investment Committee. Prior to joining Trinity, Mr. K. Brown was a Managing Partner at Trinity Capital Investment, LLC (“TCI”), predecessor to Trinity, and a member of its investment committees since 2015. In such capacity, Mr. K. Brown was responsible for managing the investment activities at TCI in order to achieve the firm’s deployment goals and managed relationships with potential customers as well as with strategic partners, including venture capital firms and technology bank lenders. Prior to joining TCI, Mr. K. Brown was the Founder and Chief Executive Officer of Brown Equity, LLC, a real estate financial investment firm, from 2006 to 2015. He also co-founded and managed Sharp Equity Homes, LLC, a full-service, web-based multiple listing service for trustee sale auctions in Arizona and California, from 2007 to 2012. Prior to that, Mr. K. Brown founded or co-founded three additional startups over the course of his career.

Independent Trustees

Scott W. Appleby. Mr. Appleby is the President of Appleby Capital, Inc. and has more than 25 years of banking experience at Appleby Capital, Deutsche Bank, Robertson Stephens, ABN Amro and Paine Webber. As a senior equity analyst, Mr. Appleby has written on global exchanges, alternative asset managers and financial technology. Mr. Appleby was also one of the first Internet analysts and, in 1997, the first analyst to cover the electronic brokerage industry. Mr. Appleby remains an active writer and speaker on financial technology and Wall Street trends. Mr. Appleby serves on a number of private company and community boards.

Mr. Appleby also serves as an independent director/trustee of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust and is a member of the audit committee and the chair of the nominating committee of each of the board of directors/trustees of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Lockwood Holmes. Mr. Holmes has served as the Founder and Chief Executive Officer of Vincimus Capital, LLC, where he leads client relationship and investment architecture, since May 2022. Previously, he was CEO of Integrity Financial Corporation.

Bryan Pereboom. Mr. Pereboom has served as Founder of Aureatis IVS LLC since 2013 where he focuses on creating efficient investment structures for entrepreneurs, developers and investors from the West Coast of the United States to the frontier markets of Africa and Asia. Mr. Pereboom is also a co-founder of Black Rock Coffee Bar, Inc. (“Black Rock Coffee”), a high-growth, premium coffee brand with more than 150 coffee shops in the western half of the United States, which is listed on the Nasdaq Global Market. He previously served as Black Rock Coffee’s Chief Legal Officer from August 2018 to December 2024. In addition, he was a partner at Deep Creek from 2016 to 2022 and an associate at Sheppard Mullin Richter & Hampton LLP from 2012 to 2014.

Paul E. Tramontano. Mr. Tramontano has served as Executive Managing Director at Cresset Asset Management, LLC and Board Member since April 2023. From October 2015 to April 2023, Mr. Tramontano was a Senior Managing Director and Wealth Manager at First Republic Investment Management. Prior to joining First Republic Investment Management, Mr. Tramontano was the founder and Co-Chief Executive Officer at Constellation Wealth Advisors LLC for eight years and was responsible for managing the firm’s East Coast operations as well as serving on both the investment and executive management committees. Prior to forming Constellation Wealth Advisors, Mr. Tramontano spent 17 years at Citi Smith Barney, most recently as a Managing Director and Senior Advisor of Citi Family Office.

Mr. Tramontano also serves as an independent director/trustee of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust and is a member of the audit committee and nominating committee of the board of directors/trustees of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Executive Officers Who Are Not Trustees

Information regarding the executive officers of the Fund that are not Trustees is as follows:

Name	Age	Position
Michael Testa	43	Chief Operating Officer
Kenneth P. Onorio	57	Chief Financial Officer and Chief Accounting Officer
Courtney B. Fandrick	43	Chief Compliance Officer
Joshua M. Katz	41	Secretary
Gerald Harder	63	Vice President
Ron Kundich	54	Vice President
Sarah Stanton	40	Vice President

Each executive officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies. The address for each executive officer is c/o Eagle Point Trinity Senior Secured Lending Company, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

Michael Testa. Mr. Testa is our Chief Operating Officer. Mr. Testa has served as the Sub-Adviser’s Chief Financial Officer and Treasurer since March 2023, and as Trinity’s Chief Financial Officer and Treasurer since January 2024. Previously, Mr. Testa served as the Trinity’s Chief Accounting Officer from November 2020 to January 2024. Prior to joining Trinity, Mr. Testa was vice president and controller at Oxford Funds, a credit-focused asset manager, from 2017 to 2020. Before that, Mr. Testa worked within the financial services practice of Ernst & Young LLP, focusing on financial audits of clients in the asset management industry, from 2004 to 2017.

Kenneth P. Onorio. Mr. Onorio is our Chief Financial Officer and Chief Accounting Officer. Mr. Onorio also serves as Senior Principal, Chief Financial Officer and Chief Operating Officer of the Adviser and certain of its affiliates. Prior to joining the Adviser in 2014, Mr. Onorio was an Executive Director within Private Equity and Hedge Fund Administration at JPMorgan Alternative Investment Services from September 2008 to July 2014. During his tenure at JPMorgan, his responsibilities included managing Hedge Fund and Private Equity Fund Administration. Mr. Onorio is a Certified Public Accountant (inactive).

Mr. Onorio also serves as the Chief Financial Officer and Chief Operating Officer of Eagle Point Income Company and Eagle Point Credit Company, and as the Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer of Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Courtney B. Fandrick. Ms. Fandrick is our Chief Compliance Officer. Ms. Fandrick also serves as Principal and Chief Compliance Officer of the Adviser, Eagle Point Credit Management LLC, Eagle Point Income Management LLC and Eagle Point Enhanced Income Management LLC. She was the Deputy Chief Compliance Officer of Eagle Point Income Management LLC from October 2018 to March 2020 and Deputy Chief Compliance Officer of Eagle Point Credit Management LLC from December 2014 to March 2020. Prior to joining the Adviser in December 2014, Ms. Fandrick was Senior Compliance Associate at Bridgewater Associates, LP, an investment advisory firm.

Ms. Fandrick also serves as the Secretary of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Institutional Income Fund, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Joshua M. Katz. Mr. Katz is our Secretary. He also serves as Principal and Deputy General Counsel of the Adviser. Prior to joining the Adviser in 2020, he was an attorney in the Financial Services group of Dechert LLP, where he focused on regulatory, governance, and transactional matters involving registered investment companies and business development companies.

Gerald Harder. Mr. Harder is one of our Vice Presidents. Mr. Harder has served as Trinity’s Chief Operating Officer since March 2022, served as its Chief Credit Officer from August 2019 until March 2022, and is a member of the Investment Committee. Prior to joining Trinity, Mr. Harder served as an Operating Partner at TCI beginning in 2018 and previously served as a Managing Director at TCI from 2016 to 2018. As an Operating Partner at TCI, Mr. Harder was responsible for analyzing investment opportunities and collaborating on the firm’s investment strategy, objectives, asset allocation and balancing risk against performance. Prior to joining TCI, he served as an executive vice president of engineering and operations at Sand 9 Inc., a fabless Micro-electromechanical system company, from 2012 to 2015. In such capacity, Mr. Harder worked to design, develop and produce groundbreaking piezoelectric microelectromechanical systems-based timing devices for mobile, internet of things, and communications infrastructure markets. Mr. Harder has also served in many technology leadership roles, including director of operations for Cirrus Logic from 2011 to 2012, vice president of engineering for White Electronic Designs from 2008 to 2010, and technical leadership roles with ON Semiconductor from 2004 to 2008.

Ron Kundich. Mr. Kundich is one of our Vice Presidents. Mr. Kundich has served as Trinity’s Chief Credit Officer since March 2022 and is a member of its Investment Committee. He joined Trinity in 2019 as its Senior Vice President — Loan Originations before rising to the role of Senior Managing Director. Mr. Kundich previously served as a Partner at TCI beginning in 2018 and as a Managing Director at TCI from 2017 to 2018. At TCI, Mr. Kundich was responsible for developing relationships with the firm’s referral partners, sourcing potential investments and evaluating investment opportunities, including working closely with venture capitalists, commercial technology bankers, attorneys and financial professionals in Silicon Valley and abroad. Prior to joining TCI, Mr. Kundich served as a Managing Director and Regional Manager at Square 1 Bank from 2013 to 2017, where he was responsible for sourcing, underwriting and managing a portfolio of venture-backed companies and a team of venture bankers. Mr. Kundich has been supporting venture-backed companies for over 25 years and his career path has included increasing levels of responsibility with leading technology banks including Silicon Valley Bank, Imperial Bank (which was acquired by Comerica Bank) and Square 1 Bank (where he was a Co-Founder).

Sarah Stanton. Ms. Stanton is one of our Vice Presidents. Ms. Stanton has as served as the Sub-Adviser’s Chief Compliance Officer, General Counsel and Secretary since March 2023 and as Trinity’s General Counsel and Secretary since July 2020, and its Chief Compliance Officer since August 2021. Prior to joining Trinity, Ms. Stanton served as Senior Associate General Counsel, Corporate & Securities, for Verra Mobility Corporation (Nasdaq: VRRM), a transportation technology company, from August 2018 to June 2020, where she oversaw corporate governance, SEC and Nasdaq compliance, and mergers and acquisitions. From 2016 to 2018, she was a corporate associate at DLA Piper, focusing on public company governance, mergers and acquisitions and venture capital transactions. From 2011 to 2016, Ms. Stanton was an associate at Rusing Lopez & Lizardi, PLLC, in a general corporate and commercial litigation practice.

Senior Investment Personnel Who Are Not Trustees or Executive Officers

Adviser

The Adviser’s senior investment personnel consist of Mr. Majewski, Managing Partner of the Adviser; Daniel W. Ko, Senior Principal and Portfolio Manager of the Adviser; and Daniel M. Spinner, Senior Principal and Portfolio Manager of the Adviser.

Information regarding the Adviser’s senior investment personnel who are not Trustees or executive officers is set forth below:

Daniel W. Ko. Mr. Ko is a Senior Principal and Portfolio Manager at the Adviser responsible for the firm’s CLO investment strategies. Mr. Ko has over 18 years of experience in structured finance. Prior to joining the Adviser in 2012, he was a Vice President in Bank of America’s (f/k/a Bank of America Merrill Lynch) CLO structuring group, where he modeled cash flows, negotiated terms with debt and equity investors, and coordinated the rating process. Mr. Ko was also responsible for exploring non-standard structuring initiatives, including financing trades with dynamic leverage, emerging market CBOs and European CLOs. Earlier, he managed their legacy CLO, TruPS CDO, and ABS CDO portfolios and started in their CDO/CLO structuring group.

Daniel M. Spinner (CAIA). Mr. Spinner is a Senior Principal and Portfolio Manager at the Adviser responsible for the Defensive Income Strategy. Mr. Spinner has over 27 years of experience in credit and advising, financing, and investing in alternative asset management firms and funds. He has been involved in the permanent capital vehicle, BDC, and closed-end fund markets for the majority of his career. Prior to joining the Adviser in 2013, Mr. Spinner oversaw the Private Equity, Special Opportunities Credit, and Real Estate allocations for the 1199SEIU Benefit and Pension Funds. He was also a Managing Director in the Financial Institutions Group at Bear Stearns focused on alternative asset managers, and a co-founder and President of Structured Capital Partners (a financial holding company formed to invest in CLO and structured credit managers). Mr. Spinner started his career in the Financial Institutions Group at Chase Manhattan Bank.

Sub-Adviser

All investment decisions at the Sub-Adviser are made by the Sub-Adviser Investment Committee, whose members consist of Steven L. Brown, Gerald Harder, Kyle Brown, Ron Kundich and a vertical market leader (on a rotating basis throughout the year).

Information regarding members of Sub-Adviser Investment Committee who are not Trustees or executive officers is set forth below:

Steven L. Brown. Mr. S. Brown, Trinity’s founder, has served as Executive Chairman of Trinity since January 2024 and Chairman of the Board since August 2019. Mr. S. Brown previously served as Trinity’s Chief Executive Officer from August 2019 to January 2024. Mr. S. Brown is also a member of the Sub-Adviser Investment Committee. Prior to founding Trinity, Mr. S. Brown founded TCI, a leading provider of venture loans and equipment financing to growth-oriented companies, and a member of its investment committees since 2015 and was a Managing Partner at TCI since January 2008. Mr. S. Brown has 25 years of experience in venture equity and venture debt and working with growth-oriented companies. Prior to founding TCI, Mr. S. Brown served as general partner at Point Financial Capital Partners, a venture leasing fund, from 2003 to 2008 and was the President and Chief Financial Officer of InvestLinc Financial Services, an early-stage private equity fund and consulting firm, from 1998 to 2002. He was also part of the founding group of Cornerstone Equity Partners, a private equity fund, and served as a partner from 1996 to 1998. Mr. S. Brown is a member of the Small Business Investment Alliance and serves on the Board of Directors for invisionAZ, which has a mission of accelerating the growth of Arizona’s vibrant tech ecosystem. He also serves on the Investment Committee for invisionAZ’s Arizona-based Venture Fund. Mr. S. Brown is the father of Kyle Brown, a fellow director of Trinity and its Chief Executive Officer, President and Chief Investment Officer.

ITEM 6.	Executive Compensation

Compensation of Trustees

Our Independent Trustees are entitled to receive annual cash retainer fees and annual fees for serving as a committee chair, determined based on our NAV attributable to the Shares and the paid-in, or stated, capital of the preferred shares of beneficial interest (if any) as of the beginning of each fiscal quarter. The Independent Trustees currently are Scott W. Appleby, Lockwood Holmes, Bryan Pereboom and Paul E. Tramontano. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Our Net Asset Value Attributable to the Shares and the Paid-In, or Stated, Capital of the Preferred Shares of Beneficial Interest (if any)	Annual Cash Retainer(1)	Chair of the Audit Committee	Chair of the Nominating Committee
$0 to $500 million	$75,000	$15,000	$5,000
$500 million to $1 billion	$100,000	$15,000	$5,000
> $1 billion	$125,000	$15,000	$5,000

(1)	For the first 12 months following our election to be regulated as a BDC, the Board of Trustees will be paid an annual retainer equal to $50,000.

Independent Trustees are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. We will also obtain trustees’ and officers’ liability insurance on behalf of our Trustees and officers.

No compensation is expected to be paid to Trustees who are “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of us, the Adviser or the Sub-Adviser.

Compensation of Executive Officers

None of our executive officers are currently compensated by us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Adviser, the Sub-Adviser, the Administrator or their respective affiliates, pursuant to the terms of the Advisory Agreement, Sub-Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Sub-Adviser subject to the oversight of the Adviser and the Board. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser, the Sub-Adviser or their affiliates.

ITEM 7.	Certain Relationships And Related Transactions, And Director Independence

Investment Advisory Agreement; Sub-Advisory Agreement; Administration Agreement

We have entered into the Investment Advisory Agreement with the Adviser pursuant to which we will pay the Adviser a fee for its services consisting of two components — a base management fee and an incentive fee. We have also entered in the Sub-Advisory Agreement with the Sub-Adviser and the Adviser pursuant to which the Sub-Adviser will receive 50% of all fees received by the Adviser under the Investment Advisory Agreement, net of any payments, reimbursements or waivers under the Expense Limitation Agreement, for the Sub-Adviser’s services. Under the Investment Advisory Agreement and the Sub-Advisory Agreement, we will reimburse the Adviser and the Sub-Adviser, respectively, for certain expenses as they occur.

We have entered into the Administration Agreement with the Administrator pursuant to which we will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities thereunder.

Each of the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated, each of the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of Independent Trustees, or by the holders of a majority of our outstanding voting securities and a majority of the Independent Trustees.

For additional information, see “Item 1. Business—The Investment Advisory Agreement and the Sub-Advisory Agreement” and “—Administrator.”

Expense Limitation Agreement

We have entered into the Expense Limitation Agreement with the Adviser pursuant to which the Adviser or an affiliate may provide expense support to us in order to reduce operating expenses borne by Shareholders. See “Item 1. Business—Expense Limitation and Reimbursement Agreement.”

Organizational and Offering Expense Support and Reimbursement Agreement

We have entered into the O&O Expense Agreement pursuant to which we may pay for O&O expenses up to a limit of 1.50% of gross equity contributions (including the value of the initial seed portfolio), and the Adviser, the Administrator or their affiliates will bear any O&O expenses in excess of the 1.50% limit. We may also pay Affiliate O&O Expense Reimbursements. See “Item 1. Business—Organizational and Offering Expense Support and Reimbursement Agreement.”

License Agreements

EP License Agreement

We entered into the EP License Agreement with the Adviser pursuant to which the Adviser has granted us a personal, non-exclusive, royalty-free right and license to use the “Eagle Point” name and logo. See “Item 1. Business – License Agreements – EP License Agreement.”

TRIN License Agreement

We entered into the TRIN License Agreement with the Sub-Adviser pursuant to which the Sub-Adviser has granted us a personal, non-exclusive, royalty-free right and license to use the “Trinity” name and logo. See “Item 1. Business – License Agreements – TRIN License Agreement.”

Affiliations of the Adviser and the Administrator

Our executive officers and Trustees, and the Adviser and certain of its affiliates and their officers and employees, including the Adviser’s senior investment professionals, have several conflicts of interest as a result of the other activities in which they engage. The Adviser and the Administrator are affiliated with other entities engaged in the financial services business. In particular, the Adviser and the Administrator are affiliated with other Eagle Point advisers and Stone Point, and certain members of the Adviser’s Board of Managers are principals of Stone Point. The Adviser and the Administrator are primarily owned indirectly by certain of the Trident Funds through intermediary holding companies. The Trident Funds and other private equity funds managed by Stone Point invest in financial services companies.

On December 5, 2022, the Trinity and certain funds and accounts managed by affiliates of the Adviser entered into an agreement to form a joint venture (the “JV”). The JV invests in secured loans and equipment financings to growth-oriented companies that have been originated by Trinity. We do not expect to co-invest alongside the JV following our election to be regulated as a BDC.

The Adviser and its affiliates engage and may in the future engage in a variety of business activities, including investment management, financing, and software analytics. As such, the Adviser and its affiliates may have multiple business relationships with sponsors that encompass a range of activities, such as (i) investing in securities issued by an issuer sponsored by such a sponsor on our behalf, (ii) financing or investing in other securities issued by portfolio companies sponsored by such sponsor or an affiliate thereof for other Eagle Point-managed accounts, or (iii) otherwise providing advisory, research or data services to such sponsor for compensation. For example, a conflict of interest can occur if we hold investments in an issuer sponsored by a sponsor with which the Adviser or its affiliates have a material relationship. In this circumstance, the Adviser could, due to its relationship with such sponsor, have an incentive to prefer the interests of such person over our interests. While the Adviser believes such relationships are helpful in sourcing investment opportunities for us, any of these potential transactions, activities and relationships can result in the Adviser having a conflict of interest that may not currently be foreseen, which conflict may not be resolved in a manner that is always or exclusively in the best interest of us or our Shareholders.

Also, the Adviser makes available personnel and resources, including portfolio managers and investment personnel, to affiliated advisers as such affiliated advisers may determine to be reasonably necessary to the conduct of their operations. These relationships may cause the Adviser’s, the Administrator’s and certain of their affiliates’ interests, and the interests of their officers and employees, including the Adviser’s senior investment professionals, to diverge from our interests and may result in conflicts of interest that may not be foreseen, which conflicts may not be resolved in a manner that is always or exclusively in our best interest. The Adviser may in the future enter into additional business arrangements with Shareholders, including granting an indirect economic ownership interest in the Adviser. In such cases, such Shareholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account.

Other Accounts

The Adviser is responsible for the investment decisions made on our behalf. There are no restrictions on the ability of the Adviser and certain of its affiliates (including other Eagle Point advisers and Stone Point) to manage accounts for multiple clients, including accounts for affiliates of the Adviser or their directors, officers or employees, following the same, similar or different investment objectives, philosophies and strategies as those used by the Adviser for our account. In those situations, the Adviser and its affiliates may have conflicts of interest in allocating investment opportunities between us and any other account managed by such person. See “Item 7. Certain Relationships And Related Transactions, And Director Independence – Allocation of Investment Opportunities” below. Such conflicts of interest would be expected to be heightened where the Adviser manages an account for an affiliate or its directors, officers or employees. In addition, certain of these accounts may provide for higher management or incentive fees or may allow for higher expense reimbursements, all of which may contribute to a conflict of interest and create an incentive for the Adviser to favor such other accounts. Further, accounts managed by certain of the Adviser’s affiliates hold, and may in the future be allocated, certain investments which conflict with the positions held by other accounts, such as us. For example, another Eagle Point-managed account could hold a senior debt position in an issuer’s capital structure while we hold a subordinated position. In these cases, when exercising the rights of each account with respect to such investments, the Adviser and/or its affiliates will have a conflict of interest as actions on behalf of one account may have an adverse effect on another account managed by the Adviser or such affiliate, including us. In such cases, such conflicts may not be resolved in a manner that is always or exclusively in our best interests.

In addition, other Eagle Point advisers, Stone Point and their affiliates, and the investment funds managed by such affiliates, may also invest in companies that compete with the Adviser and that therefore manage other accounts and funds that compete for investment opportunities with us.

Our executive officers and Trustees, as well as other current and potential future affiliated persons, officers and employees of the Adviser, the Sub-Adviser and certain of their respective affiliates, may serve as officers, trustees or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that we pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our Shareholders.

Further, the professional staff of the Adviser, Sub-Adviser and Administrator will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement, the Sub-Advisory Agreement and Administration Agreement, respectively. However, such persons are also committed to providing investment advisory and other services for other clients including other funds, unregistered pooled investment vehicles, and separately managed accounts, and engage in other business ventures in which we have no interest.

Certain of the Adviser’s, the Sub-Adviser’s, the Administrator’s and their affiliates’ senior personnel and ultimate managers serve and may serve as officers, trustees, managers or principals of other entities that operate in the same or a related line of business as the Adviser, the Sub-Adviser, the Administrator, and their affiliates, or that are service providers to firms or entities such as the Adviser, the Sub-Adviser, the Administrator, us, and certain of the issuers in which we invest. Accordingly, such persons may have obligations to investors in those entities the fulfillment of which may not be in our best interest. In addition, certain of such persons hold direct and indirect personal investments in various companies, including certain investment advisers and other operating companies, some of which do or may provide services to the Adviser, the Administrator, us, or other accounts serviced by the Adviser, the Administrator, or their affiliates, or to any issuer in which we may invest. We may pay fees or other compensation to any such operating company or financial institution for services received. Further, these relationships may result in conflicts of interest that may not be foreseen or may not be resolved in a manner that is always or exclusively in our best interest.

In addition, payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead.

As a result of these separate business activities and payment structure, the Adviser, the Sub-Adviser and Administrator have conflicts of interest in allocating management and administrative time, services and functions among us, other accounts that they provide services to, their affiliates and other business ventures or clients.

Allocation of Investment Opportunities

As a fiduciary, the Adviser owes a duty of loyalty to its clients and must treat each client fairly. When the Adviser purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. To this end, the Adviser and its affiliated advisers have adopted and reviewed policies and procedures pursuant to which they allocate investment opportunities appropriate for more than one client account in a manner deemed appropriate in their sole discretion to achieve a fair and equitable result over time. Pursuant to these policies and procedures, when allocating investment opportunities, the Adviser and its affiliated advisers may take into account regulatory, tax or legal requirements applicable to an account. In allocating investment opportunities, the Adviser and its affiliated advisers may use rotational, percentage or other allocation methods provided that doing so is consistent with the Adviser’s and its affiliated advisers’ internal conflict of interest and allocation policies and the requirements of the Advisers Act, the 1940 Act and other applicable laws. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by affiliates of the Adviser. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it.

Allocation of Expenses and Selection of Service Providers

From time to time, the Adviser and the Administrator will be required to determine how certain costs and expenses are to be allocated among us and certain other accounts. Often, an expense is relevant only to us and would be borne only by us. However, it is sometimes the case that costs and expenses are relevant to more than one account. To the extent we, on the one hand, and Adviser, Administrator and/or one or more accounts, on the other hand, incur costs or expenses that are applicable to more than one of them, the Adviser and the Administrator will allocate such costs and expenses in a manner that they determine to be fair and reasonable, notwithstanding their potential interest in the outcome, and may make corrective allocations should they determine that such corrections are necessary or advisable. Further, the Adviser and the Administrator and their affiliates, and their respective personnel and the investment funds serviced by such persons, have interests in companies that provide services to asset management firms such as the Adviser, and to other businesses. Because of these relationships, such persons have a conflict of interest when considering service providers with respect to us and have an incentive to select those service providers in which such persons have an interest. The selection of such a service provider may result in us bearing fees and expenses paid to a service provider that is affiliated with, or otherwise has a relationship with, the Adviser, the Administrator or their affiliates.

In addition, the Adviser and the Administrator have a conflict of interest where a service provider provides services directly to the Adviser and/or the Administrator or an affiliate thereof, and separately provides services to us, in that the Adviser, the Administrator and/or an affiliate thereof may potentially obtain services at a lower cost than it otherwise could have as a result of the service provider’s work performed on our behalf and the compensation paid to the service provider by us. In addition, the Adviser and the Administrator and their affiliates may use some of the same service providers as are retained on our behalf and, in some cases, fee rates, amounts or discounts may be offered to the Adviser, the Administrator and/or their affiliates by a third-party service provider which differ from those offered to us as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements and negotiation.

Leverage

We may incur leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of derivative transactions, preferred shares, debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and our Board of Trustees deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the issuers in which we invest or in derivative instruments in which we may invest. The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized.

Our incentive fee structure and the formula for calculating the fee payable to the Adviser and the Sub-Adviser may incentivize the Adviser and Sub-Adviser to pursue speculative investments and use leverage in a manner that adversely impacts our performance. The incentive fee payable to the Adviser and Sub-Adviser is based on our Pre-Incentive Fee Net Investment Income, as calculated in accordance with our Investment Advisory Agreement. This may encourage the Adviser to use leverage to increase the return on our investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. In addition, because our base management fee is based on Managed Assets, we may have an incentive to incur leverage when it is not appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our securities.

Valuation

There is not a public market for many of the investments we target. As a result, the Adviser reviews and determines, in good faith, in accordance with the 1940 Act, the value of, these securities based on relevant information compiled by itself and/or third-party pricing services (when available) as described under “—Valuation of Fund Assets.”  Mr. Majewski, one of our Interested Trustees, is associated with the Adviser and has an interest in the Adviser’s ’economic success. The participation of the Adviser’s investment professionals in our valuation process, and the interest of Mr. Majewski in the Adviser, could result in a conflict of interest as the base management fee paid to the Adviser is based, in part, on the value of our assets.

Co-Investments and Related Party Transactions

In the ordinary course of business, we may enter into transactions with persons who are affiliated with us by reason of being under common control of the Adviser, the Sub-Adviser or their respective affiliates, including other Eagle Point advisers and Stone Point. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between us, the Adviser, the Sub-Adviser and their respective affiliates and our employees, officers and Trustees. We will not enter into any such transactions unless and until we are satisfied that doing so is consistent with the 1940 Act, applicable SEC exemptive rules, interpretations or guidance, or the terms of the exemptive order (discussed below), as applicable. Our affiliations may require us to forgo attractive investment opportunities.

We have received exemptive relief from the SEC to permit us to participate in certain negotiated co-investments alongside Trinity or other fund or accounts managed by the Sub-Adviser (or any future investment adviser that controls, is controlled by or is under common control with the Sub-Adviser), subject to certain conditions including (i) that a majority of our Trustees who have no financial interest in the transaction and a majority of our Trustees who are not “interested persons,” as defined in the 1940 Act, of ours approve certain co-investment transactions, including co-investment transactions in which an affiliate is an existing investor in the portfolio company, non-pro rata follow on investments and non-pro rata dispositions of investments, and (ii) the price, terms and conditions of the co-investment are the same for each participant, subject to the applicable terms of the exemptive order.

We may also co-invest on a concurrent basis with other accounts managed by certain of affiliates of the Adviser, provided, that the only terms subject to negotiation are price and amount of securities to be acquired and that such co-investments are otherwise in compliance with applicable regulations and regulatory guidance and our written allocation procedures.

The Adviser or Sub-Adviser may determine not to allocate certain potential co-investment opportunities to us after taking into account regulatory requirements or other considerations. See “Item 7. Certain Relationships and Related Party Transactions, and Director Independence—Allocation of Investment Opportunities” above.

In addition, the Sub-Adviser or its affiliates engage in certain origination activities and may receive attendant arrangement, structuring or similar fees to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the 1940 Act.

Stone Point-Related Investments

Portfolio companies of investment funds managed by Stone Point and other affiliates of Stone Point may engage in lending activities, which could result in us investing in issuers that include securities or loans underwritten by such a portfolio company or affiliate. In addition to the above, because portfolio companies of such investment funds engage in a wide range of businesses, such entities may engage in other activities now or in the future that create a conflict of interest for the Adviser with respect to its management of us. Any of these potential transactions and activities may result in the Adviser having a conflict of interest that may not be resolved in a manner that is always or exclusively in our best interest or in the best interest of our Shareholders.

Material Non-Public Information

By reason of the advisory and/or other activities of the Adviser, the Sub-Adviser and their respective affiliates, the Adviser, the Sub-Adviser and their respective affiliates may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. The Adviser and the Sub-Adviser will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, may not be able to initiate a transaction for our accounts that it otherwise might have initiated. As a result, we may be frozen in an investment position that we otherwise might have liquidated or closed out or may not be able to acquire a position that we might otherwise have acquired.

Code of Ethics and Compliance Procedures

In order to address the conflicts of interest described above, we have adopted a code of ethics under Rule 17j-l of the 1940 Act. Similarly, the Adviser and Sub-Adviser have separately adopted code of ethics under Rule 17j-l of the 1940 Act that requires the officers and employees of the Adviser and Sub-Adviser, respectively, to act in the best interests of the Adviser or Sub-Adviser, as applicable, and their respective client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Our Trustees and officers, and the officers and employees of the Adviser and the Sub-Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

In addition, each of the Adviser and Sub-Adviser has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Adviser and Sub-Adviser have adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time.

Director Independence

For information regarding the independence of our trustees, see “Item 5. Trustees And Executive Officers.”

ITEM 8.	Legal Proceedings

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

ITEM 9.	Market Price Of And Distributions On The Registrant’s Common Equity And Related Shareholder Matters

Market Information

Our outstanding Shares will be offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. Currently, no public market for our Shares exists, nor do we expect one to develop.

Because our Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless they satisfy applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with our subscription materials and Declaration of Trust. Accordingly, an investor must be willing to bear the economic risk of investment in the Shares for an indefinite period of time. No sale, transfer, assignment, exchange, pledge, hypothecation or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books.

Shares will be offered for subscription on a continuous basis. Each investor in the Private Offering will purchase Shares pursuant to a subscription agreement.

The purchase price per Common Share will equal the NAV per Share as of the applicable closing date as determined in accordance with the Adviser’s valuation policy and will be communicated to the Subscriber by or on behalf of the Fund following the determination of such NAV, subject to certain exceptions.

Holders

Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board of Trustees. Please see “Item 4. Security Ownership Of Certain Beneficial Owners And Management” and “Item 10. Recent Sales of Unregistered Securities” for disclosure regarding the holders of our Shares.

Valuation of Portfolio Securities

The Fund will determine the NAV per share of its Shares monthly and as necessary, which will be subject to the limitations of Section 23(b) of the 1940 Act (which generally prohibits us from selling Shares at a price below the then-current NAV of the Shares as determined within 48 hours, excluding Sundays and holidays, of such sale (taking into account any investment valuation adjustments from the latest valuation date in accordance with the valuation policies and procedures of the Fund and the Adviser), subject to certain exceptions).

The NAV per share of our Shares is determined by dividing the value of our portfolio investments, cash and other assets (including interest accrued but not collected) less all of our liabilities (including accrued expenses and fees, the aggregate liquidation preference of any preferred shares, borrowings and interest payables) by the total number of outstanding Shares. The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board of Trustees will designate the Adviser to serve as the “valuation designee” to perform fair value determinations in respect of our portfolio investments that do not have readily available market quotations.

We account for our investments in accordance with U.S. GAAP, and fair value our investment portfolio in accordance with the provisions of the FASB ASC Topic 820, Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

In determining the value of publicly-traded securities, such securities are generally valued utilizing the official closing price from the applicable exchange at the measurement date. Public non-traded securities are typically valued based on recent market transactions involving the same security on or around the measurement date. If observable transactions are limited (or if there are none), the Adviser will consider utilizing broker quotations or an independent valuation agent. Privately placed investments are generally fair valued utilizing valuations provided by an independent valuation agent as an input. In addition to the techniques described above, the Adviser may from time to time use other valuation techniques and methodologies when determining fair value measurements. A third-party valuation firm’s advice is only one factor considered in the valuation of an investment, and the Adviser does not rely on such advice in determining the fair value of our investments in accordance with the 1940 Act.

Our investment portfolio is valued no less frequently than monthly. Fair valuations are ultimately determined by the Adviser in accordance with the Adviser’s valuation policies and procedures. Our Board of Trustees oversees the valuation designee and the process that it uses to determine the fair value of our assets. In this regard, the Board of Trustees receives periodic and, as applicable, prompt reporting regarding certain material valuation matters, as required by Rule 2a-5 under the 1940 Act.

We have the sole right to change the frequency of determination of NAV at the Board of Trustees’ discretion.

See “Item 2. Financial Information—Critical Accounting Estimates and Policies—Valuation of Investments.”

Distributions

Subject to the Board of Trustees’ discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a quarterly basis and pay such distributions on a monthly basis. To maintain our tax treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of investment company taxable income.  See “Item 1. Business — Certain U.S. Federal Income Tax Considerations” and “Item 1. Business — Distributions and Distribution Reinvestment Plan.”

Reports to Shareholders

In order to be regulated as a BDC under the 1940 Act, we have filed this Registration Statement for our Shares with the SEC under the Exchange Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC, which will be made available to investors, including on the SEC’s website at www.sec.gov.

ITEM 10.	Recent Sales Of Unregistered Securities

On June 28, 2024, during our private fund stage, an affiliate of the Adviser and Trinity made capital commitments of $50 million and $10 million, respectively, in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of and Regulation D under the Securities Act. These capital commitments have been called by the Fund and funded over time to make certain investments and pay certain expenses, and the related interests in the Fund were converted to shares in connection with our election to be regulated as a BDC. As of the date of this registration statement, there were 6,013,222 shares outstanding.

Each purchaser of Shares in the Private Offering will be required to represent that it is: (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Shares sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act; and (ii) is acquiring the Shares purchased by it for investment and not with a view to resale or distribution. We did not engage in general solicitation or advertising with regard to the private placement and did not offer securities to the public in connection with such issuance and sale.

ITEM 11.	Description Of Registrant’s Securities To Be Registered

The following description is based on relevant portions of Delaware law and on our Declaration of Trust and Bylaws. This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and Bylaws for a more detailed description of the provisions summarized below.

Shares of Beneficial Interest

Our Declaration of Trust authorizes our issuance of an unlimited number of shares of beneficial interest. Shareholders are entitled to the same limitation of personal liability extended to Shareholders of private corporations organized for profit incorporated in the State of Delaware and therefore generally will not be personally liable for our debts or obligations.

Common Shares

Under the terms of the Declaration of Trust, all shares, when consideration for the Shares is received by us, will be fully paid and nonassessable. Dividends and distributions may be paid to Shareholders if, as and when authorized and declared by the Board of Trustees. Except as otherwise provided by the Board of Trustees, Shares will have no preemptive or other right to subscribe to any additional Shares or other securities issued by us. The Declaration of Trust provides that the Board of Trustees shall have the power to cause us to repurchase or redeem shares. In the event of our dissolution, after we pay or adequately provides for the payment of all of our claims and obligations, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of our assets available for distribution, subject to any preferential rights of holders of our outstanding preferred shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board of Trustees. There will be no cumulative voting in the election of or removal of Trustees. Under the Declaration of Trust, we shall hold Shareholder meetings to the extent required by the 1940 Act, regulation, or pursuant to special meetings called by the Board of Trustees or a majority of Shareholders.

Preferred Shares

The Private Offering does not include an offering of Preferred Shares. Under the terms of the Declaration of Trust, our Board may authorize us to issue preferred shares in one or more classes or series without Shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. In the event we issue preferred shares, we will make any required disclosure to Shareholders. We will not offer preferred shares to our Adviser, the Sub-Adviser or their respective affiliates except on the same terms as offered to all other Shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders, provided, that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act generally requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is declared with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66 2/3% (or 50% if certain approval and disclosure requirements are not satisfied) of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

In the event we liquidate, dissolve or wind up, voluntarily or involuntarily, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by us.

Certain Provisions in the Declaration of Trust and Bylaws

The information contained under this heading is only a summary. Please refer to the provisions in our Declaration of Trust and Bylaws for more information.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, our Trustees and officers aren’t subject in such capacity to any personal liability to us or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, we will indemnify and hold harmless any of our current or former Trustees or officers against any liabilities and expenses (including reasonable attorneys’ fees) relating to the defense of any claim, action, suit or proceeding with which such person is involved or threatened while and with respect to acting in the capacity of a Trustee or officer of ours, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in our best interest. In accordance with the 1940 Act, we will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. We will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

Pursuant to the Declaration of Trust, we will advance the expenses of defending any action for which indemnification is sought if we receive an undertaking by the indemnitee which provides that the indemnitee will reimburse us unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one (1) and no more than nine (9), as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. Trustees shall be elected by the affirmative vote of a plurality of the Shares voted at a meeting of the Shareholders to the extent Shareholders are entitled to vote to elect Trustees.

Trustee may be removed from office for cause only, and not without cause, by action taken by a majority of the remaining Trustees or by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal.

Action by Shareholders

Under the Declaration of Trust and Bylaws, Shareholder action can be taken at an annual or special meeting of Shareholders or by written consent. In addition, our Declaration of Trust prohibits derivative actions on our behalf by any person who is not a Trustee or a Shareholder of ours, except that such provision does not apply to any claims asserted under the U.S. federal securities laws including the 1940 Act.

No Shareholder may maintain a derivative action on our behalf unless holders of at least a majority of the outstanding shares join in the bringing of such action. A Shareholder may bring a derivative action on our behalf only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. The foregoing requirements shall not apply to any claims brought under federal securities law, or the rules and regulations thereunder.

The Declaration of Trust provides that the state courts in Delaware shall be the exclusive forum in which certain types of litigation (excluding claims arising under federal securities laws) may be brought, which may require Shareholders to have to bring an action in an inconvenient or less favorable forum. In addition, the Declaration of Trust provides that claims arising under federal securities laws must be brought in federal court. Further, there may be questions regarding the enforceability of this provision because the Securities Act and the 1940 Act allow claims to be brought in state and federal courts.

The Declaration of Trust provides that Shareholders waive any and all right to trial by jury in any claim, suit, action or proceeding.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act and except as provided in the Declaration of Trust, the Board of Trustees may amend the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and Bylaws and subject to the provisions therein, the Board of Trustees has the exclusive power to amend or repeal the bylaws or adopt new bylaws.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the RIC provisions of the Code, and the regulations thereunder, the Delaware Statutory Trust Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

Change of Control Provisions

Our Declaration of Trust includes provisions that could have the effect of limiting the ability of entities or persons to acquire control of us or to change the composition of the Board of Trustees. Such attempts could have the effect of increasing our expenses and disrupting our normal operation.

The Declaration of Trust grants special approval rights with respect to certain matters to members of the Board of Trustees who qualify as “Continuing Trustees,” which term means trustees who either (i) have been members of the Board of Trustees for a period of at least 36 months (or since the commencement of our operations, if less than 36 months) or (ii) were nominated to serve as members of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

The Declaration of Trust requires the affirmative vote or consent of a majority of the Board of Trustees and 75% of the Continuing Trustees to authorize certain of our transactions, including a merger, consolidation, share exchange, dissolution, liquidation or termination of us.

The Board of Trustees may from time to time grant other voting rights to Shareholders with respect to these and other matters, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of us to negotiate with its management regarding the price to be paid and facilitating the continuity of our investment objective and policies. The provisions of the Declaration of Trust and Bylaws could have the effect of discouraging a third party from seeking to obtain control of us. The Board of Trustees has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of us and our Shareholders.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of our shares will vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Board of Trustees has determined that provisions with respect to the Board of Trustees and the Shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interests of Shareholders generally.

Books and Reports

The Fund is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP. For financial reporting purposes, our fiscal year is a calendar year ending December 31.

ITEM 12.	Indemnification Of Trustees And Officers

See “Item 11. Description of Registrant’s Securities to be Registered — Certain Provisions in the Declaration of Trust and Bylaws — Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

We have also obtained trustees and officers/errors and omissions liability insurance for our trustees and officers.

ITEM 13.	Financial Statements And Supplementary Data

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	Financial Statements And Exhibits

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements And Supplementary Data.”

(b) Exhibits

Exhibit Index

3.1	Certificate of Conversion†

3.2	Certificate of Trust†

3.3	Declaration of Trust†

3.4	Bylaws†

4.1	Form of Subscription Agreement*

10.1	Advisory Agreement†

10.2	Sub-Advisory Agreement†

10.3	Administration Agreement†

10.4	Form of Indemnification Agreement†

10.5	Distribution Reinvestment Plan†

10.6	Expense Limitation Agreement†

10.7	Organizational and Offering Expense Support and Reimbursement Agreement†

10.8	Form of Custodian Agreement†

10.9	Dealer Manager Agreement†

10.10	License Agreement – Eagle Point Credit Management LLC†

10.11	License Agreement – Trinity Capital Adviser LLC†

10.12	Credit Agreement, dated as of November 12, 2024, by and among EPT SPV 16 SUB (US) LLC, as borrower, Trinity Capital Adviser LLC, as servicer, KeyBank National Association, as administrative agent and syndication agent, Computershare Trust Company, N.A., as collateral custodian, and the lenders party thereto†

10.13	First Amendment to Credit Agreement, dated as of August 28, 2025, by and among EPT SPV 16 SUB (US) LLC, as borrower, Trinity Capital Adviser LLC, as servicer, KeyBank National Association, as administrative agent and syndication agent, Computershare Trust Company, N.A., as collateral custodian, and the lenders party thereto.*

10.14	Note Purchase Agreement by and between Eagle Point Trinity Senior Secured Lending Company and the purchasers party thereto, dated August 1, 2025†

21.1	List of Subsidiaries†

*	Filed herewith.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EAGLE POINT TRINITY SENIOR SECURED LENDING COMPANY

By:	/s/ Kenneth P. Onorio
Name: Kenneth P. Onorio
Title: Chief Financial Officer and Chief Accounting Officer

Date: October 24, 2025

EPT 16 LLC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2025

EPT 16 LLC

Table of Contents

Consolidated Financial Statements:	Page
Consolidated Financial Statements	F-1
Consolidated Statement of Assets, Liabilities, and Members’ Capital as of June 30, 2025 (unaudited) and December 31, 2024	F-3
Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2025 (unaudited) and the period from June 28, 2024 (commencement of operations) to December 31, 2024	F-4
Consolidated Statement of Changes in Members’ Capital for the Six Months Ended June 30, 2025 (unaudited)	F-5
Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2025 (unaudited) and the period from June 28, 2024 (commencement of operations) to December 31, 2024	F-6
Consolidated Schedule of Investments as of June 30, 2025 (unaudited)	F-7
Consolidated Schedule of Investments as of December 31, 2024	F-21
Notes to the Consolidated Financial Statements (unaudited)	F-31

EPT 16 LLC

Consolidated Statements of Assets, Liabilities, and Members’ Capital

(In thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Non-Control / Non-Affiliate investments (cost of $82,078 and $66,473, respectively)	$82,868	$66,886
Cash and cash equivalents	805	2,239
Interest receivable	752	726
Deferred credit facility costs	582	796
Other assets	-	6
Total assets	$85,007	$70,653

LIABILITIES
KeyBank Credit Facility	$23,600	$12,400
Management fees payable	337	316
Incentive fees payable	189	185
Contingent incentive fees payable	254	132
Interest payable	148	140
Security deposits	530	525
Accrued expenses and other liabilities	753	650
Total liabilities	$25,811	14,348

Commitments and contingencies (Note 8)

MEMBERS’ CAPITAL
Members’ capital	$59,196	56,305

Total members’ capital	$59,196	56,305

Total Liabilities and Members’ Capital	$85,007	$70,653

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Statements of Operations

(In thousands)

	Three Months Ended	Six Months Ended	For the period from June 28, 2024 (commencement of operations) to
	June 30, 2025	June 30, 2025	December 31, 2024
	(Unaudited)	(Unaudited)
INVESTMENT INCOME:
Interest income from Non-Control/Non-Affiliate investments	$2,736	$5,222	$2,632
Fee income	5	12	79
Total investment income	2,741	5,234	2,711

EXPENSES:
Origination fees	148	209	739
Management fees	337	643	316
Incentive fees	189	515	185
Contingent incentive fees	96	122	132
Organizational costs	55	55	605
Professional fees	170	219	145
Interest expense and other debt financing costs	486	877	215
Other expenses	257	312	89
Total expenses	1,738	2,952	2,426

NET INVESTMENT INCOME	1,003	2,282	285
Net realized gain from Non-Control/Non-Affiliate investments	290	290	318
Net unrealized appreciation from investments Non-Control/Non-Affiliate investments	258	319	413

NET INCREASE IN MEMBERS’ CAPITAL RESULTING FROM OPERATIONS	$1,551	$2,891	$1,016

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Statement of Changes in Members’ Capital

(In thousands)

Members’ Capital as of December 31, 2024	56,305
Contributions	-
Net increase in members’ capital resulting from operations	2,891
Members’ Capital as of June 30, 2025	$59,196

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Statement of Cash Flows

(In thousands)

	Six Months Ended	For the period from June 28, 2024 (commencement of operations) to
	June 30, 2025	December 31, 2024
	(Unaudited)
Cash flows provided by/(used in) operating activities:
Net increase/(decrease) in members’ capital resulting from operations	$2,891	$1,016
Adjustments to reconcile net increase/(decrease) in members’ capital resulting from operation to net cash provided by/(used in) operating activities:
Net unrealized (appreciation)/depreciation from investments	(319)	(413)
Net realized (gain)/loss from investments	(290)	(318)
Accretion of original issue discount/premium on investments	(613)	(425)
Amortization of deferred credit facility costs	214	59
Purchase of investments	(23,115)	(74,943)
Proceeds from the sale and paydowns of investments	8,355	9,213
Change in operating assets and liabilities
(Increase)/Decrease in interest receivable and other assets	(20)	(731)
Increase/(Decrease) in security deposits	5	525
Increase/(Decrease) in accrued expenses and other liabilities	103	650
Increase/(Decrease) in management fees payable, incentive fees payable, and interest payable	155	773
Net cash provided by/(used in) operating activities	(12,634)	(64,594)

Cash flows provided by/(used in) financing activities
Contributions received	—	55,289
Borrowings under Credit Facility	16,700	12,400
Repayments under Credit Facility	(5,500)
Deferred credit facility costs paid	—	(856)
Net cash provided by/(used in) financing activities	11,200	66,833

Net increase/(decrease) in cash and cash equivalents	(1,434)	2,239
Cash and cash equivalents at beginning of period	2,239	—
Cash and cash equivalents at end of period	$805	$2,239

Supplemental and non-cash financing activities:
Cash paid during the period for interest	$536	$—

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States

Artificial Intelligence & Automation
Applied Digital Corporation	Equipment Financing	June 28, 2024	March 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	$916	$915	$934
	Equipment Financing	June 28, 2024	April 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	508	510	518
	Equipment Financing	November 19, 2024	April 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	823	832	839
Total Applied Digital Corporation					2,247	2,257	2,291

Augmented Reality Concepts, Inc.	Secured Loan	November 19, 2024	June 18, 2029	Variable interest rate SOFR 3 Month Term + 7.3%; EOT 0.0%	$1,230	$1,227	$1,236	(6)

Cirrascale Cloud Services, LLC	Equipment Financing	November 19, 2024	September 1, 2026	Fixed interest rate 12.7%; EOT 4.0%	$865	$914	$914
	Equipment Financing	November 19, 2024	April 1, 2027	Fixed interest rate 10.2%; EOT 5.0%	944	980	985
Total Cirrascale Cloud Services, LLC					1,809	1,894	1,899

Swimlane, Inc.	Secured Loan	May 28, 2025	April 1, 2030	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 2.3%	$1,200	$1,173	$1,173	(6)

Sortera Technologies, Inc.	Equipment Financing	February 11, 2025	March 1, 2028	Fixed interest rate 12.5%; EOT 4.0%	$433	$415	$418

Sub-Total: Artificial Intelligence & Automation (11.9%)*					$6,919	$6,966	$7,017

Connectivity
AST & Science, LLC	Equipment Financing	June 27, 2025	June 1, 2030	Fixed interest rate 12.4%; EOT 9.0%	$2,580	$2,562	$2,562
	Equipment Financing	June 30, 2025	June 1, 2030	Fixed interest rate 12.5%; EOT 9.0%	420	417	417
Total AST & Science LLC					3,000	2,979	2,979

Tarana Wireless, Inc.	Secured Loan	November 19, 2024	October 1, 2029	Variable interest rate Prime + 4.5% or Floor rate 12.5%; EOT 4.0%	$1,200	$1,156	$1,169	(6)

Sub-Total: Connectivity (7.0%)*					$4,200	$4,135	$4,148

Consumer Products & Services
Ogee, Inc.	Secured Loan	November 25, 2024	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	$300	$305	$305	(6)
	Secured Loan	November 25, 2024	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	300	306	306	(6)
	Secured Loan	November 25, 2024	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	300	299	300	(6)
Total Ogee, Inc.					900	910	911
Sub-Total: Consumer Products & Services (1.5%)*					$900	$910	$911

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Finance and Insurance
Beam Technologies, Inc.	Secured Loan	November 19, 2024	April 1, 2027	Variable interest rate PRIME + 4.3% or Floor rate 11.0%+PIK Fixed Interest Rate 1.5%; EOT 2.0%	$2,250	$2,223	$2,241	(6)(7)
	Secured Loan	June 25, 2025	April 1, 2027	Variable interest rate Prime + 2.8% or Floor rate 11.0%; EOT 2.0%	180	175	175	(6)(7)
Total Beam Technologies, Inc.					2,430	2,398	2,416

Centivo Corporation	Secured Loan	November 19, 2024	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	$505	$498	$503	(6)(7)
	Secured Loan	December 20, 2024	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	503	479	482	(6)(7)
	Secured Loan	February 3, 2025	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	502	480	484	(6)(7)
	Secured Loan	May 20, 2025	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	1,001	955	955	(6)(7)
	Secured Loan	June 13, 2025	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	500	476	476	(6)(7)
Total Centivo Corporation					3,011	2,888	2,900

Cherry Technologies, Inc.	Secured Loan	June 28, 2024	April 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 12.0%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	$265	$276	$271	(6)
	Secured Loan	July 31, 2024	April 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 12.0%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	265	276	271	(6)
Total Cherry Technologies, Inc.					530	552	542

Empower Financial, Inc.	Secured Loan	June 28, 2024	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	$378	$387	$382	(6)
	Secured Loan	June 28, 2024	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	98	96	97	(6)
	Secured Loan	June 28, 2024	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	147	145	146	(6)
	Secured Loan	June 28, 2024	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	152	146	146	(6)
	Secured Loan	June 28, 2024	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	505	511	520	(6)
Total Empower Financial, Inc.					1,280	1,285	1,291

Gravie, Inc.	Secured Loan	November 19, 2024	July 1, 2029	Variable interest rate Prime + 4.5% or Floor rate 13.0%; EOT 2.5%	$1,020	$1,026	$992	(6)

Lendflow, Inc.	Secured Loan	April 24, 2025	May 1, 2030	Variable interest rate Prime + 4.5% or Floor rate 12.0%; EOT 2.7%	$240	$236	$236	(6)

PatientFi, Inc.	Secured Loan	March 14, 2025	April 1, 2030	Variable interest rate Prime + 3.5% or Floor rate 10.5%; EOT 2.5%	$600	$587	$592	(6)

Under Technologies, Inc.	Secured Loan	November 19, 2024	June 1, 2029	Variable interest rate Prime + 3.8% or Floor rate 12.0%; EOT 4.3%	$600	$594	$602	(6)
	Secured Loan	November 27, 2024	June 1, 2029	Variable interest rate Prime + 3.8% or Floor rate 12.0%; EOT 4.3%	600	592	593	(6)
Total Under Technologies, Inc.					1,200	1,186	1,195

Wisetack, Inc.	Secured Loan	November 14, 2024	December 1, 2029	Variable interest rate Prime + 5.0% or Floor rate 12.5%; EOT 2.5%	$900	$896	$898	(6)

Sub-Total: Finance and Insurance (18.7%)*					$11,211	$11,054	$11,062

Food and Agriculture Technologies
DrinkPak, LLC	Equipment Financing	June 28, 2024	September 1, 2026	Fixed interest rate 12.9%; EOT 7.0%	$703	$816	$823
Sub-Total: Food and Agriculture Technologies (1.4%)*					$703	$816	$823

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Green Technology
Commonwealth Fusion Systems, LLC	Equipment Financing	November 19, 2024	July 1, 2030	Fixed interest rate 13.2%; EOT 10.0%	$3,216	$3,361	$3,362
	Equipment Financing	June 28, 2024	July 1, 2030	Fixed interest rate 13.0%; EOT 10.0%	1,112	1,209	1,191
	Equipment Financing	January 14, 2025	July 1, 2029	Fixed interest rate 11.2%; EOT 6.0%	182	183	186
Total Commonwealth Fusion Systems, LLC					4,510	4,753	4,739

Electric Hydrogen Co.	Equipment Financing	November 19, 2024	January 1, 2029	Fixed interest rate 12.6%; EOT 15.0%	$839	$903	$890
	Equipment Financing	November 19, 2024	October 1, 2028	Fixed interest rate 12.5%; EOT 15.0%	509	537	533
	Equipment Financing	June 28, 2024	January 1, 2029	Fixed interest rate 12.5%; EOT 15.0%	1,022	1,145	1,105
	Equipment Financing	November 14, 2024	December 1, 2028	Fixed interest rate 11.9%; EOT 15.0%	122	127	126
Total Electric Hydrogen Co.					2,492	2,712	2,654

Form Energy Inc.	Equipment Financing	November 19, 2024	November 1, 2027	Fixed interest rate 12.7%; EOT 3.0%	$1,930	$1,921	$1,944
	Equipment Financing	December 12, 2024	January 1, 2028	Fixed interest rate 12.5%; EOT 3.0%	513	508	514
Total Form Energy Inc.					2,443	2,429	2,458

Sub-Total: Green Technology (16.6%)*					$9,445	$9,894	$9,851

Healthcare Technology
B.Well Connected Health, Inc.	Secured Loan	April 10, 2025	April 1, 2030	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 3.0%	$600	$590	$590	(6)

Paytient Technologies, Inc/	Secured Loan	May 27, 2025	June 1, 2030	Variable interest rate Prime + 3.8% or Floor rate 10.8%; EOT 3.0%	$750	$732	$732	(6)

RXAnte, Inc.	Secured Loan	June 28, 2024	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.4%	$772	$794	$787	(6)(7)
	Secured Loan	June 28, 2024	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.4%	249	259	258	(6)(7)
	Secured Loan	June 28, 2024	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.5%	254	261	261	(6)(7)
	Secured Loan	September 9, 2024	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.5%	249	250	255	(6)(7)
Total RXAnte, Inc.					1,524	1,564	1,561
Sub-Total: Healthcare Technology (4.9%)*					$2,874	$2,886	$2,883

Marketing, Media, and Entertainment
Rarefied Atmosphere, Inc.	Secured Loan	May 6, 2025	June 1, 2030	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 2.0%	$3,163	$3,099	$3,099	(6)(8)

Vox Media Holdings, Inc.	Secured Loan	June 28, 2024	November 1, 2027	Variable interest rate Prime + 6.3% or Floor rate 11.8%; EOT 2.5%	$1,494	$1,489	$1,476	(6)
	Secured Loan	June 28, 2024	January 1, 2028	Variable interest rate Prime + 6.3% or Floor rate 11.8%; EOT 2.5%	749	745	741	(6)
Total Vox Media Holdings, Inc.					2,243	2,234	2,217

Sub-Total: Marketing, Media, and Entertainment (9.0%)*					$5,406	$5,333	$5,316

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Medical Devices
Apiject Holdings, Inc.	Equipment Financing	November 19, 2024	July 1, 2028	Fixed interest rate 12.6%; EOT 7.5%	$1,005	$1,039	$1,031
	Equipment Financing	November 19, 2024	October 1, 2028	Fixed interest rate 12.7%; EOT 7.5%	504	508	508
Total Apiject Holdings, Inc.					1,509	1,547	1,539

Cagent Vascular, Inc.	Secured Loan	January 24, 2025	February 1, 2030	Variable interest rate Prime + 4.0% or Floor rate 11.3%; EOT 3.0%	$300	$298	$307	(6)

Elucent Medical, Inc.	Secured Loan	November 19, 2024	November 30, 2029	Variable interest rate Prime + 3.8% or Floor rate 11.3%; EOT 3.3%	$900	$887	$900	(6)

Lightforce Orthodontics, Inc.	Secured Loan	November 19, 2024	August 6, 2029	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 4.0%	$1,800	$1,786	$1,799	(6)
	Secured Loan	November 19, 2024	August 6, 2029	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 4.0%	300	298	300	(6)
Total Lightforce Orthodontics, Inc.					2,100	2,084	2,099

Okami Medical, Inc.	Secured Loan	June 24, 2025	July 1, 2030	Variable interest rate Prime + 3.8% or Floor rate 10.5%; EOT 2.0%	$600	$594	$594	(6)

Restor3d, Inc.	Secured Loan	November 19, 2024	July 4, 2028	Variable interest rate Prime + 4.8% or Floor rate 12.3%; EOT 3.3%	$765	$771	$770	(6)

Vital Connect, Inc.	Secured Loan	November 19, 2024	July 3, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.5%; EOT 4.0%	$2,100	$2,098	$2,115	(6)
	Secured Loan	March 21, 2025	July 3, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.5%; EOT 4.0%	$600	$596	$601	(6)
Total Vital Connect, Inc.					2,700	2,694	2,716

Sub-Total: Medical Devices (15.1%)*					$8,874	$8,875	$8,925

Other Healthcare Services
Cellares Corporation	Equipment Financing	November 19, 2024	September 1, 2029	Fixed interest rate 12.0%; EOT 4.5%	$262	$265	$268
	Equipment Financing	January 10, 2025	February 1, 2030	Fixed interest rate 12.2%; EOT 4.5%	174	174	174
	Equipment Financing	January 29, 2025	February 1, 2030	Fixed interest rate 12.5%; EOT 4.5%	106	106	106
	Secured Loan	November 19, 2024	February 1, 2027	Variable interest rate Prime + 3.3% or Floor rate 11.8%; EOT 4.0%	3,000	2,998	3,043	(6)
Total Cellares Corporation					3,542	3,543	3,591

Upward Health, Inc.	Secured Loan	November 19, 2024	September 1, 2029	Variable interest rate Prime + 4.3% or Floor rate 12.8%; EOT 3.0%	$500	$489	$499	(6)

Sub-Total: Other Healthcare Services (6.9%)*					$4,042	$4,032	$4,090

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Software as a Service ("SaaS")
Eyelit Technologies, Inc.	Secured Loan	November 19, 2024	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8%; EOT 0.0%	$500	$491	$508	(6)(9)
	Secured Loan	December 27, 2024	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8%; EOT 0.0%	880	864	894	(6)(9)
	Secured Loan	June 20, 2025	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8%; EOT 0.0%	100	98	98	(6)(9)
Total Eyelit Technologies, Inc.					1,480	1,453	1,500

Hometown Ticketing, Inc.	Secured Loan	November 25, 2024	November 25, 2029	Variable interest rate SOFR 3 Month Term + 7.7%; EOT 0.0%	$1,582	$1,554	$1,592	(6)

ServiceTrade, Inc.	Secured Loan	November 19, 2024	August 15, 2029	Variable interest rate SOFR 3 Month Term + 5.5%; EOT 0.0%	$1,500	$1,478	$1,508	(6)(9)
	Secured Loan	May 2, 2025	August 15, 2029	Variable interest rate SOFR 3 Month Term + 5.8%; EOT 0.0%	$120	$118	$118	(6)(9)
	Secured Loan	June 3, 2025	August 15, 2029	Variable interest rate SOFR 3 Month Term + 5.8%; EOT 0.0%	$120	$118	$118	(6)(9)
Total ServiceTrade, Inc.					1,740	1,714	1,744

Silk Technologies, Inc.	Secured Loan	November 4, 2024	December 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.3%; EOT 1.5%	$1,200	$1,175	$1,175	(6)

SOCi, Inc.	Secured Loan	November 19, 2024	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.9%; EOT 0.0%	$2,293	$2,249	$2,281	(6)(9)
	Secured Loan	December 30, 2024	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.9%; EOT 0.0%	209	205	208	(6)(9)
	Secured Loan	April 23, 2025	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.9%; EOT 0.0%	105	103	103	(6)(9)
Total SOCi, Inc.					2,607	2,557	2,592

Steno Agency, Inc.	Secured Loan	November 19, 2024	July 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 2.5%	$510	$507	$513	(6)
	Secured Loan	January 2, 2025	July 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 2.5%	600	599	605	(6)
	Secured Loan	May 16, 2025	July 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 2.5%	600	572	572	(6)
Total Steno Agency, Inc.					1,710	1,678	1,690

Xytech Systems, LLC	Secured Loan	February 26, 2025	February 26, 2030	Variable interest rate SOFR 3 Month Term + 6.0%; EOT 0.0%	$800	$785	$808	(6)(8)(9)

Sub-Total: Software as a Service ("SaaS") (18.8%)*					$11,119	$10,916	$11,101

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Space Technology
Astranis Space Technologies Corp.	Equipment Financing	June 28, 2024	May 1, 2027	Fixed interest rate 12.1%; EOT 6.5%	$745	$829	$793
	Equipment Financing	November 19, 2024	October 1, 2028	Fixed interest rate 13.8%; EOT 6.5%	906	957	921
	Equipment Financing	November 19, 2024	October 1, 2027	Fixed interest rate 12.6%; EOT 4.0%	216	212	213
Total Astranis Space Technologies Corp.					1,867	1,998	1,927

Hadrian Automation Inc.	Equipment Financing	June 28, 2024	December 1, 2026	Fixed interest rate 15.5%; EOT 0.0%	$535	$282	$285
	Equipment Financing	June 28, 2024	March 1, 2027	Fixed interest rate 15.7%; EOT 0.0%	1,786	936	941
	Equipment Financing	June 28, 2024	September 1, 2027	Fixed interest rate 17.7%; EOT 0.0%	1,028	532	542
	Equipment Financing	November 19, 2024	June 1, 2028	Fixed interest rate 17.6%; EOT 0.0%	2,936	1,507	1,527
Total Hadrian Automation Inc.					6,285	3,257	3,295

Impulse Space, Inc.	Equipment Financing	November 19, 2024	July 1, 2027	Fixed interest rate 12.7%; EOT 3.0%	$236	$240	$241
	Equipment Financing	November 19, 2024	October 1, 2027	Fixed interest rate 12.5%; EOT 3.0%	234	234	238
	Equipment Financing	December 27, 2024	January 1, 2028	Fixed interest rate 12.9%; EOT 3.0%	229	230	232
	Equipment Financing	February 12, 2025	March 1, 2028	Fixed interest rate 12.6%; EOT 3.0%	261	257	261
	Equipment Financing	June 23, 2025	July 1, 2028	Fixed interest rate 12.8%; EOT 3.0%	319	311	311
Total Impulse Space, Inc.					1,279	1,272	1,283

Kymeta Corporation	Secured Loan	November 19, 2024	August 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 3.0%	$600	$582	$595	(6)
	Secured Loan	June 11, 2025	August 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 3.0%	$600	$594	$594	(6)
Total Kymeta Corporation					1,200	1,176	1,189

Slingshot Aerospace, Inc.	Secured Loan	November 19, 2024	August 1, 2029	Variable interest rate Prime + 5.5% or Floor rate 14.0%; EOT 3.0%	$1,800	$1,778	$1,802	(6)

Sub-Total: Space Technology (16.0%)*					$12,431	$9,481	$9,496

Transportation Technology
Evo Equipment Leasing, LLC	Equipment Financing	May 2, 2025	May 1, 2028	Fixed interest rate 10.1%; EOT 12.0%	$191	$193	$193
	Equipment Financing	May 23, 2025	June 1, 2028	Fixed interest rate 10.0%; EOT 12.0%	$146	$147	$148
Total Evo Equipment Leasing, LLC					337	340	341

Sub-Total: Transportation Technology (0.6%)*					$337	$340	$341

Total: Debt Securities- United States (128.3%)*					$78,461	$75,638	$75,964

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)	Investment Date (10)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- Canada

Space Technology
Earthdaily Constellation Holdings, LP	Equipment Financing	June 10, 2025	January 1, 2029	Fixed interest rate 13.5%; EOT 7.0%	$1,800	$1,744	$1,744

Sub-Total: Space Technology (2.9%)*					$1,800	$1,744	$1,744

Total: Debt Securities- Canada (2.9%)*					$1,800	$1,744	$1,744

Debt Securities- Europe

Medical Devices
CMR Surgical Limited	Secured Loan	March 24, 2025	April 1, 2030	Variable interest rate Prime + 4.0% or Floor rate 11.0%; EOT 4.0%	$1,250	$1,242	$1,273	(6)

Sub-Total: Medical Devices (2.2%)*					$1,250	$1,242	$1,273

Other Healthcare Services
Zandivio PLC	Secured Loan	November 19, 2024	May 1, 2029	Variable interest rate Prime + 5.3% or Floor rate 13.8%; EOT 2.5%	$1,800	$1,765	$1,790	(6)(8)

Sub-Total: Other Healthcare Services (3.0%)*					$1,800	$1,765	$1,790

Total: Debt Securities- Europe (5.2%)*					$3,050	$3,007	$3,063

Total: Debt Securities- (136.4%)*					$83,311	$80,389	$80,771

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands, except share and per share data)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States

Artificial Intelligence & Automation
Sortera Technologies, Inc.	Warrant	February 11, 2025	February 11, 2035	Common Stock	3,332	$5.23	$25	$21

Swimlane, Inc.	Warrant	May 28, 2025	May 28, 2037	Preferred Series B	229,089	$0.19	$16	$14

Sub-Total: Artificial Intelligence & Automation (0.1%)*							$41	$35

Connectivity
Tarana Wireless, Inc.	Warrant	September 23, 2024	September 23, 2034	Common Stock	169,859	$0.51	$57	$62

Sub-Total: Connectivity (0.1%)*							$57	$62

Consumer Products & Services
Ogee, Inc.	Warrant	February 14, 2023	February 14, 2033	Preferred Series A-3	15,553	$0.68	$8	$49
	Warrant	September 29, 2023	February 14, 2033	Preferred Series A-3	15,553	$0.68	8	49
	Warrant	August 1, 2024	August 1, 2034	Preferred Series A-3	15,553	$0.68	8	49
Total Ogee, Inc.							24	147

Whoop, Inc.	Warrant	May 17, 2023	May 17, 2033	Common Stock	93,745	$0.43	$76	$112

Sub-Total: Consumer Products & Services (0.4%)*							$100	$259

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands, except share and per share data)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States, Continued
Finance and Insurance
Beam Technologies, Inc.	Warrant	August 30, 2024	August 30, 2034	Common Stock	3,606	$17.28	$46	$37

Centivo Corporation	Warrant	July 31, 2024	July 31, 2034	Common Stock	10,744	$0.76	$9	$20
	Warrant	December 20, 2024	July 31, 2034	Common Stock	10,744	$0.76	25	20
	Warrant	February 3, 2025	July 31, 2034	Common Stock	10,744	$0.76	22	20
	Warrant	May 20, 2025	July 31, 2034	Common Stock	21,488	$0.76	39	39
	Warrant	June 13, 2025	July 31, 2034	Common Stock	10,744	$0.76	19	20
Total Centivo Corporation							114	119

Empower Finance, Inc.	Warrant	October 13, 2023	October 13, 2033	Common Stock	13,503	$1.43	$51	$57

Gravie, Inc.	Warrant	June 4, 2024	June 4, 2034	Common Stock	7,903	$2.68	$16	$1

Lendflow, Inc.	Warrant	April 24, 2025	April 24, 2035	Common Stock	10,091	$0.70	$9	$9

PatientFi, Inc.	Warrant	March 14, 2025	March 14, 2035	Preferred Series B	6,420	$3.10	$9	$10

Under Technologies, Inc.	Warrant	May 3, 2024	May 3, 2034	Common Stock	6,173	$2.90	$17	$17

Wisetack, Inc.	Warrant	November 14, 2024	November 14, 2034	Common Stock	8,234	$1.58	$8	$12

Sub-Total: Finance and Insurance (0.4%)*							$270	$262

Food and Agriculture Technologies
DrinkPak, LLC	Warrant	February 17, 2023	February 17, 2033	Common Stock	1,608	$18.89	$69	$35

Sub-Total: Food and Agriculture Technologies (0.1%)*							$69	$35

Green Technology
Form Energy, Inc.	Warrant	October 21, 2024	October 21, 2034	Common Stock	6,338	$8.03	$59	$63

Sub-Total: Green Technology (0.1%)*							$59	$63

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands, except share and per share data)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States, Continued

Healthcare Technology
B.Well Connected Health, Inc.	Warrant	April 10, 2025	April 10, 2035	Common Stock	6,818	$0.79	$11	$12

Paytient Technologies, Inc.	Warrant	May 27, 2025	May 27, 2035	Common Stock	2,881	$1.01	$4	$4

RXAnte, Inc.	Warrant	November 21, 2022	November 21, 2032	Preferred Preferred A	1,483	$10.00	$11	$11
	Warrant	April 7, 2023	November 21, 2032	Preferred Preferred A	482	$10.00	6	3
	Warrant	October 17, 2023	November 21, 2032	Preferred Preferred A	494	$10.00	5	4
Total RXAnte, Inc.							22	18

Sub-Total: Healthcare Technology (0.1%)*							$37	$34

Marketing, Media, and Entertainment
Rarefied Atmosphere, Inc.	Warrant	May 6, 2025	May 6, 2037	Common Stock	13,218	$7.35	$43	$51

Vox Media Holdings, Inc.	Warrant	December 31, 1899	June 25, 2035	Class A Common Stock	225,010	$0.37	$66	$67

Sub-Total: Marketing, Media, and Entertainment (0.2%)*							$109	$118

Medical Devices
Apiject Holdings, Inc.	Warrant	June 24, 2024	June 24, 2034	Common Stock	63,068	$0.99	$35	$34

Elucent Medical, Inc.	Warrant	October 31, 2024	October 31, 2034	Preferred Series C-2	120,603	$0.30	$11	$30

Lightforce Orthodontics, Inc.	Warrant	August 6, 2024	August 6, 2034	Preferred Series D	4,663	$18.01	$17	$7

Okami Medical, Inc.	Warrant	June 24, 2025	June 24, 2035	Preferred Series F-1	5,254	$2.86	$6	$9

Restor3d, Inc.	Warrant	June 4, 2024	June 4, 2034	Preferred Series A	6,108	$5.01	$5	$7

Sub-Total: Medical Devices (0.1%)*							$74	$87

Other Healthcare Services
Cellares Corporation	Warrant	August 2, 2024	August 2, 2034	Common Stock	15,566	$4.77	$54	$80

Upward Health, Inc.	Warrant	August 6, 2024	August 6, 2034	Class A Common Stock	64,948	$0.28	$21	$31

Sub-Total: Other Healthcare Services (0.2%)*							$75	$111

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands, except share and per share data)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States, Continued

Software as a Service ("SaaS")
Silk Technologies, Inc.	Warrant	November 4, 2024	November 4, 2034	Common Stock	15,167	$1.98	$32	$20

Steno Agency, Inc.	Warrant	June 21, 2024	June 21, 2034	Common Stock	7,612	$1.98	$18	$20
	Warrant	May 16, 2025	June 21, 2034	Common Stock	8,955	$1.98	27	23
Total Steno Agency, Inc.							45	43

Sub-total: Software as a Service ("SaaS") (0.1%)*							$77	$63

Space Technology
Astranis Space Technologies Corp.	Warrant	April 13, 2023	April 13, 2033	Common Stock	11,203	$7.89	$39	$34
	Warrant	September 27, 2024	September 27, 2034	Common Stock	14,930	$2.27	66	65
	Warrant	June 26, 2025	June 26, 2035	Common Stock	2,751	$0.01	$12	$13
	Warrant	June 26, 2025	June 26, 2035	Common Stock	1,765	$0.01	10	9
Total Astranis Space Technologies Corp.							127	121

Hermeus Corporation	Warrant	June 28, 2024	August 9, 2032	Common Stock	9,338	$6.24	$21	$63

Impulse Space, Inc.	Warrant	June 18, 2024	June 18, 2034	Common Stock	7,299	$1.91	$73	$173

Kymeta Corporation	Warrant	July 3, 2024	July 3, 2034	Common Stock	303,449	$0.11	$22	$36

Slingshot Aerospace, Inc.	Warrant	July 12, 2024	July 12, 2034	Common Stock	24,943	$0.46	$30	$30

Sub-Total: Space Technology (0.7%)*							$273	$423

Total: Warrant Investments- United States (2.6%)*							$1,241	$1,552

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands, except share and per share data)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- Canada

Space Technology
Earthdaily Constellation Holdings, LP	Warrant	June 10, 2025	June 10, 2035	Class B Common Stock	141,086	$0.81	$79	$82

Sub-Total: Space Technology (0.1%)*							$79	$82

Total: Warrant Investments- Canada (0.1%)*							$79	$82

Warrant Investments- Europe

Medical Devices
CMR Surgical Limited	Warrant	March 24, 2025	March 24, 2030	Ordinary	320	$0.01	$5	$4

Sub-Total: Medical Devices (0.0%)*							$5	$4

Other Healthcare Services
Zandivio PLC	Warrant	October 29, 2024	October 29, 2034	Common Stock	8,428	$0.01	$49	$45

Sub-Total: Other Healthcare Services (0.1%)*							$49	$45

Total: Warrant Investments- Europe (0.1%)*							$54	$49

Total: Warrant Investments- (1.8%)*							$1,374	$1,683

EPT 16 LLC

Consolidated Schedule of Investments

June 30, 2025

(In thousands, except share and per share data)

(Unaudited)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Shares/Principal	Series	Cost	Fair Value (5)	Footnotes
Equity Investments- United States

Finance and Insurance
Centivo Corporation	Equity	December 20, 2024	17,119	Preferred Series B-1	$50	$43

Sub-Total: Finance and Insurance (0.1%)*					$50	$43

Food and Agriculture Technologies
Athletic Brewing Company, LLC	Equity	August 1, 2024	73	Preferred Class B	$17	$17

Sub-Total: Food and Agriculture Technologies (0.0%)*					$17	$17

Green Technology
Crusoe Energy Systems LLC	Equity	November 6, 2024	1,713	Preferred Series D-1	$50	$50

Sub-Total: Green Technology (0.1%)*					$50	$50

Space Technology
Impulse Space, Inc.	Equity	August 30, 2024	7,151	Preferred Series B	$98	$202
	Equity	May 9, 2025	2,616	Preferred Series C	100	102
Total Impulse Space Inc.					198	304

Sub-Total: Space Technology (0.5%)*					$198	$304

Total: Equity Investments- United States (0.7%)*					$315	$414

Total Investment in Securities (140.0%)*					$82,078	$82,868

(1)	All portfolio companies are located in North America or Europe. As of June 30, 2025, EPT 16 LLC (the “Fund”) had three foreign domiciled portfolio companies, two of which are based in Europe and one of which is based in Canada. In total, foreign domiciled portfolio investment represented 8.3% of total members' capital based on fair value.

(2)	All debt investments are income producing unless otherwise noted. All equity and warrant investments are non-income producing unless otherwise noted. Equipment financed under our equipment financing investments relates to operational equipment essential to revenue production for the portfolio company in the industry noted.

(3)	Interest rate is the fixed or variable rate of the debt investments and does not include any original issue discount, end-of-term (“EOT”) payment, or additional fees related to such investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed rate determined at the inception of the loan. At the end of the term of certain equipment financings, the borrower has the option to purchase the underlying assets at fair value, generally subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the term of the loan or equipment financing prior to its payment and is included as a component of the cost basis of the Fund’s current debt securities.

(4)	Principal is net of repayments, if any, as per the terms of the debt instrument’s contract.

(5)	All investments were valued at fair value as determined in good faith by EPT 16 LLC using Level 3 inputs.

(6)	The interest rate on variable interest rate investments represents a benchmark rate plus spread. The benchmark interest rate is subject to an interest rate floor. As of June 30, 2025, the U.S. Prime Rate (“Prime”) was 7.50%, the Secured Overnight Financing Rate (“SOFR”) 30 Day Forward Rate was 4.32%, the SOFR 3-Month Term Rate was 4.28% .

(7)	Interest on this loan includes a payment-in-kind (“PIK”) provision. Contractual PIK interest, which represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is recorded on an accrual basis to the extent such amounts are expected to be collected.

(8)	Investment is not pledged as collateral supporting amounts outstanding under the Company's credit facility with KeyBank, National Association (the “KeyBank Credit Facility”). See “Note 4 – Credit Facility” for more information.

(9)	Investment has an unfunded commitment as of June 30, 2025 (see “Note 8 – Commitments and Contingencies”). The fair value of the investment includes the impact of the fair value of any unfunded commitments.

(10)	Investment date represents the date of initial investment date, either purchases or funding, not adjusted for modifications.

*	Represents % of Members' Capital.

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States

Artificial Intelligence & Automation
Applied Digital Corporation	Equipment Financing	March 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	$1,453	$1,460	$1,498
	Equipment Financing	April 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	773	777	798
	Equipment Financing	April 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	1,258	1,282	1,293
Total Applied Digital Corporation				3,484	3,519	3,589

Cirrascale Cloud Services, LLC	Equipment Financing	September 1, 2026	Fixed interest rate 12.7%; EOT 4.9%	$1,198	$1,236	$1,236
	Equipment Financing	April 1, 2027	Fixed interest rate 10.2%; EOT 5.2%	1,266	1,273	1,273
Total Cirrascale Cloud Services, LLC				2,464	2,509	2,509

Augmented Reality Concepts, Inc.	Secured Loan	June 18, 2029	Variable interest rate SOFR 3 Month Term + 4.3% or Floor rate 7.3%; EOT 0.0%	$1,230	$1,227	$1,239	(6)

Sub-Total: Artificial Intelligence & Automation (13.0%)*				$7,178	$7,255	$7,337

Connectivity
Tarana Wireless, Inc.	Secured Loan	October 1, 2029	Variable interest rate Prime + 4.5% or Floor rate 12.5%; EOT 4.0%	$1,200	$1,141	$1,158	(6)
Sub-Total: Connectivity (2.1%)*				$1,200	$1,141	$1,158

Consumer Products & Services
Ogee, Inc.	Secured Loan	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	$300	$302	$302	(6)
	Secured Loan	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	300	303	303	(6)
	Secured Loan	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	300	295	295	(6)
Total Ogee, Inc.				900	900	900
Sub-Total: Consumer Products & Services (1.6%)*				$900	$900	$900

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Finance and Insurance
Beam Technologies, Inc.	Secured Loan	April 1, 2027	Variable interest rate PRIME + 4.3% or Floor rate 11.0%+PIK Fixed Interest Rate 1.5%; EOT 2.0%	$2,230	$2,187	$2,207	(6)(7)

Centivo Corporation	Secured Loan	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	$502	$493	$498	(6)(7)
	Secured Loan	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	500	471	470	(6)(7)
Total Centivo Corporation				1,002	964	968

Cherry Technologies, Inc.	Secured Loan	April 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 12.0%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	$535	$534	$544	(6)(7)
	Secured Loan	April 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 12.0%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	533	530	548	(6)(7)
Total Cherry Technologies, Inc.				1,068	1,064	1,092

Empower Financial, Inc.	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	$378	$386	$386	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	98	95	97	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	147	143	146	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	152	144	146	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	505	508	524	(6)
Total Empower Financial, Inc.				1,280	1,276	1,299

Gravie, Inc.	Secured Loan	July 1, 2029	Variable interest rate Prime + 4.5% or Floor rate 13.0%; EOT 2.5%	$1,020	$1,023	$1,008	(6)

Under Technologies, Inc.	Secured Loan	June 1, 2029	Variable interest rate PRIME + 3.8% or Floor rate 12.0%; EOT 4.3%	$600	$589	$598	(6)
	Secured Loan	June 1, 2029	Variable interest rate PRIME + 3.8% or Floor rate 12.0%; EOT 4.3%	600	587	587	(6)
Total Under Technologies, Inc.				1,200	1,176	1,185

Wisetack, Inc.	Secured Loan	December 1, 2029	Variable interest rate Prime + 5.0% or Floor rate 12.5%; EOT 2.5%	$900	$892	$892	(6)

Sub-Total: Finance and Insurance (15.4%)*				$8,700	$8,582	$8,651

Food and Agriculture Technologies
DrinkPak, LLC	Equipment Financing	September 1, 2026	Fixed interest rate 12.9%; EOT 10.5%	$974	$1,070	$1,080
Sub-Total: Food and Agriculture Technologies (1.9%)*				$974	$1,070	$1,080

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Green Technology
Commonwealth Fusion Systems, LLC	Equipment Financing	July 1, 2030	Fixed interest rate 13.2%; EOT 10.6%	$3,437	$3,542	$3,559
	Equipment Financing	July 1, 2030	Fixed interest rate 13.0%; EOT 11.1%	1,188	1,278	1,261
Total Commonwealth Fusion Systems, LLC				4,625	4,820	4,820

Crusoe Energy Systems LLC	Equipment Financing	March 1, 2029	Fixed interest rate 12.7%; EOT 0.0%	$1,222	$1,212	$1,242

Electric Hydrogen Co.	Equipment Financing	January 1, 2029	Fixed interest rate 12.6%; EOT 16.3%	$931	$971	$966
	Equipment Financing	October 1, 2028	Fixed interest rate 12.5%; EOT 15.6%	571	580	582
	Equipment Financing	January 1, 2029	Fixed interest rate 12.6%; EOT 16.3%	1,135	1,236	1,197
	Equipment Financing	October 1, 2028	Fixed interest rate 11.9%; EOT 15.0%	136	136	136
Total Electric Hydrogen Co.				2,773	2,923	2,881

Form Energy Inc.	Equipment Financing	November 1, 2027	Fixed interest rate 12.7%; EOT 3.1%	$2,274	$2,231	$2,231
	Equipment Financing	January 1, 2028	Fixed interest rate 12.5%; EOT 3.0%	600	586	586
Total Form Energy Inc.				2,874	2,817	2,817

Sub-Total: Green Technology (20.9)*				$11,494	$11,772	$11,760

Healthcare Technology
RXAnte, Inc.	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.4%	$765	$788	$773	(6)(7)
	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.4%	247	258	255	(6)(7)
	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.5%	251	258	257	(6)(7)
	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.5%	247	246	253	(6)(7)
Total RXAnte, Inc.				1,510	1,550	1,538
Sub-Total: Healthcare Technology (2.7%)*				$1,510	$1,550	$1,538

Marketing, Media, and Entertainment
Vox Media Holdings, Inc.	Secured Loan	November 1, 2027	Variable interest rate Prime + 6.3% or Floor rate 11.8%; EOT 2.5%	$1,494	$1,532	$1,538	(6)
	Secured Loan	January 1, 2028	Variable interest rate Prime + 6.3% or Floor rate 11.8%; EOT 2.5%	749	766	767	(6)
Total Vox Media Holdings, Inc.				2,243	2,298	2,305
Sub-Total: Marketing, Media, and Entertainment (4.1%)*				$2,243	$2,298	$2,305

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Medical Devices
Apiject Holdings, Inc.	Equipment Financing	July 1, 2028	Fixed interest rate 12.6%; EOT 8.2%	$1,139	$1,153	$1,148
	Equipment Financing	October 1, 2028	Fixed interest rate 12.7%; EOT 7.8%	565	556	560
Total Apiject Holdings, Inc.				1,704	1,709	1,708

Elucent Medical, Inc.	Secured Loan	November 30, 2029	Variable interest rate PRIME + 3.8% or Floor rate 11.3%; EOT 3.3%	$900	$882	$882	(6)

Lightforce Orthodontics, Inc.	Secured Loan	August 6, 2029	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 4.0%	$1,800	$1,775	$1,791	(6)
	Secured Loan	August 6, 2029	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 4.0%	300	296	298	(6)
Total Lightforce Orthodontics, Inc.				2,100	2,071	2,089

Restor3d, Inc.	Secured Loan	July 4, 2028	Variable interest rate Prime + 4.8% or Floor rate 12.3%; EOT 3.3%	$765	$768	$766	(6)

Vital Connect, Inc.	Secured Loan	July 3, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.5%; EOT 4.0%	$2,100	$2,088	$2,107	(6)

Sub-Total: Medical Devices (13.4%)*				$7,569	$7,518	$7,552

Other Healthcare Services
Cellares Corporation	Equipment Financing	September 1, 2029	Fixed interest rate 12.0%; EOT 4.7%	$285	$286	$291
	Secured Loan	February 1, 2027	Variable interest rate Prime + 3.3% or Floor rate 11.8%; EOT 4.0%	3,000	2,962	3,014	(6)
Total Cellares Corporation				3,285	3,248	3,305

Upward Health, Inc.	Secured Loan	September 1, 2029	Variable interest rate Prime + 4.3% or Floor rate 12.8%; EOT 3.0%	$500	$485	$496	(6)

Sub-Total: Other Healthcare Services (6.8%)*				$3,785	$3,733	$3,801

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

SAAS
Eyelit Technologies, Inc.	Secured Loan	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8% or Floor rate 0.0%; EOT 0.0%	$500	$490	$490	(6)
	Secured Loan	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8% or Floor rate 0.0%; EOT 0.0%	880	863	863	(6)
Total Eyelit Technologies, Inc.				1,380	1,353	1,353

Hometown Ticketing, Inc.	Secured Loan	November 25, 2029	Variable interest rate SOFR 3 Month Term + 7.7% or Floor rate 5.5%; EOT 0.0%	$1,590	$1,559	$1,559	(6)

ServiceTrade, Inc.	Secured Loan	August 15, 2029	Variable interest rate SOFR 3 Month Term + 5.3% or Floor rate 0.0%; EOT 0.0%	$1,500	$1,476	$1,515	(6)

Silk Technologies, Inc.	Secured Loan	December 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.3%; EOT 1.5%	$1,200	$1,168	$1,168	(6)

SOCi, Inc.	Secured Loan	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.9% or Floor rate 0.0%; EOT 0.0%	$2,304	$2,255	$2,255	(6)
	Secured Loan	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.8% or Floor rate 0.0%; EOT 0.0%	210	205	205	(6)
Total SOCi, Inc.				2,514	2,460	2,460

Steno Agency, Inc.	Secured Loan	July 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 2.5%	$510	$505	$511	(6)

Sub-Total: SAAS (15.2%)*				$8,694	$8,521	$8,566

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Space Technology
Astranis Space Technologies Corp.	Equipment Financing	November 1, 2026	Fixed interest rate 12.1%; EOT 7.8%	$996	$1,092	$1,076
	Equipment Financing	April 1, 2028	Fixed interest rate 12.4%; EOT 5.8%	1,040	991	1,006
	Equipment Financing	October 1, 2027	Fixed interest rate 12.6%; EOT 4.2%	257	245	248
Total Astranis Space Technologies Corp.				2,293	2,328	2,330

Hadrian Automation Inc.	Equipment Financing	December 1, 2026	Fixed interest rate 16.4%; EOT 0.0%	$352	$366	$365
	Equipment Financing	March 1, 2027	Fixed interest rate 15.7%; EOT 0.0%	1,130	1,170	1,164
	Equipment Financing	September 1, 2027	Fixed interest rate 17.7%; EOT 0.0%	612	628	636
	Equipment Financing	June 1, 2028	Fixed interest rate 17.6%; EOT 0.0%	1,664	1,696	1,709
Total Hadrian Automation Inc.				3,758	3,860	3,874

Impulse Space, Inc.	Equipment Financing	July 1, 2027	Fixed interest rate 12.7%; EOT 3.4%	$286	$288	$289
	Equipment Financing	October 1, 2027	Fixed interest rate 12.5%; EOT 3.2%	277	273	279
	Equipment Financing	January 1, 2028	Fixed interest rate 12.9%; EOT 3.0%	269	268	268
Total Impulse Space, Inc.				832	829	836

Kymeta Corporation	Secured Loan	August 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 3.0%	$600	$576	$591	(6)

Slingshot Aerospace, Inc.	Secured Loan	August 1, 2029	Variable interest rate Prime + 5.5% or Floor rate 14.0%; EOT 3.0%	$1,800	$1,765	$1,804	(6)

Sub-Total: Space Technology (16.8%)*				$9,283	$9,358	$9,435

Total: Debt Securities- United States (113.8%)*				$63,530	$63,698	$64,083

Debt Securities- Europe

Other Healthcare Services
Zandivio PLC	Secured Loan	May 1, 2029	Variable interest rate PRIME + 5.3% or Floor rate 13.8%; EOT 2.5%	$1,800	$1,751	$1,751	(6)

Sub-Total: Other Healthcare Services (3.1%)*				$1,800	$1,751	$1,751

Total: Debt Securities- Europe (3.1%)*				$1,800	$1,751	$1,751

Total: Debt Securities- (116.9%)*				$65,330	$65,449	$65,834

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States

Connectivity
Tarana Wireless, Inc.	Warrant	November 19, 2024	September 23, 2034	Common Stock	169,859	$0.51	$56	$59

Sub-Total: Connectivity (0.1%)*							$56	$59

Consumer Products & Services
Ogee, Inc.	Warrant	November 25, 2024	February 14, 2033	Preferred Series A-3	15,553	$0.68	$8	$19
	Warrant	November 25, 2024	September 29, 2033	Preferred Series A-3	15,553	$0.68	8	19
	Warrant	November 25, 2024	August 1, 2034	Preferred Series A-3	15,553	$0.68	8	19
Total Ogee, Inc.							24	57

Whoop, Inc.	Warrant	June 28, 2024	May 17, 2033	Common Stock	93,745	$0.43	$76	$89

Sub-Total: Consumer Products & Services (0.3%)*							$100	$146

Finance and Insurance
Beam Technologies, Inc.	Warrant	November 19, 2024	August 30, 2034	Common Stock	3,606	$17.28	$46	$44

Centivo Corporation	Warrant	November 19, 2024	July 31, 2034	Common Stock	21,488	$0.76	$33	$49

Empower Financial, Inc.	Warrant	June 28, 2024	October 13, 2033	Common Stock	13,503	$1.43	$51	$51

Gravie, Inc.	Warrant	November 19, 2024	June 4, 2034	Common Stock	7,903	$2.68	$16	$16

Under Technologies, Inc.	Warrant	November 19, 2024	May 3, 2034	Common Stock	6,173	$2.90	$17	$16

Wisetack, Inc.	Warrant	November 14, 2024	November 14, 2034	Common Stock	8,234	$1.58	$8	$8

Sub-Total: Finance and Insurance (0.3%)*							$171	$184

Food and Agriculture Technologies
DrinkPak, LLC	Warrant	June 28, 2024	February 17, 2033	Common Stock	1,608	$18.89	$69	$40

Sub-Total: Food and Agriculture Technologies (0.1%)*							$69	$40

Green Technology
Form Energy Inc.	Warrant	November 19, 2024	October 21, 2034	Common Stock	6,338	$8.03	$59	$57

Sub-Total: Green Technology (0.1%)*							$59	$57

Healthcare Technology
RXAnte, Inc.	Warrant	June 28, 2024	November 21, 2032	Preferred A	1,483	$10.00	$11	$11
	Warrant	June 28, 2024	November 21, 2032	Preferred A	482	$10.00	6	4
	Warrant	June 28, 2024	November 21, 2032	Preferred A	494	$10.00	5	4
Total RXAnte, Inc.							22	19

Sub-Total: Healthcare Technology (0.0%)*							$22	$19

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States, Continued

Medical Devices
Apiject Holdings, Inc.	Warrant	November 19, 2024	June 24, 2034	Common Stock	63,068	$0.99	$35	$24

Elucent Medical, Inc.	Warrant	November 19, 2024	October 31, 2034	Preferred Series C-2	120,603	$0.30	$11	$13

Lightforce Orthodontics, Inc.	Warrant	November 19, 2024	August 6, 2034	Preferred Series D	4,663	$18.01	$17	$18

Restor3d, Inc.	Warrant	November 19, 2024	June 4, 2034	Preferred Series A	6,108	$5.01	$5	$5

Sub-Total: Medical Devices (0.1%)*							$68	$60

Other Healthcare Services
Cellares Corporation	Warrant	November 19, 2024	August 2, 2034	Common Stock	15,566	$4.77	$54	$52

Upward Health, Inc.	Warrant	November 19, 2024	August 6, 2034	Preferred Class A Common Stock	64,948	$0.28	$21	$22

Sub-Total: Other Healthcare Services (0.1%)*							$75	$74

SAAS
Silk Technologies, Inc.	Warrant	November 4, 2024	November 4, 2034	Common Stock	15,167	$1.98	$32	$31

Steno Agency, Inc.	Warrant	November 19, 2024	June 21, 2034	Common Stock	7,612	$1.98	$18	$20

Sub-total: SAAS (0.1%)*							$50	$51

Space Technology
Astranis Space Technologies Corp.	Warrant	June 28, 2024	April 13, 2033	Common Stock	11,203	$7.89	$39	$36
	Warrant	November 19, 2024	September 27, 2034	Common Stock	14,930	$2.27	66	65
Total Astranis Space Technologies Corp.							$105	$101

Hermeus Corporation	Warrant	June 28, 2024	August 9, 2032	Common Stock	9,338	$6.24	$21	$23

Impulse Space, Inc.	Warrant	November 19, 2024	June 18, 2034	Common Stock	3,222	$1.91	$27	$28

Kymeta Corporation	Warrant	November 19, 2024	July 3, 2034	Common Stock	303,449	$0.11	$22	$27

Slingshot Aerospace, Inc.	Warrant	November 19, 2024	July 12, 2034	Common Stock	24,943	$0.46	$30	$30

Sub-Total: Space Technology (0.4%)*							$205	$209

Total: Warrant Investments- United States (1.6%)*							$875	$899

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- Europe

Other Healthcare Services
Zandivio PLC	Warrant	November 19, 2024	October 29, 2034	Common Stock	8,428	$0.01	$49	$54

Sub-Total: Other Healthcare Services (0.1%)*							$49	$54

Total: Warrant Investments- Europe (0.1%)*							$49	$54

Total: Warrant Investments- (1.7%)*							$924	$953

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Shares/Principal	Series	Cost	Fair Value (5)	Footnotes
Equity Investments- United States

Finance and Insurance
Centivo Corporation	Equity	December 20, 2024	17,119	Preferred Series B-1	$50	$49

Sub-Total: Finance and Insurance (0.1%)*					$50	$49

Green Technology
Crusoe Energy Systems LLC	Equity	November 6, 2024	1,713	Preferred Series D-1	$50	$50

Sub-Total: Green Technology (0.1%)*					$50	$50

Total: Equity Investments- United States (0.2%)*					$100	$99

Total Investment in Securities (118.8%)*					$66,473	$66,886

(1)	All portfolio companies are located in North America or Europe. As of December 31, 2024, EPT 16 LLC (the “Fund”) had one foreign domiciled portfolio companies based in Europe. In total, this foreign domiciled portfolio investment represent 3.2% of total members' capital based on fair value.

(2)	All debt investments are income producing unless otherwise noted. All equity and warrant investments are non-income producing unless otherwise noted. Equipment financed under our equipment financing investments relates to operational equipment essential to revenue production for the portfolio company in the industry noted.

(3)	Interest rate is the fixed or variable rate of the debt investments and does not include any original issue discount, end-of-term (“EOT”) payment, or additional fees related to such investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed rate determined at the inception of the loan. At the end of the term of certain equipment financings, the borrower has the option to purchase the underlying assets at fair value, generally subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the term of the loan or equipment financing prior to its payment and is included as a component of the cost basis of the Fund’s current debt securities.

(4)	Principal is net of repayments, if any, as per the terms of the debt instrument’s contract.

(5)	All investments were valued at fair value as determined in good faith by EPT 16 LLC using Level 3 inputs.

(6)	The interest rate on variable interest rate investments represents a benchmark rate plus spread. The benchmark interest rate is subject to an interest rate floor. The Prime rate was 7.5% as of December 31, 2024.

(7)	Interest on this loan includes a payment-in-kind (“PIK”) provision. Contractual PIK interest, which represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is recorded on an accrual basis to the extent such amounts are expected to be collected.

(8)	All of the company's debt securities are pledged as collateral supporting amounts outstanding under the Company's credit facility with KeyBank, National Association (the “KeyBank Credit Facility”), except as noted. See “Note 4 – Credit Facility” for more information.

*	Represents % of Members' Capital.

EPT 16 LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization

On May 3, 2024, EPT 16 LLC (“EPT 16” or the “Fund”) was formed as a Delaware limited liability company. EPT 16 commenced its operations on June 28, 2024 and is governed by an amended and restated LLC agreement (the “LLC Agreement”) entered into by and among Trinity Capital Inc. (“Trinity Capital” or “TRIN”) and EPCM Holdings LLC (the “Class A Member”). Pursuant to the LLC Agreement, EPT 16’s purpose is to acquire, hold and, as applicable, dispose of investments, including certain investments originated by Trinity Capital.

On June 28, 2024, EPT 16 entered into an Investment Advisory Agreement (the “Advisory Agreement”) between EPT 16 and Trinity Capital Adviser LLC (the “Manager”), a wholly owned subsidiary of Trinity Capital. The Advisory Agreement specifies that the Manager will act as the investment adviser to the Fund and manage the investment and reinvestment decisions of the assets of the Fund. Notwithstanding the foregoing, the Class A Member shall be required to approve the proposed allocation of each investment to the Fund prior to the Fund making such investment, which approval shall not be unreasonably withheld so long as the proposed allocation is in accordance with the Manager’s investment allocation policy as provided to the Class A Member. Pursuant to the Advisory Agreement, the Manager will earn certain base management and incentive fees in exchange for providing advisory services to EPT 16 as discussed in “Note 6 – Related Party Transactions”.

EPT 16 has two members (collectively, the “Members”), TRIN and the Class A Member, and is managed by the Manager. TRIN and the Class A Member’s initial capital commitments to EPT 16 were $10.0 million and $50.0 million, respectively.

On June 28, 2024, EPT 16 entered into an Administrative Services Agreement (the “Administration Agreement”) between EPT 16 and an administrative agent (the “Administrator”). Pursuant to the Administration Agreement, the Administrator provides the Fund with office facilities, equipment, clerical, bookkeeping, and record keeping services at such facilities and such other services as the Administrator from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement.

EPT 16 holds certain assets through its wholly-owned subsidiary, EPT SPV 16 SUB (US) LLC (the “SPV”), to secure the KeyBank Credit Facility as discussed in “Note 4 – Credit Facility”. EPT 16 and the SPV are collectively referred to herein as the “Fund.”

2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Fund is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”). U.S. GAAP for an investment company requires investments to be recorded at their estimated fair value. The carrying value for all other assets and liabilities approximates their fair value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ materially from these estimates.

Consolidation

The consolidated financial statements include EPT 16 and its wholly owned subsidiary, the SPV. All intercompany accounts and transactions have been eliminated in consolidation.

Investment Transactions and Investment Income

Loan originations are recorded on the date of the legally binding commitment. Realized gains or losses are recorded using the specific identification method as the difference between the net proceeds received, excluding prepayment fees, if any, and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments written off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment fair values as of the last business day of the reporting period and also includes the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

The Fund recognizes interest income on an accrual basis and recognizes it as earned in accordance with the contractual terms of the loan agreement to the extent that such amounts are expected to be collected. Original issue discount (“OID”) initially includes the estimated fair value of detachable warrants obtained in conjunction with the origination of debt securities and is accreted into interest income over the term of the loan as a yield enhancement based on the effective yield method. In addition, the Fund may also be entitled to an end-of-term (“EOT”) fee. EOT fees to be paid at the termination of the debt agreements are accreted into interest income over the contractual life of the debt based on the effective yield method. The EOT payments receivable is included as a component of the cost basis of the Fund’s current debt securities. When a portfolio company pre-pays their indebtedness prior to the scheduled maturity date, the acceleration of the unaccreted OID and EOT fees is recognized as interest income.

The Fund has a limited number of debt investments in its portfolio that contain a payment-in-kind (“PIK”) provision. Contractual PIK interest, which represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on an accrual basis to the extent such amounts are expected to be collected. The Fund will generally cease accruing PIK interest if there is insufficient value to support the accrual or management does not expect the portfolio company to be able to pay all principal and interest due. For the three and six months ended June 30, 2025, and year ended December 31, 2024 the Fund recorded less than $0.1 million of PIK interest income in each period.

Income related to application or origination payments, including facility commitment fees, net of related expenses and generally collected in advance, are amortized into interest income over the contractual life of the loan. The Fund recognizes nonrecurring fees and additional OID and EOT fees received in consideration for contract modifications commencing in the year relating to the specific modification.

Fee Income

The Fund recognizes one-time fee income, including, but not limited to prepayment penalties and exit fees related to a change in ownership of the portfolio company, as other income when earned. These fees are generally earned when the portfolio company pays off their outstanding indebtedness prior to the scheduled maturity.

Non-Accrual Policy

When a debt security becomes 90 days or more past due, or if management otherwise does not expect that principal, interest, and other obligations due will be collected in full, the Fund will generally place the debt security on non-accrual status and cease recognizing interest income on that debt security until all principal and interest due has been paid or the Fund believes the borrower has demonstrated the ability to repay its current and future contractual obligations. Any uncollected interest is reversed from income in the period that collection of the interest receivable is determined to be doubtful. However, the Fund may make exceptions to this policy if the investment has sufficient collateral value and is in the process of collection. As of June 30, 2025 and December 31, 2024, there were no investments on non-accrual status.

Net Realized Gains / (Losses)

Realized gains / (losses) are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written off during the period net of recoveries and realized gains or losses from in-kind redemptions. Net proceeds exclude any prepayment penalties, exit fees, and OID and EOT acceleration. Prepayment penalties and exit fees received at the time of sale or redemption are included in fee income on the Consolidated Statements of Operations. OID and EOT acceleration is included in interest income on the Consolidated Statements of Operations.

Cash and Cash Equivalents

Cash and cash equivalents consist of funds deposited with financial institutions and short-term (original maturity of three months or less) liquid investments in money market deposit accounts. Cash equivalents are classified as Level 1 assets and are valued using the net asset value (“NAV”) per share of the money market fund. As of June 30, 2025 and December 31, 2024, cash and cash equivalents consisted of $0.8 million and $2.2 million, respectively. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit and therefore is subject to credit risk. All of the Fund’s cash deposits are held at large, established, high credit quality financial institutions, and management believes that the risk of loss associated with any uninsured balances is remote.

Interest Receivable

Interest receivable consists of interest due from the Fund’s portfolio companies as of the balance sheet date.

Security Deposits

Security deposits are collected upon funding equipment financings and are applied in lieu of regular payments at the end of the term.

Deferred Financing Costs

The Fund records costs related to the issuance of debt obligations as deferred debt financing costs. These costs are deferred and amortized using the straight-line method over the stated maturity life of the obligations. Debt financing costs related to the KeyBank Credit Facility are recorded as a separate asset on the Fund’s Consolidated Statement of Assets and Liabilities.

Income Taxes

Both EPT 16 and SPV are not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of the Fund’s net taxable income. Each Member is required for income tax purposes to take into account its distributive share of all items of the Fund’s income, gain, loss, deduction, and other items for such taxable year of the Fund. The tax basis income and losses may differ from the income and losses in the Statement of Operations, which is prepared in accordance with U.S. GAAP.

The Fund determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of June 30, 2025 and December 31, 2024.

The following table sets forth the tax cost basis and the estimated aggregate gross unrealized appreciation and depreciation from investments for federal income tax purposes as of June 30, 2025 and December 31, 2024 (in thousands):

	June 30, 2025	December 31, 2024
Tax Cost of Investments	$82,078	$66,473

	June 30, 2025	December 31, 2024
Unrealized appreciation	$787	$609
Unrealized depreciation	(468)	(196)
Net change in unrealized appreciation from investments	$319	$413

Allocation to Members

To the extent that the Fund has income (loss) net of expenses accrued in accordance with the LLC Agreement, net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments, calculated in accordance with U.S. GAAP, the Fund will allocate such amounts among the Members pro rata based on their respective membership interests in accordance with the LLC Agreement.

Capital Calls and Distributions to Members

Capital contributions are made by the Members on a pro rata basis based on their respective capital commitments and recorded on the effective date of the contributions. To the extent that the Fund has taxable income available, the Administrator may determine to make a distribution to Members on a pro rata basis based on their respective membership interests to members are recorded on the record date. The amount to be distributed is determined by the Administrator and is generally based upon the taxable earnings and available cash. Such payments to Members relating to their membership interests are reflected as distributions.

Recent Accounting Pronouncements

The Fund assessed recent accounting pronouncements released by the FASB and noted that none have a material impact to the consolidated financial statements as of June 30, 2025 and December 31, 2024.

Note 3. Investment Valuation

The Fund applies the valuation policy that is consistent with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Consistent with the valuation policy, the Fund evaluates the source of inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When a security is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Fund subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for classification as a Level 2 or Level 3 investment. For example, the Fund reviews pricing methodologies provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs. Some additional factors considered include the number of prices obtained as well as an assessment as to their quality. Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur.

The Fund has engaged independent valuation firms to provide the Fund with valuation assistance with respect to its investments on a discretionary basis. Specifically, on a quarterly basis, the Fund identifies portfolio investments with respect to which an independent valuation firm assists in valuing such investments. The Fund selects these portfolio investments based on a number of factors, including, but not limited to, the potential for material fluctuations in valuation results, size, credit quality and the time lapse since the last valuation of the portfolio investment by an independent valuation firm.

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 — Investments whose values are based on unadjusted quoted prices for identical assets in an active market that the Fund has the ability to access (examples include investments in active exchange-traded equity securities and investments in most U.S. government and agency securities).

Level 2 — Investments whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the investment.

Level 3 — Investments whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement (for example, investments in illiquid securities issued by privately held companies). These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the investment.

Given the nature of lending to venture capital-backed growth-stage companies, 100%, based on fair value, of the Fund’s investments in these portfolio companies are considered Level 3 assets under ASC 820 because there is no known or accessible market or market indexes for these investment securities to be traded or exchanged. The Fund uses an internally developed portfolio investment rating system in connection with its investment oversight, portfolio management and analysis, and investment valuation procedures. This system takes into account both quantitative and qualitative factors of the portfolio companies. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material.

Debt Securities

The debt securities identified on the Consolidated Condensed Schedule of Investments are secured loans and equipment financings made to growth-stage companies. For portfolio investments in debt securities for which the Fund has determined that third-party quotes or other independent pricing are not available, the Fund generally estimates the fair value based on the assumptions that hypothetical market participants would use to value the investment in a current hypothetical sale using an income approach.

In its application of the income approach to determine the fair value of debt securities, the Fund bases its assessment of fair value on projections of the discounted future free cash flows that the security will likely generate, including analyzing the discounted cash flows of interest and principal amounts for the security, as set forth in the associated loan and equipment financing agreements, as well as market yields and the financial position and credit risk of the portfolio company (the “Hypothetical Market Yield Method”). The discount rate applied to the future cash flows of the security is based on the calibrated yield implied by the terms of the Fund’s investment adjusted for changes in market yields and performance of the subject company. The Fund’s estimate of the expected repayment date of its loans and equipment financings securities is either the maturity date of the instrument or the anticipated pre-payment date, depending on the facts and circumstances. The Hypothetical Market Yield Method also considers changes in leverage levels, credit quality, portfolio company performance, market yield movements, and other factors. If there is deterioration in credit quality or if a security is in workout status, the Fund may consider other factors in determining the fair value of the security, including, but not limited to, the value attributable to the security from the enterprise value of the portfolio company or the proceeds that would most likely be received in a liquidation analysis.

Equity Securities and Warrants

Often the Fund is issued warrants by issuers as yield enhancements. These warrants are recorded as assets at estimated fair value on the grant date. The Fund determines the cost basis of the warrants or other equity securities received based upon their respective fair values on the date of receipt in proportion to the total fair value of the debt and warrants or other equity securities received. Depending on the facts and circumstances, the Fund generally utilizes a combination of one or several forms of the market approach and contingent claim analyses (a form of option analysis) to estimate the fair value of the securities as of the measurement date and determines the cost basis using a relative fair value methodology. As part of its application of the market approach, the Fund estimates the enterprise value of a portfolio company utilizing customary pricing multiples, based on the development stage of the underlying issuers, or other appropriate valuation methods, such as considering recent transactions in the equity securities of the portfolio company or third-party valuations that are assessed to be indicative of fair value of the respective portfolio company. If appropriate, based on the facts and circumstances, the Fund performs an allocation of the enterprise value to the equity securities utilizing a contingent claim analysis and/or other waterfall calculation by which it allocates the enterprise value across the portfolio company’s securities in order of their preference relative to one another.

Fair value estimates are made at discrete points in time based on relevant information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The carrying amounts of the Fund’s financial instruments, consisting of cash, investments, receivables, payables, and other liabilities, approximate the fair values of such items due to the short-term nature of these instruments.

The following is a summary of the levels within the fair value hierarchy of the Fund’s investment portfolio as of June 30, 2025.

	Fair Value Hierarchy (in thousands)
	Level 1	Level 2	Level 3	Total
Secured Loans	$—	$—	$51,833	$51,833
Equipment Financings	—	—	$28,938	28,938
Warrants	—	—	$1,683	1,683
Equity	—	—	$414	414
Total Investments at fair value	—	—	82,868	82,868
Cash and cash equivalents	805	—	—	805
Total Investments including cash and cash equivalents	$805	$—	$82,868	$83,673

The following is a summary of the levels within the fair value hierarchy of the Fund’s investment portfolio as of December 31, 2024.

	Fair Value Hierarchy (in thousands)
	Level 1	Level 2	Level 3	Total
Secured Loans	$—	$—	$37,857	$37,857
Equipment Financings	—	—	27,977	27,977
Warrants	—	—	953	953
Equity	—	—	99	99
Total Investments	—	—	66,886	66,886
Cash and cash equivalents	2,239	—	—	2,239
Total Investments including cash and cash equivalents	$2,239	$—	$66,886	$69,125

The methodology for determining the fair value of the Fund’s investments is discussed in “Note 3 – Investment Valuation”. The following table provides a summary of the significant unobservable inputs used to measure the fair value of the Level 3 portfolio investments as of June 30, 2025. As of June 30, 2025, there were no transfers into and out of Level 3.

	Fair Value as of
	June 30, 2025	Valuation Techniques/	Unobservable		Weighted
Investment Type	(in thousands)	Methodologies	Inputs (1)	Range	Average (2)
Debt investments	$65,764	Discounted Cash Flows	Hypothetical Market Yield	10.4% - 19.2%	14.5%

	15,007	Cost approximates fair value (5)	n/a	n/a	n/a

Equity investments	414	Market Approach	Revenue Multiple (3)	0.8x - 29.6x	6.3
			Volatility (4)	42.4% - 113.4%	66.3%
			Risk-Free Interest Rate	3.7% - 3.9%	3.7%
			Estimated Time to Exit (in years)	1.9 - 4.0	2.7

Warrants	1,683	Market Approach	Revenue Multiple (3)	n/a	n/a
			Volatility (4)	39.5% - 72.2%	67.7%
			Risk-Free Interest Rate	3.7% - 3.7%	3.7%
			Estimated Time to Exit (in years)	2.0 - 2.4	2.4

Total Level 3 Investments	$82,868

(1)	The significant unobservable inputs used in the fair value measurement of the Fund’s debt securities are hypothetical market yields and premiums/(discounts). The hypothetical market yield is defined as the exit price of an investment in a hypothetical market to hypothetical market participants where buyers and sellers are willing participants. The significant unobservable inputs used in the fair value measurement of the Fund’s equity and warrant securities are revenue multiples and portfolio company specific adjustment factors. Additional inputs used in the option pricing model (“OPM”) include industry volatility, risk free interest rate and estimated time to exit. Significant increases (decreases) in the inputs in isolation would result in a significantly higher (lower) fair value measurement, depending on the materiality of the investment. For some investments, additional consideration may be given to data from the last round of financing or merger or acquisition events near the measurement date.

(2)	Weighted averages are calculated based on the fair value of each investment.

(3)	Represents amounts used when the Fund has determined that market participants would use such multiples when pricing the investments.

(4)	Represents the range of industry volatility used by market participants when pricing the investment.

(5)	Includes debt investments originated within the past three months, for which cost approximates fair value, unless events have occurred during the period that would indicate a different valuation is warranted.

The methodology for determining the fair value of the Fund’s investments is discussed in “Note 3 – Investment Valuation”. The following table provides a summary of the significant unobservable inputs used to measure the fair value of the Level 3 portfolio investments as of December 31, 2024. As of December 31, 2024, there were no transfers into and out of Level 3.

	Fair Value as of
	December 31, 2024	Valuation Techniques/	Unobservable		Weighted
Investment Type	(in thousands)	Methodologies	Inputs (1)	Range	Average (2)
Debt investments	$50,217	Discounted Cash Flows	Hypothetical Market Yield	10.5% - 18.9%	14.7%

	15,617	Cost approximates fair value (5)	n/a	n/a	n/a

Equity investments	99	Market Approach	Revenue Multiple (3)	n/a	n/a
			Volatility (4)	45.8% - 83.3%	64.3%
			Risk-Free Interest Rate	4.3% - 4.3%	4.3%
			Estimated Time to Exit (in years)	2.6 - 2.9	2.7

Warrants	953	Market Approach	Revenue Multiple (3)	0.2x - 34.9x	7.7
			Volatility (4)	35.4% - 100.1%	63.2%
			Risk-Free Interest Rate	4.2% - 4.3%	4.3%
			Estimated Time to Exit (in years)	1.6 - 3.8	2.6

Total Level 3 Investments	$66,886

(1)	The significant unobservable inputs used in the fair value measurement of the Fund’s debt securities are hypothetical market yields and premiums/(discounts). The hypothetical market yield is defined as the exit price of an investment in a hypothetical market to hypothetical market participants where buyers and sellers are willing participants. The significant unobservable inputs used in the fair value measurement of the Fund’s equity and warrant securities are revenue multiples and portfolio company specific adjustment factors. Additional inputs used in the option pricing model (“OPM”) include industry volatility, risk free interest rate and estimated time to exit. Significant increases (decreases) in the inputs in isolation would result in a significantly higher (lower) fair value measurement, depending on the materiality of the investment. For some investments, additional consideration may be given to data from the last round of financing or merger or acquisition events near the measurement date.

(2)	Weighted averages are calculated based on the fair value of each investment.

(3)	Represents amounts used when the Fund has determined that market participants would use such multiples when pricing the investments.

(4)	Represents the range of industry volatility used by market participants when pricing the investment.

(5)	Includes debt investments originated within the past three months, for which cost approximates fair value, unless events have occurred during the period that would indicate a different valuation is warranted.

The following table provides a summary of changes in the fair value of the Funds’s Level 3 debt, including loans and equipment financings (collectively “Debt”), equity and warrant portfolio investments as of June 30, 2025 (in thousands):

	Type of Investment
	Debt	Equity	Warrants	Total
Fair Value as of December 31, 2024	$65,834	$99	$953	$66,886
Purchases, net of deferred fees	$22,450	216	449	23,115
Proceeds from sales and paydowns	$(8,355)	—	—	(8,355)
Accretion of OID, EOT, and PIK payments	$613	—	—	613
Net realized gain/(loss)	$290	—	—	290
Net change in unrealized appreciation/(depreciation)	$(61)	99	281	319
Fair Value as of June 30, 2025	$80,771	$414	$1,683	$82,868

Net change in unrealized appreciation/(depreciation) on Level 3 investments still held as of June 30, 2025	$(61)	$99	$281	$319

The following table provides a summary of changes in the fair value of the Funds’s Level 3 debt, including loans and equipment financings (collectively “Debt”), equity and warrant portfolio investments as of December 31, 2024 (in thousands):

	Type of Investment
	Debt	Equity	Warrants	Total
Fair Value as of June 28, 2024 (commencement of operations)	$—	$—	$—	$—
Purchases, net of deferred fees	73,602	100	924	74,626
Proceeds from sales and paydowns	(8,895)	—	—	(8,895)
Accretion of OID, EOT, and PIK payments	424	—	—	424
Net realized gain/(loss)	318	—	—	318
Net change in unrealized appreciation/(depreciation)	385	(1)	29	413
Fair Value as of December 31, 2024	$65,834	$99	$953	$66,886

Net change in unrealized appreciation/(depreciation) on Level 3 investments still held as of December 31, 2024	$385	$(1)	$29	$413

Fair Value of Financial Instruments Carried at Cost

As of June 30, 2025 and December 31, 2024, the carrying value of the KeyBank Credit Facility was approximately $23.6 million and $12.4 million, respectively. The carrying value of the KeyBank Credit Facility as of June 30, 2025 and December 31, 2024 approximates the fair value, which was estimated using a market yield approach with Level 3 inputs.

Note 4. Credit Facility

KeyBank Credit Facility

On November 12, 2024, SPV, as borrower, and the Manager, as servicer, entered into a senior credit facility (the “KeyBank Credit Facility” or “Credit Facility”) with KeyBank National Association (“KeyBank”) as the administrative and syndication agent and Computershare Trust Company, N.A. as the collateral custodian.

The KeyBank Credit Facility includes a commitment of $60.0 million from KeyBank and allows the Fund, through the SPV, to borrow up to $60.0 million. Borrowings under the KeyBank Credit Agreement bear interest at a rate equal to the Secured Overnight Financing Rate (“SOFR”) plus 3.00% to 3.30%, subject to the number of eligible loans in the collateral pool and the utilization rate. The KeyBank Credit Facility provides for a variable advance rate of up to 62% on eligible first lien loans and up to 47% on eligible second lien loans.

The KeyBank Credit Facility includes a two-year revolving period and a three-year amortization period and matures on November 12, 2029, unless extended. Such Credit Facility is collateralized by all investment assets held by the SPV. The KeyBank Credit Agreement contains representations and warranties and affirmative and negative covenants customary for secured financings of this type, including certain financial covenants such as a consolidated tangible net worth requirement and a required asset coverage ratio.

The KeyBank Credit Agreement also contains customary events of default (subject to certain grace periods, as applicable), including but not limited to the nonpayment of principal, interest or fees; breach of covenants; inaccuracy of representations or warranties in any material respect; voluntary or involuntary bankruptcy proceedings; and change of control of the borrower without the prior written consent of KeyBank.

The Fund’s annualized weighted average effective interest rate, comprised of interest and amortization fees, was approximately 11.68% and 12.18%, respectively, for the three and six months ended June 30, 2025, and was approximately 8.90% and 8.96%, respectively, excluding amortization and custody fees for the three and six months ended June 30, 2025. During the six months ended June 30, 2025, the Fund borrowed $16.7 million and made repayments of $5.5 million under the KeyBank Credit Facility with a weighted average outstanding balance of $14.1 million for the six months ended June 30, 2025.

Note 5. Investment Risk

In the ordinary course of business, the Fund manages a variety of risks, including market risk, credit risk and liquidity risk. The Fund identifies, measures and monitors risk through various control mechanisms, including trading limits and diversifying exposures and activities across a variety of instruments, markets and counterparties.

Market risk is the risk of potential adverse changes to the value of financial instruments because of changes in market conditions, including as a result of changes in the credit quality of a particular issuer, credit spreads, interest rates, and other movements and volatility in security prices or commodities. In particular, the Fund may invest in issuers that are experiencing or have experienced financial or business difficulties (including difficulties resulting from the initiation or prospect of significant litigation or bankruptcy proceedings), which involves significant risks. The Fund manages its exposure to market risk through the use of risk management strategies and various analytical monitoring techniques.

The Fund’s investments are generally comprised of securities and other financial instruments or obligations that are illiquid or thinly traded, making purchase or sale of such securities and financial instruments at desired prices or in desired quantities difficult. Furthermore, the sale of any such investments may be possible only at substantial discounts, and it may be extremely difficult to value any such investments accurately.

The Fund’s investments consist of growth-stage companies, many of which have relatively limited operating histories and may experience variation in operating results. Many of these companies conduct business in regulated industries and could be affected by changes in government regulations. Most of the Fund’s borrowers will need additional capital to satisfy their continuing working capital needs and other requirements, and in many instances, to service the interest and principal payments on the debt.

Note 6. Related Party Transactions

As disclosed in “Note 1 – Organization and Basis of Presentation”, the Manager has entered into an investment management agreement with EPT 16 and may enter into additional investment management agreements with other adviser funds in the future, pursuant to which the Manager receives management fees and/or incentive fees based on the assets under management and the performance of the adviser funds, respectively. During the period ended June 30, 2025 and December 31, 2024, no dividend distributions were declared or paid by EPT 16.

Advisory Fees

Pursuant to the LLC Agreement, the Fund shall pay the Manager advisory fees consisting of two components, a base management fee and an incentive fee. As a reimbursement, the Class A Member is entitled to 50% of all advisory fees paid.

The base management fee shall be calculated and payable quarterly in arrears at an annual rate equal to 1.75% of the average value of the Fund’s managed assets at the end of the two most recently completed calendar quarters. For this purpose, managed assets mean the Fund’s total assets (including assets attributable to the Fund’s use of leverage) minus the sum of the Fund’s accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

The Incentive Fee shall consist of two parts as follows. Under the investment income component (the “Income Incentive Fee”), the Fund shall pay the Manager each quarter an incentive fee with respect to the Fund’s Pre-Incentive Fee Net Investment Income. For this purpose, “Pre-Incentive Fee Net Investment Income” means (a) interest income, dividend income and any other income (including, but not limited to, any other fees, such as commitment, origination, structuring, diligence and consulting fees) accrued during the calendar quarter, minus (b) the Fund’s operating expenses for the quarter (including, but not limited to, the Base Management Fee, expenses payable under the Fund’s administration agreement, any interest expense and/or dividends paid on any issued and outstanding debt or preferred stock but excluding the Fund’s organizational and offering expenses and the Incentive Fee).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments payment-in-kind interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized or unrealized capital gains or realized or unrealized losses. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, shall be compared to a “hurdle rate” of 2% (8% annualized) of the Fund’s net asset value per quarter and a “catch up” feature.

Under the capital gains component of the incentive fee (the “Capital Gains Incentive Fee”), the Fund will pay the Manager at the end of each calendar year 20% of the Fund’s aggregate cumulative realized capital gains from the date of its commencement of operations through the end of that year, computed net of all aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gain incentive fees.

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized on a theoretical “liquidation basis”. A fee so calculated and accrued would not be payable under applicable law and may never be paid based upon the computation of capital gains incentive fees in subsequent periods. Amounts ultimately paid under the Advisory Agreement will be consistent with the formula reflected in the Investment Advisory Agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation.

For the three and six months ended June 30, 2025, the Fund incurred $0.3 million and $0.6 million in base management fees and $0.2 million and $0.5 million in incentive fees representing Income Incentive Fee and Capital Gains Incentive Fee. As of June 30, 2025, $0.3 million was unpaid and included in management fees payable and $0.2 million was unpaid and included in incentive fees payable. For the period ended December 31, 2024, the Fund incurred $0.3 million in base management fees and $0.2 million in incentive fees representing Income Incentive Fee and Capital Gains Incentive Fee. As of December 31, 2024, $0.3 million was unpaid and included in management fees payable and $0.2 million was unpaid and included in incentive fees payable. As of June 30, 2025 and December 31, 2024, $0.3 million and $0.1 million, respectively, of contingent incentive fees were accrued based on cumulative aggregate unrealized capital appreciation and included in contingent incentive fees payable in the accompanying Consolidated Statement of Assets, Liabilities, and Members’ Capital.

Origination Fee

Pursuant to the LLC Agreement, the Fund shall pay the Manager a fee (the “Origination Fee”) equal to 1% of the funded amount of each loan or equipment financing advance acquired or made by the Fund on, under or with respect to an originated investment purchased by the Fund.

For the three and six months ended June 30, 2025, the Fund incurred $0.1 million and $0.2 million in Origination Fees. For the period ended December 31, 2024, the Fund incurred $0.7 million in Origination Fees. As of June 30, 2025 and December 31, 2024, there were no unpaid Origination Fees included in accrued expenses and other liabilities in the accompanying Consolidated Statement of Assets, Liabilities and Members’ Capital.

Allocated Fees and Expenses owed to Related Parties

For the three and six months ended June 30, 2025, the Manager, per the Advisory Agreement, allocated $0.2 million and $0.2 million of expenses to the Fund, which are owed to the Manager and included in accrued expenses and other liabilities in the accompanying Consolidated Statement of Assets, Liabilities and Members’ Capital. As of June 30, 2025 and December 31, 2024, the Fund owes its Members approximately $0.2 million and $0.6 million, respectively, for expenses paid on behalf of the Fund for organization and offering costs, which are included within accrued expenses and other liabilities in the accompanying Consolidated Statement of Assets, Liabilities and Members’ Capital.

Note 7. Equity Commitments

On June 28, 2024, the Fund entered into the LLC Agreement with its Members, whereby Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments. As of June 30, 2025 and December 31, 2024, the Members had funded approximately $55.3 million and $55.3 million, respectively, to the Fund and have unfunded commitments of $4.7 million and $4.7 million, respectively. Income or losses are allocated pro rata to the Members based on capital commitments.

Note 8. Commitment and Contingencies

From time to time, the Fund, Administrator, or Manager, in their capacity per the Administration Agreement, could become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of the Fund’s rights under contracts with its portfolio companies. Neither the Fund, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

In the normal course of business, the Fund entered into contracts which provide a variety of representations and warranties, and that provide general indemnifications. Such contracts included those with certain service providers, brokers and trading counterparties. Any exposure to the Fund under these arrangements is unknown as it would involve future claims that may be made against the Fund; however, based on the Fund’s experience, the risk of loss is remote, and no such claims are expected to occur. As such, the Fund had not accrued any liability in connection with such indemnifications as of June 30, 2025 and December 31, 2024.

Unfunded Commitments

The Fund's commitments and contingencies consist primarily of unused commitments to extend credit in the form of loans or equipment financings to the Fund’s portfolio companies. A portion of these unfunded contractual commitments as of June 30, 2025 and December 31, 2024, are generally dependent upon the portfolio company reaching certain milestones before the debt commitment becomes available. Furthermore, the Fund’s credit agreements contain customary lending provisions that allow the Fund relief from funding obligations for previously made commitments in instances where the underlying portfolio company experiences materially adverse events that affect the financial condition or business outlook for the Fund. Since a portion of these commitments may expire without being drawn, unfunded contractual commitments do not necessarily represent future cash requirements. As such, the Fund’s disclosure of unfunded contractual commitments as of June 30, 2025 and December 31, 2024, includes only those commitments that are available at the request of the portfolio company and are unencumbered by milestones or additional lending provisions.

As of June 30, 2025, the Fund had aggregate unfunded commitments of $2.4 million to four portfolio companies. As of December 31, 2024, the Fund had aggregate unfunded commitments of $2.1 million to two portfolio companies.

Note 9. Financial Highlights

The following presents financial highlights (in thousands).

Six Months Ended
June 30, 2025
Total return, based on Members’ Capital before incentive fee (1)	9.7%
Total return, based on Members’ Capital after incentive fee (1)	7.2%

Ratio/Supplemental Data:
Members' Capital, end of period	$59,196
Ratio of total expenses before incentive fee to average Members’ Capital (2)	13.8%
Ratio of total expenses after incentive fee to average Members’ Capital (2)	17.3%
Ratio of net investment income before incentive fee to average Members’ Capital (2)	10.8%
Ratio of net investment income after incentive fee to average Members’ Capital (2)	7.2%
Ratio of interest and credit facility expenses to average net assets	3.4%
Portfolio turnover rate (3)	26.7%
Asset coverage ratio (4)	348.4%

(1)	Total return is calculated based on a time-weighted rate of return methodology. Monthly rates of return for all Members as a whole are geometrically linked to derive the total return reflected above. An individual Member's return may vary from these returns based on the timing of capital transactions.

(2)	The expense and net investment income (loss) ratios are annualized and calculated for the Members each taken as a whole. An individual Member's ratios may vary from these ratios based on the timing of capital transactions.

(3)	Portfolio turnover rate is calculated using the lesser of year-to-date cash sales/repayments or year-to-date cash purchases over the average of the total investments at fair value.

(4)	Based on outstanding debt of $23.6 million as of June 30, 2025.

Note 10. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements included herein. Except as noted below, there have been no subsequent events that occurred during such period that would require recognition or disclosure.

2028 Series A Notes

On August 1, 2025, the Fund entered into a note purchase agreement (the “2028 Note Purchase Agreement”), governing the issuance of $25.0 million aggregate principal amount of 7.25% Series A Notes due 2028 (the “2028 Series A Notes”) in a transaction exempt from registration under the Securities Act. The 2028 Series A Notes bear interest at the rate of 7.25% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026, and will mature on August 1, 2028.

BDC Conversion

On August 28, 2025, the Fund converted into a Delaware statutory trust named Eagle Point Trinity Senior Secured Lending Company in connection with the election to be regulated as a BDC.

EPT 16 LLC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 28, 2024 (COMMENCEMENT OF OPERATIONS) THROUGH

DECEMBER 31, 2024

EPT 16 LLC

Report of Independent Auditors

To the Members of EPT 16 LLC

Opinion

We have audited the consolidated financial statements of EPT 16 LLC (the “Fund”), which comprise the consolidated statement of assets, liabilities, and members’ capital, including the consolidated schedule of investments, as of December 31, 2024, and the related consolidated statements of operations, changes in members’ capital and cash flows for the period from June 28, 2024 (commencement of operations) to December 31, 2024, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Fund at December 31, 2024, and the results of its operations, changes in its members’ capital and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

A member firm of Ernst & Young Global Limited

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

March 24, 2025

A member firm of Ernst & Young Global Limited

EPT 16 LLC

Consolidated Statement of Assets, Liabilities, and Members’ Capital

(In thousands)

December 31, 2024
ASSETS
Non-Control/Non-Affiliate Investments at fair value (cost of $66,473)	$66,886
Cash and cash equivalents	2,239
Interest receivable	726
Deferred credit facility costs	796
Other assets	6
Total assets	$70,653

LIABILITIES
KeyBank Credit Facility	$12,400
Management fees payable	316
Incentive fees payable	185
Contingent incentive fees payable	132
Interest payable	140
Security deposits	525
Accrued expenses and other liabilities	650
Total liabilities	14,348

Commitments and contingencies (Note 8)

MEMBERS’ CAPITAL
Members’ capital	56,305
Total members’ capital	56,305

Total Liabilities and Members’ Capital	$70,653

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Statement of Operations

(In thousands)

For the period from June
28, 2024 (commencement
of operations) to
December 31, 2024
INVESTMENT INCOME:
Interest income from Non-Control/Non-Affiliate investments	$2,632
Fee income	79
Total investment income	2,711

EXPENSES:
Origination fees	739
Management fees	316
Incentive fees	185
Contingent incentive fees	132
Organizational costs	605
Professional fees	145
Interest expense and other debt financing costs	215
Other expenses	89
Total expenses	2,426

NET INVESTMENT INCOME	285
Net realized gain from Non-Control/Non-Affiliate investments	318
Net unrealized appreciation from investments Non-Control/Non-Affiliate investments	413

NET INCREASE IN MEMBERS’ CAPITAL RESULTING FROM OPERATIONS	$1,016

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Statement of Changes in Members’ Capital

(In thousands)

Members’ Capital as of June 28, 2024 (Commencement of Operations)	—
Contributions	55,289
Net increase in members’ capital resulting from operations	1,016
Members’ Capital as of December 31, 2024	$56,305

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Statement of Cash Flows

(In thousands)

For the period from
June 28, 2024
(commencement of
operations) to
December 31, 2024
Cash flows provided by/(used in) operating activities:
Net increase/(decrease) in members’ capital resulting from operations	$1,016
Adjustments to reconcile net increase/(decrease) in members’ capital resulting from operation to net cash provided by/(used in) operating activities:
Net unrealized (appreciation)/depreciation from investments	(413)
Net realized (gain)/loss from investments	(318)
Accretion of original issue discount/premium on investments	(425)
Amortization of deferred credit facility costs	59
Purchase of investments	(74,943)
Proceeds from the sale and paydowns of investments	9,213
Change in operating assets and liabilities
(Increase)/Decrease in interest receivable	(731)
Increase/(Decrease) in security deposits	525
Increase/(Decrease) in accrued expenses and other liabilities	650
Increase/(Decrease) in management fees payable, incentive fees payable, and interest payable	773
Net cash provided by/(used in) operating activities	(64,594)

Cash flows provided by/(used in) financing activities
Contributions received	55,289
Borrowings under Credit Facility	12,400
Deferred credit facility costs paid	(856)
Net cash provided by/(used in) financing activities	66,833

Net increase/(decrease) in cash and cash equivalents	2,239
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$2,239

Supplemental and non-cash financing activities:
Cash paid during the period for interest	$—

See accompanying notes to consolidated financial statements.

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States

Artificial Intelligence & Automation
Applied Digital Corporation	Equipment Financing	March 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	$1,453	$1,460	$1,498
	Equipment Financing	April 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	773	777	798
	Equipment Financing	April 1, 2026	Fixed interest rate 19.0%; EOT 0.0%	1,258	1,282	1,293
Total Applied Digital Corporation				$3,484	$3,519	$3,589

Cirrascale Cloud Services, LLC	Equipment Financing	September 1, 2026	Fixed interest rate 12.7%; EOT 4.9%	$1,198	$1,236	$1,236
	Equipment Financing	April 1, 2027	Fixed interest rate 10.2%; EOT 5.2%	1,266	1,273	1,273
Total Cirrascale Cloud Services, LLC				$2,464	$2,509	$2,509

Augmented Reality Concepts, Inc.	Secured Loan	June 18, 2029	Variable interest rate SOFR 3 Month Term + 4.3% or Floor rate 7.3%; EOT 0.0%	$1,230	$1,227	$1,239	(6)

Sub-Total: Artificial Intelligence & Automation (13.0%)*				$7,178	$7,255	$7,337

Connectivity
Tarana Wireless, Inc.	Secured Loan	October 1, 2029	Variable interest rate Prime + 4.5% or Floor rate 12.5%; EOT 4.0%	$1,200	$1,141	$1,158	(6)
Sub-Total: Connectivity (2.1%)*				$1,200	$1,141	$1,158

Consumer Products & Services
Ogee, Inc.	Secured Loan	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	$300	$302	$302	(6)
	Secured Loan	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	300	303	303	(6)
	Secured Loan	March 1, 2027	Variable interest rate Prime + 5.8% or Floor rate 12.0%; EOT 3.8%	300	295	295	(6)
Total Ogee, Inc.				$900	$900	$900
Sub-Total: Consumer Products & Services (1.6%)*				$900	$900	$900

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Finance and Insurance
Beam Technologies, Inc.	Secured Loan	April 1, 2027	Variable interest rate PRIME + 4.3% or Floor rate 11.0%+PIK Fixed Interest Rate 1.5%; EOT 2.0%	$2,230	$2,187	$2,207	(6)(7)

Centivo Corporation	Secured Loan	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	$502	$493	$498	(6)(7)
	Secured Loan	August 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 11.3%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	500	471	470	(6)(7)
Total Centivo Corporation				$1,002	$964	$968

Cherry Technologies, Inc.	Secured Loan	April 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 12.0%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	$535	$534	$544	(6)(7)
	Secured Loan	April 1, 2029	Variable interest rate PRIME + 4.5% or Floor rate 12.0%+PIK Fixed Interest Rate 1.0%; EOT 2.0%	533	530	548	(6)(7)
Total Cherry Technologies, Inc.				$1,068	$1,064	$1,092

Empower Financial, Inc.	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	$378	$386	$386	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	98	95	97	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	147	143	146	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	152	144	146	(6)
	Secured Loan	May 1, 2028	Variable interest rate Prime + 4.8% or Floor rate 11.5%; EOT 3.8%	505	508	524	(6)
Total Empower Financial, Inc.				$1,280	$1,276	$1,299

Gravie, Inc.	Secured Loan	July 1, 2029	Variable interest rate Prime + 4.5% or Floor rate 13.0%; EOT 2.5%	$1,020	$1,023	$1,008	(6)
Under Technologies, Inc.	Secured Loan	June 1, 2029	Variable interest rate PRIME + 3.8% or Floor rate 12.0%; EOT 4.3%	$600	$589	$598	(6)
	Secured Loan	June 1, 2029	Variable interest rate PRIME + 3.8% or Floor rate 12.0%; EOT 4.3%	600	587	587	(6)
Total Under Technologies, Inc.				$1,200	$1,176	$1,185

Wisetack, Inc.	Secured Loan	December 1, 2029	Variable interest rate Prime + 5.0% or Floor rate 12.5%; EOT 2.5%	$900	$892	$892	(6)
Sub-Total: Finance and Insurance (15.4%)*				$8,700	$8,582	$8,651

Food and Agriculture Technologies
DrinkPak, LLC	Equipment Financing	September 1, 2026	Fixed interest rate 12.9%; EOT 10.5%	$974	$1,070	$1,080
Sub-Total: Food and Agriculture Technologies (1.9%)*				$974	$1,070	$1,080

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Green Technology
Commonwealth Fusion Systems, LLC	Equipment Financing	July 1, 2030	Fixed interest rate 13.2%; EOT 10.6%	$3,437	$3,542	$3,559
	Equipment Financing	July 1, 2030	Fixed interest rate 13.0%; EOT 11.1%	1,188	1,278	1,261
Total Commonwealth Fusion Systems, LLC				$4,625	$4,820	$4,820

Crusoe Energy Systems LLC	Equipment Financing	March 1, 2029	Fixed interest rate 12.7%; EOT 0.0%	$1,222	$1,212	$1,242

Electric Hydrogen Co.	Equipment Financing	January 1, 2029	Fixed interest rate 12.6%; EOT 16.3%	$931	$971	$966
	Equipment Financing	October 1, 2028	Fixed interest rate 12.5%; EOT 15.6%	571	580	582
	Equipment Financing	January 1, 2029	Fixed interest rate 12.6%; EOT 16.3%	1,135	1,236	1,197
	Equipment Financing	October 1, 2028	Fixed interest rate 11.9%; EOT 15.0%	136	136	136
Total Electric Hydrogen Co.				$2,773	$2,923	$2,881

Form Energy Inc.	Equipment Financing	November 1, 2027	Fixed interest rate 12.7%; EOT 3.1%	$2,274	$2,231	$2,231
	Equipment Financing	January 1, 2028	Fixed interest rate 12.5%; EOT 3.0%	600	586	586
Total Form Energy Inc.				$2,874	$2,817	$2,817

Sub-Total: Green Technology (20.9)*				$11,494	$11,772	$11,760

Healthcare Technology
RXAnte, Inc.	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.4%	$765	$788	$773	(6)(7)
	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.4%	247	258	255	(6)(7)
	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.5%	251	258	257	(6)(7)
	Secured Loan	December 1, 2027	Variable interest rate Prime + 4.5% or Floor rate 10.0%+PIK Fixed Interest Rate 1.5%; EOT 3.5%	247	246	253	(6)(7)
Total RXAnte, Inc.				$1,510	$1,550	$1,538
Sub-Total: Healthcare Technology (2.7%)*				$1,510	$1,550	$1,538

Marketing, Media, and Entertainment
Vox Media Holdings, Inc.	Secured Loan	November 1, 2027	Variable interest rate Prime + 6.3% or Floor rate 11.8%; EOT 2.5%	$1,494	$1,532	$1,538	(6)
	Secured Loan	January 1, 2028	Variable interest rate Prime + 6.3% or Floor rate 11.8%; EOT 2.5%	749	766	767	(6)
Total Vox Media Holdings, Inc.				$2,243	$2,298	$2,305
Sub-Total: Marketing, Media, and Entertainment (4.1%)*				$2,243	$2,298	$2,305

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

Medical Devices
Apiject Holdings, Inc.	Equipment Financing	July 1, 2028	Fixed interest rate 12.6%; EOT 8.2%	$1,139	$1,153	$1,148
	Equipment Financing	October 1, 2028	Fixed interest rate 12.7%; EOT 7.8%	565	556	560
Total Apiject Holdings, Inc.				$1,704	$1,709	$1,708

Elucent Medical, Inc.	Secured Loan	November 30, 2029	Variable interest rate PRIME + 3.8% or Floor rate 11.3%; EOT 3.3%	$900	$882	$882	(6)

Lightforce Orthodontics, Inc.	Secured Loan	August 6, 2029	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 4.0%	$1,800	$1,775	$1,791	(6)
	Secured Loan	August 6, 2029	Variable interest rate Prime + 4.3% or Floor rate 11.8%; EOT 4.0%	300	296	298	(6)
Total Lightforce Orthodontics, Inc.				$2,100	$2,071	$2,089

Restor3d, Inc.	Secured Loan	July 4, 2028	Variable interest rate Prime + 4.8% or Floor rate 12.3%; EOT 3.3%	$765	$768	$766	(6)

Vital Connect, Inc.	Secured Loan	July 3, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.5%; EOT 4.0%	$2,100	$2,088	$2,107	(6)

Sub-Total: Medical Devices (13.4%)*				$7,569	$7,518	$7,552

Other Healthcare Services
Cellares Corporation	Equipment Financing	September 1, 2029	Fixed interest rate 12.0%; EOT 4.7%	$285	$286	$291
	Secured Loan	February 1, 2027	Variable interest rate Prime + 3.3% or Floor rate 11.8%; EOT 4.0%	3,000	2,962	3,014	(6)
Total Cellares Corporation				$3,285	$3,248	$3,305

Upward Health, Inc.	Secured Loan	September 1, 2029	Variable interest rate Prime + 4.3% or Floor rate 12.8%; EOT 3.0%	$500	$485	$496	(6)

Sub-Total: Other Healthcare Services (6.8%)*				$3,785	$3,733	$3,801

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- United States, Continued

SAAS
Eyelit Technologies, Inc.	Secured Loan	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8% or Floor rate 0.0%; EOT 0.0%	$500	$490	$490	(6)
	Secured Loan	November 4, 2029	Variable interest rate SOFR 1 Month Term + 5.8% or Floor rate 0.0%; EOT 0.0%	880	863	863	(6)
Total Eyelit Technologies, Inc.				$1,380	$1,353	$1,353

Hometown Ticketing, Inc.	Secured Loan	November 25, 2029	Variable interest rate SOFR 3 Month Term + 7.7% or Floor rate 5.5%; EOT 0.0%	$1,590	$1,559	$1,559	(6)

ServiceTrade, Inc.	Secured Loan	August 15, 2029	Variable interest rate SOFR 3 Month Term + 5.3% or Floor rate 0.0%; EOT 0.0%	$1,500	$1,476	$1,515	(6)

Silk Technologies, Inc.	Secured Loan	December 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 11.3%; EOT 1.5%	$1,200	$1,168	$1,168	(6)

SOCi, Inc.	Secured Loan	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.9% or Floor rate 0.0%; EOT 0.0%	$2,304	$2,255	$2,255	(6)
	Secured Loan	October 3, 2029	Variable interest rate SOFR 3 Month Term + 7.8% or Floor rate 0.0%; EOT 0.0%	210	205	205	(6)
Total SOCi, Inc.				$2,514	$2,460	$2,460

Steno Agency, Inc.	Secured Loan	July 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 2.5%	$510	$505	$511	(6)

Sub-Total: SAAS (15.2%)*				$8,694	$8,521	$8,566

Space Technology
Astranis Space Technologies Corp.	Equipment Financing	November 1, 2026	Fixed interest rate 12.1%; EOT 7.8%	$996	$1,092	$1,076
	Equipment Financing	April 1, 2028	Fixed interest rate 12.4%; EOT 5.8%	1,040	991	1,006
	Equipment Financing	October 1, 2027	Fixed interest rate 12.6%; EOT 4.2%	257	245	248
Total Astranis Space Technologies Corp.				$2,293	$2,328	$2,330

Hadrian Automation Inc.	Equipment Financing	December 1, 2026	Fixed interest rate 16.4%; EOT 0.0%	$352	$366	$365
	Equipment Financing	March 1, 2027	Fixed interest rate 15.7%; EOT 0.0%	1,130	1,170	1,164
	Equipment Financing	September 1, 2027	Fixed interest rate 17.7%; EOT 0.0%	612	628	636
	Equipment Financing	June 1, 2028	Fixed interest rate 17.6%; EOT 0.0%	1,664	1,696	1,709
Total Hadrian Automation Inc.				$3,758	$3,860	$3,874

Impulse Space, Inc.	Equipment Financing	July 1, 2027	Fixed interest rate 12.7%; EOT 3.4%	$286	$288	$289
	Equipment Financing	October 1, 2027	Fixed interest rate 12.5%; EOT 3.2%	277	273	279
	Equipment Financing	January 1, 2028	Fixed interest rate 12.9%; EOT 3.0%	269	268	268
Total Impulse Space, Inc.				$832	$829	$836

Kymeta Corporation	Secured Loan	August 1, 2029	Variable interest rate Prime + 4.0% or Floor rate 12.5%; EOT 3.0%	$600	$576	$591	(6)
Slingshot Aerospace, Inc.	Secured Loan	August 1, 2029	Variable interest rate Prime + 5.5% or Floor rate 14.0%; EOT 3.0%	$1,800	$1,765	$1,804	(6)
Sub-Total: Space Technology (16.8%)*				$9,283	$9,358	$9,435

Total: Debt Securities- United States (113.8%)*				$63,530	$63,698	$64,083

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands)

Portfolio Company (1)	Type of Investment (2)	Maturity Date	Interest Rate (3)	Principal Amount (4)	Cost	Fair Value (5)	Footnotes
Debt Securities- Europe

Other Healthcare Services
Zandivio PLC	Secured Loan	May 1, 2029	Variable interest rate PRIME + 5.3% or Floor rate 13.8%; EOT 2.5%	$1,800	$1,751	$1,751	(6)

Sub-Total: Other Healthcare Services (3.1%)*				$1,800	$1,751	$1,751

Total: Debt Securities- Europe (3.1%)*				$1,800	$1,751	$1,751

Total: Debt Securities- (116.9%)*				$65,330	$65,449	$65,834

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States

Connectivity
Tarana Wireless, Inc.	Warrant	November 19, 2024	September 23, 2034	Common Stock	169,859	$0.51	$56	$59

Sub-Total: Connectivity (0.1%)*							$56	$59

Consumer Products & Services

Ogee, Inc.	Warrant	November 25, 2024	February 14, 2033	Preferred Series A-3	15,553	$0.68	$8	$19
	Warrant	November 25, 2024	September 29, 2033	Preferred Series A-3	15,553	$0.68	8	19
	Warrant	November 25, 2024	August 1, 2034	Preferred Series A-3	15,553	$0.68	8	19
Total Ogee, Inc.							$24	$57

Whoop, Inc.	Warrant	June 28, 2024	May 17, 2033	Common Stock	93,745	$0.43	$76	$89

Sub-Total: Consumer Products & Services (0.3%)*							$100	$146

Finance and Insurance
Beam Technologies, Inc.	Warrant	November 19, 2024	August 30, 2034	Common Stock	3,606	$17.28	$46	$44

Centivo Corporation	Warrant	November 19, 2024	July 31, 2034	Common Stock	21,488	$0.76	$33	$49

Empower Financial, Inc.	Warrant	June 28, 2024	October 13, 2033	Common Stock	13,503	$1.43	$51	$51

Gravie, Inc.	Warrant	November 19, 2024	June 4, 2034	Common Stock	7,903	$2.68	$16	$16

Under Technologies, Inc.	Warrant	November 19, 2024	May 3, 2034	Common Stock	6,173	$2.90	$17	$16

Wisetack, Inc.	Warrant	November 14, 2024	November 14, 2034	Common Stock	8,234	$1.58	$8	$8

Sub-Total: Finance and Insurance (0.3%)*							$171	$184

Food and Agriculture Technologies
DrinkPak, LLC	Warrant	June 28, 2024	February 17, 2033	Common Stock	1,608	$18.89	$69	$40

Sub-Total: Food and Agriculture Technologies (0.1%)*							$69	$40

Green Technology
Form Energy Inc.	Warrant	November 19, 2024	October 21, 2034	Common Stock	6,338	$8.03	$59	$57

Sub-Total: Green Technology (0.1%)*							$59	$57

Healthcare Technology
RXAnte, Inc.	Warrant	June 28, 2024	November 21, 2032	Preferred A	1,483	$10.00	$11	$11
	Warrant	June 28, 2024	November 21, 2032	Preferred A	482	$10.00	6	4
	Warrant	June 28, 2024	November 21, 2032	Preferred A	494	$10.00	5	4
Total RXAnte, Inc.							$22	$19

Sub-Total: Healthcare Technology (0.0%)*							$22	$19

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- United States, Continued

Medical Devices
Apiject Holdings, Inc.	Warrant	November 19, 2024	June 24, 2034	Common Stock	63,068	$0.99	$35	$24

Elucent Medical, Inc.	Warrant	November 19, 2024	October 31, 2034	Preferred Series C-2	120,603	$0.30	$11	$13

Lightforce Orthodontics, Inc.	Warrant	November 19, 2024	August 6, 2034	Preferred Series D	4,663	$18.01	$17	$18

Restor3d, Inc.	Warrant	November 19, 2024	June 4, 2034	Preferred Series A	6,108	$5.01	$5	$5

Sub-Total: Medical Devices (0.1%)*							$68	$60

Other Healthcare Services
Cellares Corporation	Warrant	November 19, 2024	August 2, 2034	Common Stock	15,566	$4.77	$54	$52

Upward Health, Inc.	Warrant	November 19, 2024	August 6, 2034	Preferred Class A Common Stock	64,948	$0.28	$21	$22

Sub-Total: Other Healthcare Services (0.1%)*							$75	$74

SAAS
Silk Technologies, Inc.	Warrant	November 4, 2024	November 4, 2034	Common Stock	15,167	$1.98	$32	$31

Steno Agency, Inc.	Warrant	November 19, 2024	June 21, 2034	Common Stock	7,612	$1.98	$18	$20

Sub-total: SAAS (0.1%)*							$50	$51

Space Technology
Astranis Space Technologies Corp.	Warrant	June 28, 2024	April 13, 2033	Common Stock	11,203	$7.89	$39	$36
	Warrant	November 19, 2024	September 27, 2034	Common Stock	14,930	$2.27	66	65
Total Astranis Space Technologies Corp.							$105	$101

Hermeus Corporation	Warrant	June 28, 2024	August 9, 2032	Common Stock	9,338	$6.24	$21	$23

Impulse Space, Inc.	Warrant	November 19, 2024	June 18, 2034	Common Stock	3,222	$1.91	$27	$28

Kymeta Corporation	Warrant	November 19, 2024	July 3, 2034	Common Stock	303,449	$0.11	$22	$27

Slingshot Aerospace, Inc.	Warrant	November 19, 2024	July 12, 2034	Common Stock	24,943	$0.46	$30	$30

Sub-Total: Space Technology (0.4%)*							$205	$209

Total: Warrant Investments- United States (1.6%)*							$875	$899

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (5)	Footnotes
Warrant Investments- Europe

Other Healthcare Services
Zandivio PLC	Warrant	November 19, 2024	October 29, 2034	Common Stock	8,428	$0.01	$49	$54

Sub-Total: Other Healthcare Services (0.1%)*							$49	$54

Total: Warrant Investments- Europe (0.1%)*							$49	$54

Total: Warrant Investments- (1.7%)*							$924	$953

EPT 16 LLC

Consolidated Schedule of Investments

December 31, 2024

(In thousands, except share and per share data)

Portfolio Company (1)	Type of Investment (2)(8)	Investment Date	Shares/Principal	Series	Cost	Fair Value (5)	Footnotes
Equity Investments- United States

Finance and Insurance
Centivo Corporation	Equity	December 20, 2024	17,119	Preferred Series B-1	$50	$49

Sub-Total: Finance and Insurance (0.1%)*					$50	$49

Green Technology
Crusoe Energy Systems LLC	Equity	November 6, 2024	1,713	Preferred Series D-1	$50	$50

Sub-Total: Green Technology (0.1%)*					$50	$50

Total: Equity Investments- United States (0.2%)*					$100	$99

Total Investment in Securities (118.8%)*					$66,473	$66,886

(1)	All portfolio companies are located in North America or Europe. As of December 31, 2024, EPT 16 LLC (the “Fund”) had one foreign domiciled portfolio companies based in Europe. In total, this foreign domiciled portfolio investment represent 3.2% of total net asset value based on fair value.
(2)	All debt investments are income producing unless otherwise noted. All equity and warrant investments are non-income producing unless otherwise noted. Equipment financed under our equipment financing investments relates to operational equipment essential to revenue production for the portfolio company in the industry noted.
(3)	Interest rate is the fixed or variable rate of the debt investments and does not include any original issue discount, end-of-term (“EOT”) payment, or additional fees related to such investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed rate determined at the inception of the loan. At the end of the term of certain equipment financings, the borrower has the option to purchase the underlying assets at fair value, generally subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the term of the loan or equipment financing prior to its payment and is included as a component of the cost basis of the Fund’s current debt securities.
(4)	Principal is net of repayments, if any, as per the terms of the debt instrument’s contract.
(5)	All investments were valued at fair value as determined in good faith by EPT 16 LLC using Level 3 inputs.
(6)	The interest rate on variable interest rate investments represents a benchmark rate plus spread. The benchmark interest rate is subject to an interest rate floor. The Prime rate was 7.5% as of December 31, 2024.
(7)	Interest on this loan includes a payment-in-kind (“PIK”) provision. Contractual PIK interest, which represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is recorded on an accrual basis to the extent such amounts are expected to be collected.
(8)	All of the company's debt securities are pledged as collateral supporting amounts outstanding under the Company's credit facility with KeyBank, National Association (the “KeyBank Credit Facility”), except as noted. See “Note 4 – Credit Facility” for more information.

*       Represents % of Members' Capital.

EPT 16 LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

On May 3, 2024, EPT 16 LLC (“EPT 16” or the “Fund”) was formed as a Delaware limited liability company. EPT 16 commenced its operations on June 28, 2024 and is governed by an amended and restated LLC agreement (the “LLC Agreement”) entered into by and among Trinity Capital Inc. (“Trinity Capital” or “TRIN”) and EPCM Holdings LLC (the “Class A Member”). Pursuant to the LLC Agreement, EPT 16’s purpose is to acquire, hold and, as applicable, dispose of investments, including certain investments originated by Trinity Capital.

On June 28, 2024, EPT 16 entered into an Investment Advisory Agreement (the “Advisory Agreement”) between EPT 16 and Trinity Capital Adviser LLC (the “Manager”), a wholly owned subsidiary of Trinity Capital. The Advisory Agreement specifies that the Manager will act as the investment adviser to the Fund and manage the investment and reinvestment decisions of the assets of the Fund. Notwithstanding the foregoing, the Class A Member shall be required to approve the proposed allocation of each investment to the Fund prior to the Fund making such investment, which approval shall not be unreasonably withheld so long as the proposed allocation is in accordance with the Manager’s investment allocation policy as provided to the Class A Member. Pursuant to the Advisory Agreement, the Manager will earn certain base management and incentive fees in exchange for providing advisory services to EPT 16 as discussed in “Note 6 – Related Party Transactions”.

EPT 16 has two members (collectively, the “Members”), TRIN and the Class A Member, and is managed by the Manager. TRIN and the Class A Member’s initial capital commitments to EPT 16 were $10.0 million and $50.0 million, respectively.

On June 28, 2024, EPT 16 entered into an Administrative Services Agreement (the “Administration Agreement”) between EPT 16 and an administrative agent (the “Administrator”). Pursuant to the Administration Agreement, the Administrator provides the Fund with office facilities, equipment, clerical, bookkeeping, and record keeping services at such facilities and such other services as the Administrator from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement.

EPT 16 holds certain assets through its wholly- owned subsidiary, EPT SPV 16 SUB (US) LLC (the “SPV”), to secure the KeyBank Credit Facility as discussed in “Note 4 – Credit Facility”. EPT 16 and the SPV are collectively referred to herein as the “Fund.”

2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Fund is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”). U.S. GAAP for an investment company requires investments to be recorded at their estimated fair value. The carrying value for all other assets and liabilities approximates their fair value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ materially from these estimates.

Consolidation

The consolidated financial statements include EPT 16 and its wholly owned subsidiary, the SPV. All intercompany accounts and transactions have been eliminated in consolidation.

Investment Transactions and Investment Income

Loan originations are recorded on the date of the legally binding commitment. Realized gains or losses are recorded using the specific identification method as the difference between the net proceeds received, excluding prepayment fees, if any, and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments written off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment fair values as of the last business day of the reporting period and also includes the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

The Fund recognizes interest income on an accrual basis and recognizes it as earned in accordance with the contractual terms of the loan agreement to the extent that such amounts are expected to be collected. Original issue discount (“OID”) initially includes the estimated fair value of detachable warrants obtained in conjunction with the origination of debt securities and is accreted into interest income over the term of the loan as a yield enhancement based on the effective yield method. In addition, the Fund may also be entitled to an end-of-term (“EOT”) fee. EOT fees to be paid at the termination of the debt agreements are accreted into interest income over the contractual life of the debt based on the effective yield method. The EOT payments receivable is included as a component of the cost basis of the Fund’s current debt securities. When a portfolio company pre-pays their indebtedness prior to the scheduled maturity date, the acceleration of the unaccreted OID and EOT fees is recognized as interest income.

The Fund has a limited number of debt investments in its portfolio that contain a payment- in-kind (“PIK”) provision. Contractual PIK interest, which represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on an accrual basis to the extent such amounts are expected to be collected. The Fund will generally cease accruing PIK interest if there is insufficient value to support the accrual or management does not expect the portfolio company to be able to pay all principal and interest due. The Fund recorded $17,900 of PIK interest income during the period ended December 31, 2024.

Income related to application or origination payments, including facility commitment fees, net of related expenses and generally collected in advance, are amortized into interest income over the contractual life of the loan. The Fund recognizes nonrecurring fees and additional OID and EOT fees received in consideration for contract modifications commencing in the year relating to the specific modification.

Fee Income

The Fund recognizes one-time fee income, including, but not limited to prepayment penalties and exit fees related to a change in ownership of the portfolio company, as other income when earned. These fees are generally earned when the portfolio company pays off their outstanding indebtedness prior to the scheduled maturity.

Non-Accrual Policy

When a debt security becomes 90 days or more past due, or if management otherwise does not expect that principal, interest, and other obligations due will be collected in full, the Fund will generally place the debt security on non-accrual status and cease recognizing interest income on that debt security until all principal and interest due has been paid or the Fund believes the borrower has demonstrated the ability to repay its current and future contractual obligations. Any uncollected interest is reversed from income in the period that collection of the interest receivable is determined to be doubtful. However, the Fund may make exceptions to this policy if the investment has sufficient collateral value and is in the process of collection. As of December 31, 2024, there were no investments on non-accrual status.

Net Realized Gains / (Losses)

Realized gains / (losses) are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written off during the period net of recoveries and realized gains or losses from in- kind redemptions. Net proceeds exclude any prepayment penalties, exit fees, and OID and EOT acceleration. Prepayment penalties and exit fees received at the time of sale or redemption are included in fee income on the Consolidated Statements of Operations. OID and EOT acceleration is included in interest income on the Consolidated Statements of Operations.

Cash and Cash Equivalents

Cash and cash equivalents consist of funds deposited with financial institutions and short-term (original maturity of three months or less) liquid investments in money market deposit accounts. Cash equivalents are classified as Level 1 assets and are valued using the net asset value (“NAV”) per share of the money market fund. As of December 31, 2024, cash and cash equivalents consisted of $2.2 million. Cash held in demand deposit accounts may exceed the FDIC insured limit and therefore is subject to credit risk. All of the Fund’s cash deposits are held at large, established, high credit quality financial institutions, and management believes that the risk of loss associated with any uninsured balances is remote.

Interest Receivable

Interest receivable consists of interest due from the Fund’s portfolio companies as of the balance sheet date.

Security Deposits

Security deposits are collected upon funding equipment financings and are applied in lieu of regular payments at the end of the term.

Deferred Financing Costs

The Fund records costs related to the issuance of debt obligations as deferred debt financing costs. These costs are deferred and amortized using the straight-line method over the stated maturity life of the obligations. Debt financing costs related to the KeyBank Credit Facility are recorded as a separate asset on the Fund’s Consolidated Statement of Assets and Liabilities.

Income Taxes

Both EPT 16 and SPV are not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of the Fund’s net taxable income. Each Member is required for income tax purposes to take into account its distributive share of all items of the Fund’s income, gain, loss, deduction, and other items for such taxable year of the Fund. The tax basis income and losses may differ from the income and losses in the Statement of Operations, which is prepared in accordance with U.S. GAAP.

The Fund determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of December 31, 2024.

The following table sets forth the tax cost basis and the estimated aggregate gross unrealized appreciation and depreciation from investments for federal income tax purposes as of and for the years ended December 31, 2024 (in thousands):

December 31, 2024
Tax Cost of Investments	$66,473

December 31, 2024
Unrealized appreciation	$609
Unrealized depreciation	(196)
Net change in unrealized appreciation from investments	$413

Allocation to Members

To the extent that the Fund has income (loss) net of expenses accrued in accordance with the LLC Agreement, net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments, calculated in accordance with U.S. GAAP, the Fund will allocate such amounts among the Members pro rata based on their respective membership interests in accordance with the LLC Agreement.

Capital Calls and Distributions to Members

Capital contributions are made by the Members on a pro rata basis based on their respective capital commitments and recorded on the effective date of the contributions. To the extent that the Fund has taxable income available, the Administrator may determine to make a distribution to Members on a pro rata basis based on their respective membership interests to members are recorded on the record date. The amount to be distributed is determined by the Administrator and is generally based upon the taxable earnings and available cash. Such payments to Members relating to their membership interests are reflected as distributions.

Recent Accounting Pronouncements

The Fund assessed recent accounting pronouncements released by the FASB and noted that none have a material impact to the consolidated financial statements as of December 31, 2024.

Note 3. Investment Valuation

The Fund applies the valuation policy that is consistent with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Consistent with the valuation policy, the Fund evaluates the source of inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When a security is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Fund subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for classification as a Level 2 or Level 3 investment. For example, the Fund reviews pricing methodologies provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs. Some additional factors considered include the number of prices obtained as well as an assessment as to their quality. Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur.

The Fund has engaged independent valuation firms to provide the Fund with valuation assistance with respect to its investments on a discretionary basis. Specifically, on a quarterly basis, the Fund identifies portfolio investments with respect to which an independent valuation firm assists in valuing such investments. The Fund selects these portfolio investments based on a number of factors, including, but not limited to, the potential for material fluctuations in valuation results, size, credit quality and the time lapse since the last valuation of the portfolio investment by an independent valuation firm.

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 — Investments whose values are based on unadjusted quoted prices for identical assets in an active market that the Fund has the ability to access (examples include investments in active exchange-traded equity securities and investments in most U.S. government and agency securities).

Level 2 — Investments whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the investment.

Level 3 — Investments whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement (for example, investments in illiquid securities issued by privately held companies). These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the investment.

Given the nature of lending to venture capital-backed growth-stage companies, 100%, based on fair value, of the Fund’s investments in these portfolio companies are considered Level 3 assets under ASC 820 because there is no known or accessible market or market indexes for these investment securities to be traded or exchanged. The Fund uses an internally developed portfolio investment rating system in connection with its investment oversight, portfolio management and analysis, and investment valuation procedures. This system takes into account both quantitative and qualitative factors of the portfolio companies. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material.

Debt Securities

The debt securities identified on the Consolidated Condensed Schedule of Investments are secured loans and equipment financings made to growth-stage companies. For portfolio investments in debt securities for which the Fund has determined that third-party quotes or other independent pricing are not available, the Fund generally estimates the fair value based on the assumptions that hypothetical market participants would use to value the investment in a current hypothetical sale using an income approach.

In its application of the income approach to determine the fair value of debt securities, the Fund bases its assessment of fair value on projections of the discounted future free cash flows that the security will likely generate, including analyzing the discounted cash flows of interest and principal amounts for the security, as set forth in the associated loan and equipment financing agreements, as well as market yields and the financial position and credit risk of the portfolio company (the “Hypothetical Market Yield Method”). The discount rate applied to the future cash flows of the security is based on the calibrated yield implied by the terms of the Fund’s investment adjusted for changes in market yields and performance of the subject company. The Fund’s estimate of the expected repayment date of its loans and equipment financings securities is either the maturity date of the instrument or the anticipated pre-payment date, depending on the facts and circumstances. The Hypothetical Market Yield Method also considers changes in leverage levels, credit quality, portfolio company performance, market yield movements, and other factors. If there is deterioration in credit quality or if a security is in workout status, the Fund may consider other factors in determining the fair value of the security, including, but not limited to, the value attributable to the security from the enterprise value of the portfolio company or the proceeds that would most likely be received in a liquidation analysis.

Equity Securities and Warrants

Often the Fund is issued warrants by issuers as yield enhancements. These warrants are recorded as assets at estimated fair value on the grant date. The Fund determines the cost basis of the warrants or other equity securities received based upon their respective fair values on the date of receipt in proportion to the total fair value of the debt and warrants or other equity securities received. Depending on the facts and circumstances, the Fund generally utilizes a combination of one or several forms of the market approach and contingent claim analyses (a form of option analysis) to estimate the fair value of the securities as of the measurement date and determines the cost basis using a relative fair value methodology. As part of its application of the market approach, the Fund estimates the enterprise value of a portfolio company utilizing customary pricing multiples, based on the development stage of the underlying issuers, or other appropriate valuation methods, such as considering recent transactions in the equity securities of the portfolio company or third-party valuations that are assessed to be indicative of fair value of the respective portfolio company.

If appropriate, based on the facts and circumstances, the Fund performs an allocation of the enterprise value to the equity securities utilizing a contingent claim analysis and/or other waterfall calculation by which it allocates the enterprise value across the portfolio company’s securities in order of their preference relative to one another.

Fair value estimates are made at discrete points in time based on relevant information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The carrying amounts of the Fund’s financial instruments, consisting of cash, investments, receivables, payables, and other liabilities, approximate the fair values of such items due to the short-term nature of these instruments.

The following is a summary of the levels within the fair value hierarchy of the Fund’s investment portfolio as of December 31, 2024.

	Fair Value Hierarchy (in thousands)
	Level 1	Level 2	Level 3	Total
Secured Loans	$—	$—	$37,857	$37,857
Equipment Financings	—	—	27,977	27,977
Warrants	—	—	953	953
Equity	—	—	99	99
Total Investments	$—	$—	$66,886	$66,886

The methodology for determining the fair value of the Fund’s investments is discussed in “Note 3 – Investment Valuation”. The following table provides a summary of the significant unobservable inputs used to measure the fair value of the Level 3 portfolio investments as of December 31, 2024. During the period ended December 31, 2024, there were no transfers into and out of Level 3.

	Fair Value as of
	December 31,
	2024	Valuation Techniques/	Unobservable		Weighted
Investment Type	(in thousands)	Methodologies	Inputs (1)	Range	Average (2)
Debt investments	$50,217	Discounted Cash Flows	Hypothetical Market Yield	10.5% - 18.9%	14.7%

	15,617	Cost approximates fair value (5)	n/a	n/a	n/a

Equity investments	99	Market Approach	Revenue Multiple (3)	n/a	n/a
			Volatility (4)	45.8% - 83.3%	64.3%
			Risk-Free Interest Rate	4.3% - 4.3%	4.3%
			Estimated Time to Exit (in years)	2.6 - 2.9	2.7
Warrants	953	Market Approach	Revenue Multiple (3)	0.2x - 34.9x	7.7
			Volatility (4)	35.4% - 100.1%	63.2%
			Risk-Free Interest Rate	4.2% - 4.3%	4.3%
			Estimated Time to Exit (in years)	1.6 - 3.8	2.6

Total Level 3 Investments	$66,886

(1)	The significant unobservable inputs used in the fair value measurement of the Fund’s debt securities are hypothetical market yields and premiums/(discounts). The hypothetical market yield is defined as the exit price of an investment in a hypothetical market to hypothetical market participants where buyers and sellers are willing participants. The significant unobservable inputs used in the fair value measurement of the Fund’s equity and warrant securities are revenue multiples and portfolio company specific adjustment factors. Additional inputs used in the option pricing model (“OPM”) include industry volatility, risk free interest rate and estimated time to exit. Significant increases (decreases) in the inputs in isolation would result in a significantly higher (lower) fair value measurement, depending on the materiality of the investment. For some investments, additional consideration may be given to data from the last round of financing or merger or acquisition events near the measurement date.
(2)	Weighted averages are calculated based on the fair value of each investment.
(3)	Represents amounts used when the Fund has determined that market participants would use such multiples when pricing the investments.
(4)	Represents the range of industry volatility used by market participants when pricing the investment.
(5)	Includes debt investments originated within the past three months, for which cost approximates fair value, unless events have occurred during the period that would indicate a different valuation is warranted.

The following table provides a summary of changes in the fair value of the Funds’s Level 3 debt, including loans and equipment financings (collectively “Debt”), equity and warrant portfolio investments for the year ended December 31, 2024 (in thousands):

	Type of Investment
	Debt	Equity	Warrants	Total
Fair Value as of June 28, 2024 (commencement of operations)	$—	$—	$—	$—
Purchases, net of deferred fees	73,602	100	924	74,626
Proceeds from sales and paydowns	(8,895)	—	—	(8,895)
Accretion of OID, EOT, and PIK payments	424	—	—	424
Net realized gain/(loss)	318	—	—	318
Net change in unrealized appreciation/(depreciation)	385	(1)	29	413
Fair Value as of December 31, 2024	$65,834	$99	$953	$66,886

Fair Value of Financial Instruments Carried at Cost

As of December 31, 2024, the carrying value of the KeyBank Credit Facility was approximately $12.4 million. The carrying value of the KeyBank Credit Facility as of December 31, 2024 approximates the fair value, which was estimated using a market yield approach with Level 3 inputs.

Note 4. Credit Facility

KeyBank Credit Facility

On November 12, 2024, SPV, as borrower, and the Manager, as servicer, entered into a senior credit facility (the “KeyBank Credit Facility” or “Credit Facility”) with KeyBank National Association (“KeyBank”) as the administrative and syndication agent and Computershare Trust Company, N.A. as the collateral custodian.

The KeyBank Credit Facility includes a commitment of $60.0 million from KeyBank and allows the Fund, through the SPV, to borrow up to $60.0 million. Borrowings under the KeyBank Credit Agreement bear interest at a rate equal to the Secured Overnight Financing Rate (“SOFR”) plus 3.00% to 3.30%, subject to the number of eligible loans in the collateral pool and the utilization rate. The KeyBank Credit Facility provides for a variable advance rate of up to 62% on eligible first lien loans and up to 47% on eligible second lien loans.

The KeyBank Credit Facility includes a two-year revolving period and a three-year amortization period and matures on November 12, 2029, unless extended. Such Credit Facility is collateralized by all investment assets held by the SPV. The KeyBank Credit Agreement contains representations and warranties and affirmative and negative covenants customary for secured financings of this type, including certain financial covenants such as a consolidated tangible net worth requirement and a required asset coverage ratio.

The KeyBank Credit Agreement also contains customary events of default (subject to certain grace periods, as applicable), including but not limited to the nonpayment of principal, interest or fees; breach of covenants; inaccuracy of representations or warranties in any material respect; voluntary or involuntary bankruptcy proceedings; and change of control of the borrower without the prior written consent of KeyBank.

For the period from June 28, 2024 to December 31, 2024, the Fund borrowed $12.4 million under the KeyBank Credit Facility and had an annualized weighted average effective interest rate of 14.98%, or 9.73% excluding amortization and custody fees, with a weighted average outstanding balance of $1.4 million.

Note 5. Investment Risk

In the ordinary course of business, the Fund manages a variety of risks, including market risk, credit risk and liquidity risk. The Fund identifies, measures and monitors risk through various control mechanisms, including trading limits and diversifying exposures and activities across a variety of instruments, markets and counterparties.

Market risk is the risk of potential adverse changes to the value of financial instruments because of changes in market conditions, including as a result of changes in the credit quality of a particular issuer, credit spreads, interest rates, and other movements and volatility in security prices or commodities. In particular, the Fund may invest in issuers that are experiencing or have experienced financial or business difficulties (including difficulties resulting from the initiation or prospect of significant litigation or bankruptcy proceedings), which involves significant risks. The Fund manages its exposure to market risk through the use of risk management strategies and various analytical monitoring techniques.

The Fund’s investments are generally comprised of securities and other financial instruments or obligations that are illiquid or thinly traded, making purchase or sale of such securities and financial instruments at desired prices or in desired quantities difficult. Furthermore, the sale of any such investments may be possible only at substantial discounts, and it may be extremely difficult to value any such investments accurately.

The Fund’s investments consist of growth-stage companies, many of which have relatively limited operating histories and may experience variation in operating results. Many of these companies conduct business in regulated industries and could be affected by changes in government regulations. Most of the Fund’s borrowers will need additional capital to satisfy their continuing working capital needs and other requirements, and in many instances, to service the interest and principal payments on the debt.

Note 6. Related Party Transactions

As disclosed in “Note 1 – Organization and Basis of Presentation”, the Manager has entered into an investment management agreement with EPT 16 and may enter into additional investment management agreements with other adviser funds in the future, pursuant to which the Manager receives management fees and/or incentive fees based on the assets under management and the performance of the adviser funds, respectively. During the period ended December 31, 2024, no dividend distributions were declared or paid by EPT 16.

Advisory Fees

Pursuant to the LLC Agreement, the Fund shall pay the Manager advisory fees consisting of two components, a base management fee and an incentive fee. As a reimbursement, the Class A Member is entitled to 50% of all advisory fees paid.

The base management fee shall be calculated and payable quarterly in arrears at an annual rate equal to 1.75% of the average value of the Fund’s managed assets at the end of the two most recently completed calendar quarters. For this purpose, managed assets mean the Fund’s total assets (including assets attributable to the Fund’s use of leverage) minus the sum of the Fund’s accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

The Incentive Fee shall consist of two parts as follows. Under the investment income component (the “Income Incentive Fee”), the Fund shall pay the Manager each quarter an incentive fee with respect to the Fund’s Pre-Incentive Fee Net Investment Income. For this purpose, “Pre-Incentive Fee Net Investment Income” means (a) interest income, dividend income and any other income (including, but not limited to, any other fees, such as commitment, origination, structuring, diligence and consulting fees) accrued during the calendar quarter, minus (b) the Fund’s operating expenses for the quarter (including, but not limited to, the Base Management Fee, expenses payable under the Fund’s administration agreement, any interest expense and/or dividends paid on any issued and outstanding debt or preferred stock but excluding the Fund’s organizational and offering expenses and the Incentive Fee).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments payment-in-kind interest and zero- coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized or unrealized capital gains or realized or unrealized losses. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, shall be compared to a “hurdle rate” of 2% (8% annualized) of the Fund’s net asset value per quarter and a “catch up” feature.

Under the capital gains component of the incentive fee (the “Capital Gains Incentive Fee”), the Fund will pay the Manager at the end of each calendar year 20% of the Fund’s aggregate cumulative realized capital gains from the date of its commencement of operations through the end of that year, computed net of all aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gain incentive fees.

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized on a theoretical "liquidation basis." A fee so calculated and accrued would not be payable under applicable law and may never be paid based upon the computation of capital gains incentive fees in subsequent periods. Amounts ultimately paid under the Advisory Agreement will be consistent with the formula reflected in the Investment Advisory Agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation.

For the period ended December 31, 2024, the Fund incurred $0.3 million in base management fees and $0.2 million in incentive fees representing Income Incentive Fee and Capital Gains Incentive Fee. As of December 31, 2024, $0.3 million was unpaid and included in management fees payable and $0.2 million was unpaid and included in incentive fees payable. $0.1 million of contingent incentive fees were accrued based on cumulative aggregate unrealized capital appreciation and included in contingent incentive fees payable in the accompanying Consolidated Statement of Assets, Liabilities, and Members’ Capital.

Origination Fee

Pursuant to the LLC Agreement, the Fund shall pay the Manager a fee (the “Origination Fee”) equal to 1% of the funded amount of each loan or equipment financing advance acquired or made by the Fund on, under or with respect to an originated investment purchased by the Fund.

For the period ended December 31, 2024, the Fund incurred $0.7 million in Origination Fees. As of December 31, 2024, there were no unpaid Origination Fees included in accrued expenses and other liabilities in the accompanying Consolidated Statement of Assets, Liabilities and Members’ Capital.

Allocated Fees and Expenses owed to Related Parties

During the year ended December 31, 2024, the Manager, per the Advisory Agreement, allocated $0.1 million of expenses to the Fund, which, as of December 31, 2024, are owed to the Manager and included in accrued expenses and other liabilities. Additionally, the Fund owes its Members approximately $0.6 million for expenses paid on behalf of the Fund for organization and offering costs, which are included within accrued expenses and other liabilities as of December 31, 2024.

Note 7. Equity Commitments

On June 28, 2024, the Fund entered into the LLC Agreement with its Members, whereby Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments. As of December 31, 2024, the Members had funded approximately $55.3 million to the Fund and have unfunded commitments of $4.7 million. Income or losses are allocated pro rata to the Members based on capital commitments.

Note 8. Commitment and Contingencies

From time to time, the Fund, Administrator, or Manager, in their capacity per the Administration Agreement, could become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of the Fund’s rights under contracts with its portfolio companies. Neither the Fund, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

In the normal course of business, the Fund entered into contracts which provide a variety of representations and warranties, and that provide general indemnifications. Such contracts included those with certain service providers, brokers and trading counterparties. Any exposure to the Fund under these arrangements is unknown as it would involve future claims that may be made against the Fund; however, based on the Fund’s experience, the risk of loss is remote, and no such claims are expected to occur. As such, the Fund had not accrued any liability in connection with such indemnifications as of December 31, 2024.

Unfunded Commitments

The Fund's commitments and contingencies consist primarily of unused commitments to extend credit in the form of loans or equipment financings to the Fund’s portfolio companies. A portion of these unfunded contractual commitments as of December 31, 2024, are generally dependent upon the portfolio company reaching certain milestones before the debt commitment becomes available. Furthermore, the Fund’s credit agreements contain customary lending provisions that allow the Fund relief from funding obligations for previously made commitments in instances where the underlying portfolio company experiences materially adverse events that affect the financial condition or business outlook for the Fund. Since a portion of these commitments may expire without being drawn, unfunded contractual commitments do not necessarily represent future cash requirements. As such, the Fund’s disclosure of unfunded contractual commitments as of December 31, 2024, includes only those commitments that are available at the request of the portfolio company and are unencumbered by milestones or additional lending provisions.

As of December 31, 2024, the Fund had aggregate unfunded commitments of $2.1 million to two portfolio companies.

Note 9. Financial Highlights

The following presents financial highlights for the year ended December 31, 2024 (in thousands).

For the period from June 28, 2024 (commencement of operations) to December 31, 2024
Total return, based on Members’ Capital before incentive fee (1)	5.6%
Total return, based on Members’ Capital after incentive fee (1)	4.2%

Ratio/Supplemental Data:
Members' Capital, end of period	$56,305
Ratio of total expenses before incentive fee to average Members’ Capital (2)	12.6%
Ratio of total expenses after incentive fee to average Members’ Capital (2)	14.5%
Ratio of net investment income before incentive fee to average Members’ Capital (2)	3.6%
Ratio of net investment income after incentive fee to average Members’ Capital (2)	1.7%
Ratio of interest and credit facility expenses to average net assets	1.0%
Portfolio turnover rate (3)	41.9%
Asset coverage ratio (4)	547.7%

(1)	Total return is calculated based on a time-weighted rate of return methodology. Monthly rates of return for all Members as a whole are geometrically linked to derive the total return reflected above. An individual Member's return may vary from these returns based on the timing of capital transactions.
(2)	The expense and net investment income (loss) ratios are annualized and calculated for the Members each taken as a whole. An individual Member's ratios may vary from these ratios based on the timing of capital transactions.
(3)	Portfolio turnover rate is calculated using the lesser of year-to-date cash sales/repayments or year-to-date cash purchases over the average of the total investments at fair value.
(4)	Based on outstanding debt of $12.4 million as of December 31, 2024.

Note 10. Subsequent Events

The Fund has evaluated the events or transactions that may require disclosure in the Fund’s financial statements and no additional items were noted that required disclosure or adjustment through March 24, 2025, the date that the financial statements were available to be issued.